As filed with the Securities and Exchange Commission on March 1, 2001
                                                      Registration No. 333-53216
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            FIDELITY BANKSHARES, INC.
                          FIDELITY BANKSHARES II, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                  6712                                                     65-0717085
              --------                                  ----                                                     ----------
   (State or Other Jurisdiction of                (Primary Standard                                           (I.R.S. Employer
   Incorporation or Organization)            Industrial Classification)                                    Identification Number)

                                                 205 Datura Avenue                                            (I.R.S. Employer
                                            West Palm Beach, Florida 33401                              Identification Number to be
                                                  (561) 659-9900                                          applied for by Fidelity
                           (Address, including zip code, and telephone number, including                    Bankshares II, Inc.)
                                 area code, of registrant's principal executive offices)

                                                  Vince A. Elhilow
                                       President and Chief Executive Officer
                                             Fidelity Bankshares, Inc.
                                            Fidelity Bankshares II, Inc.
                                                 218 Datura Avenue
                                           West Palm Beach, Florida 33401
                                                 (561) 596-9900
                              (Name, address, including zip code, and telephone number,
                                       including area code, of agent for service)

                                                     Copies to:
                                                   Eric Luse, Esq.
                                                  Alan Schick, Esq.
                                         Luse Lehman Gorman Pomerenk & Schick, P.C.
                                              5335 Wisconsin Avenue, N.W.
                                                      Suite 400
                                                 Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                  Proposed          Proposed maximum
        Title of each class of            Amount to be        maximum offering         aggregate            Amount of
     securities to be registered           registered         price per share      offering price (1)    registration fee
-------------------------------------------------------------------------------------------------------------------------

Common Stock, $.10 par value per share   18,515,000 shares         $10.00             $185,150,000            $46,500
-------------------------------------------------------------------------------------------------------------------------
Participation Interests(3)                    --                      --                   --                    --
=========================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  $43,000 was previously paid.
(3) The securities to be purchased by Fidelity Federal Bank and Trust 401(k) Savings Plan and the Senior Management Performance Incentive Award Program. Represents an indeterminate number of interests to purchase the common stock. Pursuant to Securities Act Rule 457(h)(2), no separate fee is required to be paid.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                            FIDELITY BANKSHARES, INC.
              (Holding company for Fidelity Federal Bank and Trust)
                     Up to 8,898,034 Shares of Common Stock

         Fidelity Bankshares, Inc. is offering common stock for sale in connection with the conversion of Fidelity Bankshares, MHC from the mutual to the stock form of organization. The shares we are offering represent the 55.27% ownership interest in Fidelity Bankshares, Inc. now owned by Fidelity Bankshares, MHC. The existing publicly held shares of Fidelity Bankshares, Inc. which represent the remaining 44.73% interest in Fidelity Bankshares, Inc. will be exchanged for new shares of common stock in Fidelity Bankshares, Inc. All shares offered for sale will be offered at a price of $10.00 per share. You will not have to pay any sales commissions on shares of common stock that you purchase in the offering.

o If you are a current or former customer of Fidelity Federal Bank and Trust you may have priority rights to purchase shares.


o If you are a current stockholder of Fidelity Bankshares, Inc. your shares will be exchanged for new shares of Fidelity Bankshares, Inc.


o You may purchase additional shares in the offering after priority orders are filled.





================================================================================


                                OFFERING SUMMARY
                             Price: $10.00 per Share


                                          MINIMUM                   MAXIMUM
                                          -------                   -------
Number of Shares:                       6,576,808                 8,898,034
Gross offering proceeds:              $65,768,080               $88,980,340
Estimated offering expenses:          $ 1,821,000               $ 2,039,000
Estimated net proceeds:               $63,947,080               $86,941,340
Estimated net proceeds per share:           $9.72                     $9.77



================================================================================




         The maximum number of shares offered may be increased up to 10,232,740 shares. We will terminate the offering of new stock and the exchange of existing shares if we do not sell the minimum number of shares. Ryan, Beck & Co., LLC. will assist Fidelity Bankshares, Inc. in the sale of the common stock on a best efforts basis. In a best efforts offering Ryan, Beck & Co., LLC. is not required to purchase any of the common stock that is being offered for sale. Subscriptions received prior to completion of the offering will be held in an escrow account at Fidelity Federal Bank and Trust and will bear interest at Fidelity Federal Bank and Trust's passbook rate. Our common stock will trade on the Nasdaq National Market under the symbol "FFFL". The offering will end at ________, eastern time, on __________, 2001, unless extended in accordance with our Plan of Conversion and Reorganization. In the event we do not sell the minimum number of shares offered, we will return all subscriptions received together with accrued interest.


          For a discussion of the risks that you should consider before making an investment decision, see "Risk Factors" beginning on page __.

         These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                                 RYAN BECK & CO.
                The date of this prospectus is ____________, 2001

              [INSERT MAP SHOWING FIDELITY BANKSHARES' MARKET AREA]

                                TABLE OF CONTENTS
                                                                       Page
                                                                       ----
Questions and Answers.....................................................1

Summary  .................................................................5

Risk Factors.............................................................13

Selected Consolidated Financial and Other Data
         of Fidelity Bankshares, Inc. and Subsidiary.....................16

Historical and Pro Forma Capital Compliance..............................18

Use of Proceeds..........................................................19

Dividend Policy..........................................................20

Market for the Common Stock..............................................21

Capitalization...........................................................22

Pro Forma Data...........................................................23

Fidelity Bankshares, Inc. and Subsidiary
         Consolidated Statements of Operations...........................26

Management's Discussion and Analysis of Financial Condition
         and Results of Operations.......................................27

Regulation...............................................................63

Taxation ................................................................68

Management of Fidelity Bankshares, Inc...................................69

Beneficial Ownership of Common Stock.....................................80

Subscriptions by Executive Officers and Directors........................81

The Conversion...........................................................82

Stockholders' Rights....................................................101

Restrictions on Acquisition of Fidelity Bankshares, Inc.................106

Description of Capital Stock of Fidelity Bankshares, Inc................107

Transfer Agent..........................................................108

Experts  ...............................................................108

Legal Matters...........................................................108

Additional Information..................................................108

                              QUESTIONS AND ANSWERS


Q: How many shares of common stock are being offered, and at what price per share?

A: Fidelity Bankshares, Inc. is offering between 6,576,808 and 8,898,034 shares of common stock for a subscription price of $10.00 per share. We may increase the number of shares offered up to 10,232,740 shares under certain circumstances. The amount of common stock being offered is based upon an independent appraisal of the market value of Fidelity Bankshares, MHC and Fidelity Bankshares, Inc., assuming completion of the mutual-to-stock conversion and offering.



Q:   Who may purchase common stock in the subscription offering?


A: Rights to subscribe for common stock have been granted under the Plan of Conversion and Reorganization to the following persons in the following descending order of priority:


     (1) Fidelity Federal Bank and Trust depositors with $50.00 or more on deposit as of October 31, 1999;

     (2)  Fidelity Federal Bank and Trust's employee stock ownership plan;


     (3) Fidelity Federal Bank and Trust depositors with $50.00 or more on deposit as of December 31, 2000; and

     (4) Fidelity Federal Bank and Trust depositors as of ________, 2001, and borrowers as of January 7, 1994 who continue as borrowers as of _________, 2001.

Q:   Who may purchase common stock in the community offering?

A: Any shares that are not purchased in the subscription offering may be available for purchase by the public in a community offering, with a preference, first to stockholders of Fidelity Bankshares, Inc. as of ________, 2001, and second to residents of the Palm Beach, Martin, St. Lucie and Indian River Counties.



Q: Will any commission be charged for common stock I purchase in the stock offering?

A:   No.



Q:   How do I purchase common stock?


A: First, you should read this document. Then, complete and return the enclosed stock order form, together with your payment. You may submit stock order forms in three ways: you may send the stock order form by regular mail, using the reply envelope provided; you may send the stock order form by overnight delivery to the address indicated on the back of the stock order form; or you may hand-deliver the stock order form to our stock information center, located at 218 Datura Street, West Palm Beach. Stock order forms should not be delivered to branch offices.


Q:   How can I pay for the common stock?


A: Full payment for shares must accompany your stock order form at the time it is submitted. You may pay for your shares by check or money order payable to Fidelity Bankshares, Inc., or by authorizing a withdrawal from the types of Fidelity Federal Bank and Trust deposit accounts designated on the stock order form (we will waive any penalty for early withdrawal of certificate of deposit accounts). Authorized withdrawals will not be made until the completion of the stock offering, but the designated funds will not be available to you in the interim. If you wish to use IRA funds, see the discussion below. Funds authorized to be withdrawn from Fidelity Federal Bank and Trust deposit account(s) must be available in your account at the time you submit your stock order form. Checks and money orders will be cashed upon receipt, so funds must be available in your account.

Q: May I obtain a loan or line of credit from Fidelity Federal Bank and Trust to pay for my common stock?


A: No. Federal law prohibits Fidelity Federal Bank and Trust from loaning funds to purchase common stock in the stock offering. However, other financial institutions may make such a loan.



Q: May I subscribe for shares using funds in my Individual Retirement Account at Fidelity Federal Bank and Trust or elsewhere?


A: Yes. However, common stock must be held in a self-directed retirement account. By regulation, Fidelity Federal Bank and Trust's IRAs are not self-directed, so they cannot be invested in stock. If you wish to use some or all of the funds in your Fidelity Federal Bank and Trust IRA, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. Because individual circumstances differ and processing takes time, we recommend that you contact the stock information center by ___________, 2001 for assistance with purchases using your Fidelity Federal Bank and Trust IRA, or another retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, the institution where the funds are currently held.


Q:   May I change my mind after I place an order to subscribe for common stock?

A: No. After your stock order form and payment are received, you may not cancel or modify your order.

Q:   Will I receive interest on my subscription payment?


A: Yes. Payments received with the stock order form will be cashed and placed in an interest-bearing escrow account at Fidelity Federal Bank and Trust, and will earn interest at the passbook savings rate, until the conclusion of the stock offering. At that time, a check for the accrued interest will be mailed to you. Subscribers who elect to pay by deposit account withdrawal will continue to accrue interest in the account at its contractual rate until the funds are withdrawn, at the conclusion of the offering.


Q:   How many shares may I buy?

A: The minimum order is 25 shares, or $250. There are maximum purchase limitations, and there is a stock ownership limitation which applies to current Fidelity Bankshares, Inc. stockholders. These limitations are described on the stock order form and in the section of this document entitled "The Conversion."

Q:   What is the deadline for placing an order?


A: Orders in the subscription offering and community offering must be received (not postmarked) by no later than 10:00 a.m. eastern time, on _________, 2001.

Q: If I purchase shares in the offering, when will I receive my stock certificate?

A: Stock certificates will be mailed to investors as promptly as practicable after the stock offering is completed.

Q:   How can I buy or sell Fidelity Bankshares, Inc. common stock in the future?


A: Existing publicly held shares of Fidelity Bankshares, Inc. common stock trade on the Nasdaq National Market under the symbol "FFFL." Upon completion of the conversion and offering, the new shares of common stock of Fidelity Bankshares, Inc. will replace existing shares and be traded on the Nasdaq National Market under the symbol "FFFL". You will be able to buy or sell shares through a stockbroker or discount broker. However, even though the common stock may have begun trading, brokerage firms may require that you have received your stock certificate prior to selling shares that you purchased in the stock offering.


Q:   Will dividends be paid initially on the common stock?


A: Fidelity Bankshares, Inc. intends initially to pay quarterly dividends following the stock offering, reflecting an annual amount of between $0.55 and $0.40 per share, depending on how many shares are sold in the offering. The amount of dividends that we intend to pay after the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that Fidelity Bankshares, Inc. stockholders currently receive. At the midpoint of the offering range, the annual dividend is expected to be $0.47 per share. Fidelity Bankshares, Inc. intends to pay a pro-rated dividend to the holders of the shares purchased in the offering after the end of the quarter during which the stock offering is completed. There can be no assurance that dividends will be paid or that they will not be subsequently reduced or eliminated.

Q: As an eligible depositor or borrower of Fidelity Federal Bank and Trust placing an order in the subscription offering, may I register the shares in someone else's name?

A: No. To preserve your purchase priority, you must register the shares only in the name or names of deposit account holders or borrower at the applicable date of eligibility. You may not add the names of non-account holders or non-borrowers or account holders who were eligible only at a later date.


Q: I am eligible to purchase shares in the subscription offering, but I do not want to become a stockholder. May I allow someone else to use my stock order form to take advantage of my priority?

A: No. Transferring your subscription rights to someone who does not have subscription rights is illegal under federal law. Fidelity Bankshares, Inc. intends to take legal action against anyone who attempts to transfer subscription rights. If anyone offers to give you money to buy common stock in your name in exchange for later transferring the common stock, or requests to share in cash proceeds upon your future sale of Fidelity Bankshares, Inc. stock, please inform our stock information center at the number below.

Q: Will the conversion and stock offering have any effect on my Fidelity Federal Bank and Trust deposit or loan accounts?

A: No. The amount, interest rate and other terms of deposit accounts will not change. Deposit accounts will continue to be insured by the FDIC. Likewise, the loan accounts and rights of borrowers will not be affected.

Q:   Will the common stock be insured by the FDIC?

A: No. Unlike deposit accounts at Fidelity Federal Bank and Trust, common stock cannot be insured or guaranteed by the FDIC or any other government agency. The trading price of common stock may fluctuate, so common stock is subject to investment risk, including loss of principal invested. There can be no assurance that you will be able to sell your Fidelity Bankshares, Inc. shares at or above the $10.00 per share purchase price in the offering.

Q:   By placing an order, am I guaranteed to receive all the shares I requested?

A: No. If there is an oversubscription, shares will be allocated as described in the prospectus section entitled "The Conversion and Stock Offering." If we do not fill an order (either wholly or in part), funds submitted but not used will be refunded, with interest, and deposit account withdrawal authorizations will be canceled to the extent not used.

Q: Can my Fidelity Federal Bank and Trust local branch assist me with purchasing shares or completing the stock order form?

A: No. Our branch personnel may not, by law, assist with investment-related questions about the stock offering. We have established a stock information center staffed by registered representatives who can assist you. You may call the stock information center at the number below.


                              ADDITIONAL QUESTIONS?

                    Please call our Stock Information Center
                                 (877) 888-1555
        from 9:00 a.m. to 4:00p.m., eastern time, Monday through Friday.


         TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF ____________, 2001 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO
____________,   2001  OR  HAND-DELIVERED  ANY  LATER  THAN  TWO  DAYS  PRIOR  TO
____________, 2001.

                                     SUMMARY

         The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Fidelity Bankshares, Inc. common stock for new shares of Fidelity Bankshares, Inc. common stock. It may not contain all the information that is important to you. For additional information, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements.

The Companies

                            Fidelity Bankshares, Inc.
                205 Datura Street, West Palm Beach, Florida 33401
                                 (561) 803-9900


         Fidelity Bankshares, Inc. is currently the stock holding company that owns all of the outstanding common stock of Fidelity Federal Bank and Trust. Fidelity Bankshares, MHC owns 3,598,500 shares of Fidelity Bankshares, Inc.'s outstanding common stock. The remaining 2,912,584 shares of common stock of Fidelity Bankshares, Inc. are held by the public. At December 31, 2000, Fidelity Bankshares, Inc. had consolidated assets of $1.9 billion, deposits of $1.5 billion and consolidated stockholders' equity of $91.7 million. Following the conversion this corporation will cease to exist, but will be succeeded by a new Delaware corporation with the same name. The new corporation's certificate of incorporation and bylaws will be identical to the current certificate of incorporation and bylaws of Fidelity Bankshares, Inc., except that the new certificate of incorporation provides for a greater number of authorized shares of common and preferred stock and eliminates references to Fidelity Bankshares, MHC.


                            Fidelity Bankshares, MHC
                205 Datura Street, West Palm Beach, Florida 33401
                                 (561) 803-9900


         Fidelity Bankshares, MHC is currently the mutual holding company parent of Fidelity Bankshares, Inc. As of December 31, 2000, Fidelity Bankshares, MHC's principal business activity was the ownership of 3,598,500 shares, or 55.27% of the outstanding common stock of Fidelity Bankshares, Inc. common stock. Fidelity Bankshares, MHC will cease to exist at the conclusion of the conversion and offering.


                         Fidelity Federal Bank and Trust
                205 Datura Street, West Palm Beach, Florida 33401
                                 (561) 803-9900


         Fidelity Federal Bank and Trust is a federally chartered savings bank headquartered in West Palm Beach, Florida. In 2000, Fidelity Federal Bank and Trust changed its name from Fidelity Federal Savings Bank of Florida. Fidelity Federal Bank and Trust is a community-oriented financial institution that offers a broad range of financial services through its main office in West Palm Beach, Florida, and 36 branch offices and two loan production offices located throughout Palm Beach, Martin and St. Lucie and Indian River Counties in Florida. We also have one residential loan production office in Palm Beach County and one in St. Lucie County. A full description of our products and services begins on page __ of the prospectus.

         The following chart shows our current ownership structure which is commonly referred to as the "two-tier" mutual holding company structure:


       ------------------------
       Fidelity Bankshares, MHC
       ------------------------


                       55.27% of
                       Common Stock

      -------------------------                              -------------------
      Fidelity Bankshares, Inc.  __________ 44.73% of ______ Public Stockholders
      -------------------------             Common           -------------------
                                            Stock


                       100% of Common
                       Stock


     -------------------------------
     Fidelity Federal Bank and Trust
     -------------------------------



         Following our conversion and offering, our ownership structure will be as follows:

                         --------------------------------
                               Public Stockholders
                         --------------------------------

                                     100% of
                                     Common Stock

                         --------------------------------
                            Fidelity Bankshares, Inc.
                         --------------------------------

                                     100% of
                                     Common Stock

                         -------------------------------
                         Fidelity Federal Bank and Trust
                         -------------------------------


Business Strategies

         We have several business strategies that are designed to improve our profitability and enhance our franchise in our market area. These strategies include:

o    Geographic expansion of our market presence by opening new branches;

o Expanding our business banking operations by emphasizing transaction accounts with a goal of increasing our small business customers;


o Increasing our emphasis on commercial real estate, commercial business and consumer lending;

o Increasing our non-interest income, with an emphasis on providing trust and asset management services, as well as insurance and investment products;


o    Maintaining high asset quality;


o    Continuing our traditional residential mortgage lending; and

o    Increasing "core deposits".

         These strategies are discussed in detail beginning on page _____ of the prospectus.

The Conversion


         The Conversion

         Pursuant to our plan of conversion our organization will convert from the partially public to the fully public form of corporate structure.


         The Offering

         In connection with the conversion, we are selling in this offering common stock representing the 55.27% ownership interest in Fidelity Bankshares, Inc. now owned by Fidelity Bankshares, MHC. Under the plan of conversion, eligible current and former depositors of Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc.'s employee stock ownership plan have priority rights to subscribe for shares in Fidelity Bankshares, Inc. The priorities in this subscription offering are as follows:


          (1) First, depositors with $50 or more on deposit as of October 31, 1999.


          (2) Second, Fidelity Bankshares, Inc.'s tax-qualified employee stock benefit plans, including the employee stock ownership plan. The employee stock ownership plan expects to purchase from 394,608 to 533,882 shares of common stock.

          (3) Third, depositors with $50 or more on deposit as of December 31, 2000.

          (4) Fourth, depositors as of ____________, 2001 and borrowers as of January 7, 1994 who continue as borrowers as of _________,2001.

         We are selling between 6,576,808 and 8,898,034 shares of common stock, all at a price of $10.00 per share. The number of shares to be sold may be increased up to 10,232,740. The amount of shares offered is based on an independent appraisal of Fidelity Bankshares, MHC and Fidelity Bankshares, Inc. performed by RP Financial, LC, an independent appraisal firm. RP Financial, LC will receive a fee of $72,500 for preparing the initial appraisal, and a fee of $5,000 for each time the appraisal is updated. The factors considered in the appraisal are discussed under "The Conversion -Stock Pricing and Number of Shares to Be Issued."


         The subscription offering expires at ________, eastern time, on ___________, 2001, unless extended by Fidelity Bankshares, Inc. You cannot transfer your subscription rights. If you attempt to transfer your rights, you may lose the right to purchase shares and may be subject to criminal prosecution and/or other sanctions.


         We will also offer shares of common stock to the general public in a community offering. In this part of the offering, stockholders of Fidelity Bankshares, Inc., as of ______________, 2001, will have first preference and people who reside in our community will have second preference. The community offering will end on ____________, 2001, unless extended with the approval of the Office of Thrift Supervision, if necessary.


         You will not pay a commission to buy any shares in the offering.


         Ryan, Beck & Co., LLC. is managing the offering on a best efforts basis. It is not obligated to purchase any shares of common stock in our offering. Ryan, Beck & Co., LLC. is a registered broker dealer and member of the National Association of Securities Dealers, Inc.

         Shares not sold in the subscription and community offering may be offered for sale in a syndicated offering, which would be an offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Ryan, Beck & Co., LLC.


         We have described the offering in greater detail beginning on page _____ of the prospectus.

         The Exchange of Fidelity Bankshares, Inc. Common Stock

         If you are now a stockholder of Fidelity Bankshares, Inc., your existing shares will be cancelled and exchanged for new shares in Fidelity Bankshares, Inc. The number of shares you will get will be based on an exchange ratio determined as of the closing of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Fidelity Bankshares, Inc. and Fidelity Bankshares, MHC. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of Fidelity Bankshares, Inc. common stock would receive in the exchange, based on the number of shares sold in the offering.


                                                      Shares to be
                                                      exchanged for       Total shares
                           Shares to be sold     Fidelity Bankshares, Inc.     of                           Shares of Fidelity
                           in this offering            common stock       common stock                     Bankshares, Inc. that
                      -------------------------  ------------------------     to be         Exchange         would be exchanged
                         Amount       Percent      Amount       Percent    outstanding        ratio            for 100 shares
                      -----------   -----------  -----------  -----------  -----------     -----------     ---------------------

Minimum.............    6,576,808      55.27%    5,323,192       44.73%     11,900,000        1.8277             182.77
Mid-point...........    7,737,421      55.27     6,262,579       44.73      14,000,000        2.1502             215.02
Maximum.............    8,898,034      55.27     7,201,966       44.73      16,100,000        2.4727             247.27
15% above Maximum...   10,232,740      55.27     8,282,260       44.73      18,515,000        2.8436             284.36


         Shares of Fidelity Bankshares, Inc. held in "street name," will be exchanged without action being taken by the stockholder. Those who hold certificates will receive after the conversion and offering is completed, a transmittal form with instructions to surrender stock certificates. New certificates of Fidelity Bankshares, Inc. common stock will be mailed within five business days after the exchange agent receives properly executed transmittal forms and certificates.

         No fractional shares of Fidelity Bankshares, Inc. common stock will be issued to any public stockholder of Fidelity Bankshares, Inc. upon consummation of the conversion. For each fractional share that would otherwise be issued, Fidelity Bankshares, Inc. will pay an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price. See "The Conversion-Share Exchange Ratio and the effect of the Conversion on public stockholders."

         Under federal regulations, current public stockholders of Fidelity Bankshares, Inc. do not have dissenters' rights or appraisal rights.


         Reasons for the Conversion

         We are pursuing the conversion for the following reasons:


          o The offering will increase our capital which will enable us to continue to be a well-capitalized institution.


          o    The  additional  funds  resulting  from the offering will support
               increased   lending,    continued    geographic   expansion   and
               diversification of new financial products and services.

         Conditions to Completion of the Conversion

         We cannot complete our conversion and related offering unless:

          o The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Fidelity Bankshares, MHC;

          o The plan of conversion is approved by at least two-thirds of the outstanding shares of Fidelity Bankshares, Inc. common stock;


          o The plan of conversion is approved by at least a majority of the votes cast by stockholders of Fidelity Bankshares, Inc. common stock, not including those shares held by Fidelity Bankshares, MHC.

          o    We sell at least the minimum number of shares offered; and

          o We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.


         Fidelity Bankshares, MHC intends to vote its 55.27% ownership interest in favor of the conversion. In addition, as of December 31, 2000, directors and executive officers of Fidelity Bankshares, Inc. and their associates beneficially owned 463,648 shares of Fidelity Bankshares, Inc., or 7.12% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.


$10.00 per Share Stock Pricing and Number of Shares to be Issued in the Conversion and Offering


         We are offering each share of stock at a price of $10.00 per share. The amount of common stock we are offering is based on an independent appraisal of the estimated market value of Fidelity Bankshares, MHC and Fidelity Bankshares, Inc., assuming the conversion and offering are completed. RP Financial, LC, the independent appraiser, has estimated that, as of February 16, 2001, this market value was between $119.0 million and $161.0 million, with a mid-point of $140.0 million. The appraisal was based in part on Fidelity Bankshares, Inc.'s financial condition and results of operations, and the effect of the additional capital raised by the sale of common stock in this offering. Based on this valuation and the approximate 55.27% ownership interest of Fidelity Bankshares, MHC being sold in this offering, the Boards of Directors of Fidelity Bankshares, MHC and Fidelity Bankshares, Inc. established an offering range of between 6,576,808 and 8,898,034 shares. This offering range means the $10.00 per share purchase price for our shares will range from 79.2% to 94.2% of our estimated post-conversion stockholders' equity per share, using December 31, 2000, financial data. See "Pro forma Data" on page __.

The following table presents a summary of selected pricing ratios for comparable public thrift institutions used by RP Financial, LC to help establish the market value of Fidelity Bankshares, Inc. and the resulting pricing ratios for Fidelity Bankshares, Inc. RP Financial, LC considered various criteria for selecting the comparable public thrift institutions, including geographic market area, asset size and return on equity.


                                               Pro Forma             Pro Forma        Pro Forma
                                                price to           price to book   price to tangible
                                        earnings multiple(1)(2)    value ratio(1)    book value(1)
                                        -----------------------    --------------    -------------

Fidelity Bankshares, Inc.:

15% above maximum.......................         17.44x             101.32%          102.67%
Maximum.................................         15.56               94.16            95.60
Mid-point...............................         13.85               87.18            88.57
Minimum.................................         12.06               79.18            80.52
All fully converted thrifts publicly
traded on the NYSE, NASDAQ
and AMEX Exchanges as of 2/16/01:

Averages................................         13.71x             106.75%          114.38%
Medians.................................         12.59               96.09           102.09

Valuation of peer group institutions
as of 2/16/01

Averages................................         12.78x             117.42%          133.07%
Medians.................................         10.99              108.87           124.19
------------
(1)  Number of shares used in calculating Fidelity Bankshares,  Inc.'s pro forma pricing ratios equaled 11,900,000, 14,000,000, 16,100,000 and 18,515,000 at the minimum, midpoint, maximum and 15% above maximum of the offering range, respectively.

(2) If shares used in computing Fidelity Bankshares, Inc.'s pro forma price to earnings multiple were adjusted in accordance with SOP 93-6, the pro forma ratios would be 11.63x, 13.33x, 15.15x and 16.95x at the minimum, midpoint, maximum and adjusted maximum of the offering range. See "Pro forma Data".

         The independent appraisal will be updated prior to the completion of the conversion. If the market value changes to either below $119.0 million or above $185.2 million, subscribers will be notified and provided with the opportunity to modify or cancel their orders. See "The Conversion--Stock Pricing and Number of Shares to be Issued" for additional details.


Purchase Limitations

         The minimum number of shares that may be purchased is 25.

         If you are not now a Fidelity Bankshares, Inc. stockholder-


         You may not purchase more than 88,980 shares individually, and you, together with associates or persons acting in concert with you, may not purchase more than 165,000 shares.


         If you are now a Fidelity Bankshares, Inc. stockholder-


         In addition to the above limitations, shares that you purchase in the offering individually and together with associates or persons acting in concert with you, plus shares you receive in the exchange for your existing Fidelity Bankshares, Inc. common stock, may not exceed 165,000 shares immediately following the offering. For example, if you are to receive 90,000 shares in the exchange, you together with your associates may only purchase up to an additional 75,000 shares in the offering.


         For further discussion of the purchase limits and definitions of "associate" and "acting in concert," see "The Conversion--Limitations on Common Stock Purchases" on page __.

How Investors Can Purchase Common Stock


         You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment provided that we receive the stock order form before the end of the offering. Following the instructions on the stock order form, you may use the mail or overnight courier or hand deliver your subscription to the stock information center. Payment for shares may be made by check or money order which will be immediately cashed. Fidelity Federal Bank and Trust will pay interest at the simple interest rate of 1.98%, which is our passbook rate, from the date funds are received until completion or termination of the conversion. Subscribers may authorize withdrawal from the types of deposit accounts with Fidelity Federal Bank and Trust designated on the order form. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Fidelity Federal Bank and Trust will not be withdrawn from the accounts until the completion of the offering and will earn interest at the applicable deposit account rate until the completion of the offering. However, a hold will be placed on those funds making them unavailable to you. After we receive an order, the order cannot be withdrawn or changed, except with our consent.


         Except for those with priority rights to purchase shares, we have the discretion to accept or reject orders received in the offering. If an order is rejected in part, there is no right to cancel the remainder of the order.

         For  further   information   on  how  to  purchase   stock,   see  "The
Conversion--Procedure for Purchasing Shares" on page __.

Use of Proceeds

         We will use the proceeds of this offering as follows:


          o We estimate net proceeds will be between $63.9 million and $86.9 million. Approximately $32.0 million to $43.5 million of the net proceeds will be invested in Fidelity Federal Bank and Trust. Funds invested in Fidelity Federal Bank and Trust will be used to expand our branch network and to offer new products and banking services. Of this amount, approximately $1.3 million will be used in connection with our computer conversion which will be undertaken during the third quarter of 2001. The remainder of the net proceeds will be used to support asset growth, including the growth of our commercial real estate, commercial business and consumer portfolios. Initially, the net proceeds received by Fidelity Federal Bank and Trust will be invested in short- term assets.

          o Fidelity Bankshares, Inc. intends to retain approximately 50% of the net proceeds (between $32.0 million and $43.5 million). A portion (between $3.9 million and $5.3 million) will be used to provide a loan to the employee stock ownership plan to fund the purchase of common stock. The balance of the net proceeds
               (between $28.0 million and $38.1 million) retained by Fidelity Bankshares, Inc. will be used for general corporate purposes. These purposes may include paying dividends, repurchasing shares of common stock, or funding a stock recognition and retention plan. The net proceeds may be used for future diversification or acquisition activities, although we do not have plans to do so now.


         For further discussion, see "Use of Proceeds."

Purchases by Officers and Directors


         We expect our directors and executive officers, together with their families, to subscribe for 72,500 shares, which equals approximately 0.94% of the shares sold at the mid-point of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares in the conversion. See "Subscriptions by Executive Officers and Directors."


Benefits of the Conversion to Management


         Fidelity Federal Bank and Trust's employee stock ownership plan expects to purchase up to 6% of the shares we sell in this offering, or 533,882 shares, assuming we sell the maximum number of shares proposed to be sold. If we sell more than 8,898,034 shares in the offering, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 6% of the shares sold. This plan is a tax-qualified retirement plan for all eligible employees. Assuming the employee stock ownership plan purchases 533,882 shares in the offering, Fidelity Bankshares, Inc. will recognize additional compensation expense of $5.34 million over a period of 10 years, or approximately $534,000 per year, from the consummation of the conversion, assuming the shares have a fair market value of $10.00 per share for the full 10-year period. If, in the future, the shares have a fair market value greater or less than $10.00, the compensation expenses will increase or decrease accordingly.

         We also intend to implement two additional stock-based incentive plans. Neither plan will be implemented earlier than six months after the conversion. The stock recognition and retention plan is a restricted stock plan that would reserve 4% of the shares sold in the offering, or 355,921 shares at the maximum of the offering range, for awards to key employees and directors, at no cost to the recipients. More than 4% of the shares offered in the offering may be reserved under the stock recognition and retention plan if the plan is implemented more than one year after the conversion. If the shares awarded under the stock recognition plan come from authorized but unissued shares, stockholders would experience dilution of approximately 2.2% in their ownership interest in Fidelity Bankshares, Inc. The second plan, would be a stock option plan, and would reserve 10% of the shares sold in this offering, or up to 889,803 shares at the maximum of the offering range, for key employees and directors upon their exercise. If the shares issued upon the exercise of options come from authorized but unissued shares, stockholders would experience dilution of approximately 5.5% in their ownership interest in Fidelity Bankshares, Inc. Awards made under these plans would be subject to vesting over a period of years.

         We will also convert options previously awarded under the Fidelity Federal Bank and Trust stock option plan into options to purchase our common stock, with the number and exercise price to be adjusted, based on the exchange ratio. The term and vesting period of the previously awarded options will remain unchanged.

         The following table summarizes the number of shares and aggregate dollar value of grants that are expected under the new stock recognition and retention plan, the new stock option plan and the employee stock ownership plan as a result of the conversion. A portion of the stock grants shown in the table below would be made to non-management employees. The value of shares shown in the table assumes a value of $10.00 per share, the price at which shares in the offering will be sold. No value is given for options because their exercise price will be equal to the fair market value of the common stock on the day the options are granted. As a result, value can be received under an option only if the market price of common stock increases after the option grant.


                                             Number of Shares
                                               to be Granted                  Value of Grants                 Percentage of
                                        ------------------------------   --------------------------------     Common Stock
                                        At Minimum       At Maximum        At Minimum       At Maximum         to be Sold
                                            of              of               of                  of              in the
                                        Offering Range  Offering Range   Offering Range     Offering Range      Offering
                                        --------------  --------------   --------------     --------------      --------

Employee stock ownership plan........     394,608          533,882         $3,946,080         $5,338,820           6%
Stock recognition plan...............     263,072          355,921          2,630,720          3,559,210           4%
Stock option plan....................     657,681          889,803                 --                 --          10%
                                        ---------        ---------         ----------         ----------
Total................................   1,315,361        1,779,606         $6,576,800         $8,898,030          20%
                                        =========        =========         ==========         ==========


         As of the date of this prospectus, management of Fidelity Bankshares, Inc. had the right to acquire 102,786 shares of Fidelity Bankshares, Inc. After the exchange and assuming the grant of the additional shares shown in the above table, management and the employee stock ownership plan would own ______ and _______ shares of Fidelity Bankshares, Inc. at the minimum and maximum, respectively, of the offering range. That would amount to ____% and ____%, respectively, of the shares of our common stock outstanding after the offering and exchange at the minimum and maximum of the offering range.


Market for Common Stock


         Existing publicly held shares of our common stock trade on the Nasdaq National Market under the symbol "FFFL." For a period of approximately 20 days following completion of our offering our symbol will be "FFFLD", after which it will be "FFFL". Although it is expected that Fidelity Bankshares, Inc. common stock will be more easily tradeable after the offering because there will be significantly more outstanding shares, there can be no assurance of this.

         Ryan, Beck & Co., LLC. has advised us that it intends to remain a market maker in the common stock and will assist us in obtaining additional market makers.


Dividend Policy


         Fidelity Bankshares, Inc. now pays a cash dividend of $0.25 per share per quarter, or $1.00 per share per year. After the conversion, we intend to pay a dividend of $0.1375, $0.1175 and $0.10 per share per quarter at the minimum, midpoint and maximum of the offering range, respectively, which represents a dividend rate of 5.5%, 4.7% and 4.0%, at the minimum, midpoint and maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio that Fidelity Bankshares, Inc. stockholders currently receive. The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future. Assuming the offering is completed in ________ 2001, the first dividend is expected to be declared for the quarter ending ________ 2001.

Tax Consequences

         The conversion will not be a taxable transaction to Fidelity Bankshares, MHC, Fidelity Bankshares, Inc., Fidelity Federal Bank and Trust, and or persons eligible to subscribe in the offering, with respect to federal or state income tax. A more detailed description of the federal tax opinion is set forth at page ___ and ___. The federal and state tax opinions are filed as exhibits to the registration statement.

                                  RISK FACTORS

You should consider carefully the following risk factors before deciding whether to invest in our common stock.

The rapid growth of our branch network has increased our expenses and will reduce our profitability in the near term


         Since 1998 we have expanded our branch network by building new branches in our market area. At December 31, 1998, we had 22 offices, compared with 35 offices at December 31, 2000. In addition, during the next two years we expect to open approximately three new branches per year. As a result of this growth, we have increased the number of our employees from 370 full-time and 45 part-time employees at December 31, 1998 to 553 full-time and 49 part-time employees at December 31, 2000. New branch office employees are often hired before a branch office is opened so that they can be trained adequately. Consequently, the expense associated with building and staffing the new branches has significantly increased our non-interest expense, with compensation and occupancy costs constituting the largest amount of the increase during recent periods. This has caused our operating expenses to increase relative to our interest income and non-interest income. Our efficiency ratio has been relatively high, and was 70.65%, 70.46% and 75.07% for the years ended December 31, 1998, 1999 and 2000, respectively. It takes time and adequate management for new branches to gather significant deposits and loans to generate enough income to become profitable. Each new branch location is expected to be accretive to earnings within 18 to 24 months of the opening of the branch. However, there can be no assurance that our projections will be realized. Consequently, our ability to generate an adequate return on our investment in our new branches is subject to uncertainty. If our existing branches, or those we anticipate opening in the future, perform as projected our profitability will be adversely affected in the near-term.


Our strategy of introducing new products and services has increased our expenses and may not be profitable in the near term

         In addition to the growth in the number of our branch locations, we are offering a number of new loan and deposit products as well as trust services and insurance and investment products. Our strategy of diversifying the financial products and services we offer is relatively new, and the benefits of this strategy may not materialize in the near term. As part of our efforts, we have increased and expect to continue to increase the number of employees devoted to commercial and consumer lending, and we have expanded our loan underwriting and collections department as part of our desire to develop our commercial real estate and non-mortgage loan portfolios. In July 1999, we began offering insurance products and in February 2000, we began offering trust services. As we have diversified our banking products and services, we have elected to hire experienced personnel rather than training inexperienced persons. The initial costs of hiring personnel are therefore higher than would otherwise be the case. The success of our diversification strategy will depend upon establishing new customer relationships and the willingness of our existing customers to use our new products and services. Consequently, until we build our customer relationships sufficiently to cover the costs associated with expanding and diversifying our products and services, our profitability will be adversely affected.

         The increase in commercial real estate lending, commercial business lending and consumer lending increases the risk that some of our loans will not be repaid.

         We have significantly increased our commercial real estate lending, commercial business lending and consumer lending. Loans of this nature historically have had a higher risk of non-payment than traditional home mortgage loans. Nevertheless, we intend to continue to increase the origination of these types of loans because the portfolio diversification, increased customer base and higher yields they provide offsets the increased risk of non-payment. In this regard, we have hired a number of persons with commercial real estate, commercial business and consumer loan experience. At December 31, 2000, commercial real estate loans totaled $122.7 million, or 9.0% of total loans, compared to $59.0 million, or 6.0% of total loans, at December 31, 1998. At December 31, 2000, commercial business and consumer loans totaled $237.9 million, or 17.5% of total loans, compared to $95.2 million, or 9.7% of total loans at December 31, 1998. As we increase our portfolio of these loans, we may begin to experience higher levels of nonperforming loans and credit losses.

Changing interest rates may cause earnings to decline.

         To be profitable, we have to earn more interest income and other income than we pay as interest on deposits and for other expenses such as facilities and personnel. Our loan portfolio primarily consists of loans which either mature or reprice after five years, while our deposits generally mature or reprice over a shorter period. At December 31, 2000, our deposit accounts consisted of $906.9 million in time deposit accounts, of which $725.3 million, or 48.4% of total deposits have remaining terms to maturity of less than one year, as well as demand deposits such as NOW accounts. If interest rates rise, the amount of interest we pay on deposits is likely to increase faster than the amount of interest we receive on our loans, mortgage-backed securities and investment securities. This could cause our profits to decrease. Additionally, higher rates could make it more difficult for borrowers to repay loans. If interest rates fall, many borrowers may refinance their loans, mortgage-backed securities may prepay and interest rates on interest earning assets could fall, perhaps faster than interest rates on our deposits. This could also cause our profits to decrease. For additional information on our exposure to interest rates, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Management of Market Risk."

         In addition, when interest rates rise, it causes a reduction in the fair value of our mortgage-backed securities and investment securities. At December 31, 2000, mortgage-backed securities and investment securities that were classified as available for sale had a fair value of $356.3 million, which is $6.6 million less than the $362.9 million amortized cost of such securities. The $6.6 million unrealized loss on such securities ($4.0 million, net of taxes) is shown in our consolidated statement of financial condition as a reduction of stockholders' equity but does not affect our income statement unless we sell these securities and realize the loss.


Strong competition within our market area makes it difficult to achieve the desired level of profitability.


         Competition in the banking and financial services industry in Florida is intense. We have competed for customers by offering excellent service and competitive rates on our loans and deposit products. In our market, we compete with commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, securities brokerage firms and investment banking firms. Many of these competitors, such as regional banks, have greater resources than we, and offer services that we do not provide. Moreover, many of our competitors offer services through the Internet, which are different from those that we offer, and many larger institutions that do not have a physical presence in our market area compete with us through the use of the Internet. Our profitability depends upon our continued ability to successfully compete in our market area.

         In addition, the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 further deregulated the financial services industry by permitting affiliations among commercial banks, insurance companies, securities firms and other financial service providers. This legislation is likely to result in further consolidation of the financial services industry. This could result in a growing number of larger financial institutions that offer a wider variety of financial services than we currently offer and that can aggressively compete in the markets we currently serve. This could adversely impact our profitability.

Future economic growth in our area is likely to be more moderate

         Over the past decade, our market area has had one of the fastest growing economies in the United States. Consequently, Palm Beach, Martin, St. Lucie and Indian River Counties have experienced substantial growth in population, new business formation and public works spending. However, due to growth controls established at the state and local levels, during the 1990's
(which increase the cost of new developments), as well as a moderation of economic growth and migration in our market area, management believes that growth in our market area will be more moderate in the future. In the event that the growth of our local economy significantly slows for this reason or due to a general sustained slow-down in the national and local economy, our profitability will be adversely affected. In September 2000, Pratt & Whitney, one of Palm Beach County's largest employers, curtailed a significant portion of its Florida operations. Of the estimated 3,200 employees affected, approximately two-thirds reside in Palm Beach County and one-third reside in Martin County. Management does not believe that the closing of Pratt & Whitney's facilities has had an adverse impact on our operations. In addition, there can be no assurances that in the months ahead there may not be further business closings in our market area. Furthermore, since a significant number of the properties securing our one-to four-family loans consist of vacation homes, weakness in the national economy generally may have an adverse impact on our loan portfolio as owners elect to sell their second homes, or delinquencies increase. Additionally, some of our commercial real estate loans secured by properties in the early stages of development could be adversely effected by a downturn in our real estate market or in general economic conditions. An economic downturn may also reduce the amount of customer funds on deposit and could reduce loan demand.

Our low return on equity after the stock offering may cause our common stock price to decline.


         Our return on equity, or the amount we earn in relation to the amount of equity we have, excluding the non- recurring gains on the sale of assets, has been lower than that of comparable financial institutions. Our return on average equity for the fiscal years ended December 31, 1998, 1999 and 2000, was 8.33%, 11.04%, and 9.97%, respectively. The return on equity for the year ended December 31, 1999 and 2000, included non-recurring gains on sale of assets totaling $5.1 million and $3.7 million, respectively. We cannot deploy the increased capital from this offering immediately, which will cause our return on equity to decrease further and our ability to profitably leverage our new capital will be significantly affected by competition for loans and deposits. Initially, we intend to invest the net proceeds in short-term investments which have lower yields than mortgage and other loans, and until our investment in new staff, branches and products is fully leveraged, we expect our return on equity to continue to be below the industry average, which may negatively impact the value of our common stock.


You may not be able to sell your shares when you desire, or for $10.00 or more per share.


         Our common stock will trade on the Nasdaq National Market System. We cannot predict whether a liquid trading market in shares of our common stock will develop or how liquid that market will remain. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or may not be able to sell them at a price equal to or above the initial offering price of $10.00 per share, even if a liquid trading market develops. In several cases, common stock issued by recently converted financial institutions has traded at a price that is below the price at which such shares were sold in the initial offerings of those companies. The purchase price of our common stock in the offering is based on the independent appraisal by RP Financial, LC. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions. An investor should understand that the value of an investment in common stock is subject to fluctuation, including loss, due to volatility in stock markets generally or for other reasons.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                   OF FIDELITY BANKSHARES, INC. AND SUBSIDIARY


         The following tables set forth selected consolidated historical financial and other data of Fidelity Bankshares, Inc. for the periods and at the dates indicated. The information at December 31, 1999 and 2000 and for the years ended December 31, 1998, 1999 and 2000, is derived in part from, and should be read together with, the audited Consolidated Financial Statements and Notes thereto of Fidelity Bankshares, Inc. beginning at page F-2 of this prospectus. The information at December 31, 1996 and 1997 and for the years then ended was derived in part from audited consolidated financial statements which are not included in this prospectus.



                                                                 At December 31,
                                        ----------------------------------------------------------------
                                           1996        1997          1998         1999             2000
                                           ----        ----          ----         ----             ----
                                                   (In thousands, except per share amounts)
Selected Financial Condition Data:
   Total assets.......................  $ 873,562   $1,220,267   $1,566,927    $1,718,933       $1,922,897
   Loans receivable, net..............    661,700      861,257      977,166     1,164,421        1,361,232
   Mortgage-backed securities and
     corporate debt securities........    123,599      234,132      433,751       375,171          322,223
   Investment securities(2)...........     41,740       61,720       66,557        61,478          105,163
   Deposits...........................    694,718      872,340    1,120,746     1,321,510        1,497,818
   Total borrowings...................     83,621      242,871      338,871(1)    290,479(1)       310,005(1)
   Stockholders' equity...............     81,723       87,387       84,999        83,304           91,651
   Book value per common share........  $   12.12   $    12.88    $   12.96    $    12.83       $    14.08
   Tangible book value per common
      share...........................  $   11.98   $    12.38    $   12.52    $    12.32       $    13.64

--------------
(1)  Includes  $28.8  million  of  junior  subordinated   debentures  issued  in
     connection  with  the  issuance  of  8.375%   Cumulative   Trust  Preferred
     Securities by Fidelity Capital Trust I.


(2) Includes interest- bearing deposits, government and agency securities and FHLB stock.



                                                        For the Years Ended December 31,
                                        -------------------------------------------------------------------------------------
                                             1996(1)       1997         1998          1999            2000
                                             -------       ----         ----          ----            ----
                                                      (In thousands, except per share amounts)
Selected Operating Data:
   Interest income....................    $   60,240   $   72,272    $  98,320    $  110,925     $  132,580
   Interest expense...................        32,131       41,606       64,992        72,255         85,671
                                          ----------   ----------    ---------    ----------     ----------
   Net interest income................        28,109       30,666       33,328        38,670         46,909
   Provision (recovery) for loan losses          164          170           77           463          1,328
                                          ----------   ----------    ---------    ----------     ----------
   Net interest income after
     provision for loan losses........        27,945       30,496       33,251        38,207         45,581
                                          ----------   ----------    ---------    ----------     ----------
   Other income.......................         4,876        4,910        8,690        12,927(2)      12,915
                                          ----------   ----------    ---------    ----------     ----------
   Non-interest expenses..............        26,709(1)    24,235       29,687        36,354         44,912
                                          ----------   ----------    ---------    ----------     ----------
   Income before taxes................         6,112       11,171       12,254        14,780         13,584
   Income tax expense.................         2,562        4,753        4,842         5,666          5,063
                                          ----------   ----------    ---------    ----------     ----------
     Net income.......................    $    3,550(1) $   6,418    $   7,412    $    9,114     $    8,521
                                          ==========   ==========    =========    ==========     ==========
   Income per common share:
   Basic..............................    $     0.54(1) $    0.96    $    1.12    $     1.42     $     1.31
                                          ==========   ==========    =========    ==========     ==========
   Diluted............................    $     0.53(1) $    0.95    $    1.10    $     1.40     $     1.31
                                          ==========   ==========    =========    ==========     ==========

--------------------

(1) Fiscal 1996 includes the effect of a one-time savings association insurance fund recapitalization assessment of approximately $3.6 million, or $2.2 million net of taxes. Excluding this non-recurring assessment for the year ended December 31, 1996, total non-interest expenses would have been $23.1 million, net income would have been $5.7 million, basic earnings per share would have been $.86 and diluted earnings per share would have been $.86.

(2) Includes $5.1 million from the sale of property owned by Fidelity Federal Bank and Trust.

(3) Includes $3.7 million from the receipt and sale of 147,232 shares of John Hancock Financial common stock provided to policy holders pursuant to John Hancock Financial's conversion from a mutual (or policy owned insurance company) to a stock insurance company.


                                                             At and for the Years ended December 31,
                                                   ----------------------------------------------------------
                                                   1996(1)       1997         1998          1999         2000
                                                   -------       ----         ----          ----         ----
Selected Financial Ratios and Other Data:
   Return on average assets (ratio of net
     income to average total assets).....           0.43%(1)     0.64%        0.52%         0.55%        0.46%(1)
   Return on average stockholders'
     equity  (ratio of net income to
     average stockholders' equity).......           4.36%(1)     7.62%        8.33%        11.04%(1)     9.97%
   Non-interest income to average assets.           0.59%        0.49%        0.61%         0.78%        0.70%
   Non-interest expense to average assets           3.24%        2.43%        2.08%         2.19%        2.43%
   Net interest rate spread during
     the period..........................           3.30%        3.00%        2.35%         2.45%        2.77%
   Net interest margin (net interest income
     to average interest earning assets).           3.62%        3.25%        2.48%         2.47%        2.72%
   Ratio of average interest-earning assets
     to average interest-bearing liabilities      111.54%       105.8%       102.8%       100.51%       99.21%
   Efficiency ratio(2)...................          80.97%       68.12%       70.65%        70.46%       75.07%
   Dividend payout ratio(3)..............         129.63%       88.54%       84.82%        70.42%       76.34%

Asset Quality Ratios:
   Non-accruing loans to total loans
     at end of period....................           0.50%        0.37%        0.40%         0.37%        0.37%
   Allowance for loan losses to non-
     accruing loans at end of period.....          68.37%      102.04%       82.55%        83.08%       98.41%
   Allowance for loan losses to
     total loans at end of period........           0.34%        0.38%        0.33%         0.31%        0.36%
   Non-performing assets to total
     assets at end of period.............           0.39%        0.34%        0.31%         0.30%        0.26%
   Ratio of net charge-offs during
     the period to average loans
     outstanding during the period.......           0.03%        0.04%        0.01%         0.01%        0.00%

Capital Ratios:
   Stockholders' equity to total assets
     at end of period....................           9.36%        7.16%        5.42%         4.85%        4.77%
   Average stockholders' equity to
     average total assets................           9.87%        8.46%        6.25%         4.96%        4.62%
   Tangible capital to tangible assets
     at end of period(4).................           9.20%        6.67%        6.65%         6.63%        6.32%
   Core capital to adjusted tangible
     assets at end of period(4)..........           9.20%        6.67%        6.65%         6.63%        6.32%
   Risk-based capital to risk-weighted
     assets at end of period(4)..........          18.26%       14.03%       12.23%        12.19%       11.03%

Other Data:
   Number of branch offices
     at end of period....................              20           21           22            32          35
   Number of deposit accounts
     at end of period....................          69,833       82,983       92,561       109,342     127,467

(1) The years 1996, 1999 and 2000 include amounts of non-recurring income/expense described in the footnotes under "Selected Operating Data". Exclusive of these items, return on average assets and return on average stockholders' equity for 1996, 1999 and 2000, respectively, were: return on average assets:0.70%, 0.36% and 0.34%; return on average equity: 7.07%, 7.21% and 7.27%.
(2) The efficiency ratio represents non-interest expense divided by the sum of net interest income before provision for loan losses and non-interest income. Excluding the non-recurring income/expense items, the efficiency ratio for 1996, 1999 and 2000 was 70.06%, 78.23% and 80.00%, respectively.
(3)  Ratio does not reflect the waiver of dividends by Fidelity Bankshares, MHC.
(4) Represents regulatory capital ratios for Fidelity Federal Bank and Trust only.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE


         At December 31, 2000, Fidelity Federal Bank and Trust exceeded all of the applicable regulatory capital requirements. The table on the following pages sets forth the historical regulatory capital of Fidelity Federal Bank and Trust at December 31, 2000, and the pro forma regulatory capital of Fidelity Federal Bank and Trust after giving effect to the conversion, based upon the sale at $10.00 per share of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Fidelity Federal Bank and Trust of 50% of the net conversion proceeds, and the retention of approximately 50% of the net proceeds by Fidelity Bankshares, Inc. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Fidelity Federal Bank and Trust in assets which have a risk-weight of 20% under applicable regulations, as if the net proceeds had been received and so applied at December 31, 2000. See "Pro Forma Data" for the assumptions used to determine the net proceeds of the offering. For purposes of the table below, the entire amount expected to be borrowed by the employee stock ownership plan and the entire cost of the shares expected to be acquired by the stock recognition plan are deducted from pro forma regulatory capital.

                            Fidelity Federal
                             Bank and Trust                              Pro Forma at December 31, 2000
                             Historical at       -----------------------------------------------------------------------------------
                           December 31, 2000         Minimum             Midpoint            Maximum       Maximum as Adjusted
                         ---------------------- ------------------ ------------------- ------------------ ---------------------
                                   Percent of          Percent of          Percent of          Percent of          Percent of
                            Amount  Assets(2)   Amount  Assets(2)   Amount  Assets(2)   Amount  Assets(2)   Amount  Assets(2)
                            ------  ---------   ------  ---------   ------  ---------   ------  ---------   ------  ---------
                                                                            (Dollars in Thousands)
GAAP Capital..........   $  120,322   6.25%  $  153,548   7.85%  $  159,296   8.12%  $  165,045   8.38%  $  171,656   8.69%
Tangible Capital......   $  121,800   6.32%  $  155,026   7.90%  $  160,774   8.17%  $  166,523   8.44%  $  173,134   8.75%
Tangible Requirement..       28,922   1.50%      29,420   1.50%      29,507   1.50%      29,593   1.50%      29,692   1.50%
                             ------   ----       ------   ----       ------   ----       ------   ----       ------   ----
      Excess.........    $   92,878   4.82%  $  125,606   6.40%  $  131,267   6.67%  $  136,930   6.94%  $  143,442   7.25%
                         ==========   ====   ==========   ====   ==========   ====   ==========   ====   ==========   ====

Core Capital........     $  121,800   6.32%  $  155,026   7.90%  $  160,774   8.17%  $  166,523   8.44%  $  173,134   8.75%
Core Requirement(3)          57,844   3.00%      58,841   3.00%      59,013   3.00%      59,186   3.00%      59,384   3.00%
                             ------   ----       ------   ----       ------   ----       ------   ----       ------   ----
      Excess.........    $   63,956   3.32%  $   96,185   4.90%  $  101,761   5.17%  $  107,337   5.44%  $  113,750   5.75%
                         ==========   ====   ==========   ====   ==========   ====   ==========   ====   ==========   ====

Total  Capital(4).....   $  126,233  11.03%  $  159,459  13.85%  $  165,207  14.34%  $  170,956  14.82%  $  177,567  15.38%
 Risk-based Requirement      91,546   8.00%      92,078   8.00%      92,170   8.00%      92,262   8.00%      92,368   8.00%
                             ------   ----       ------   ----       ------   ----       ------   ----       ------   ----
      Excess.........    $   34,687   3.03%  $   67,381   5.85%  $   73,037   6.34%  $   78,694   6.82%  $   85,199   7.38%
                         ==========   ====   ==========   ====   ==========   ====   ==========   ====   ==========   ====
Assets..............     $1,923,633          $1,956,859          $1,962,607          $1,968,356          $1,974,967
Tangible Assets.......   $1,928,129          $1,961,355          $1,967,103          $1,972,852          $1,979,463
    Core Assets......    $1,928,129          $1,961,355          $1,967,103          $1,972,852          $1,979,463
Risk Weighted Assets..   $1,144,330          $1,150,975          $1,152,125          $1,153,275          $1,154,597

-------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the offering.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets. Pro forma total adjusted and risk- weighted assets used for the capital calculations include the proceeds of the employee stock ownership plan's purchase of 6% of the Fidelity Bankshares, Inc. common stock in the offering.
(3) The current Office of Thrift Supervision core capital requirement for savings banks is 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness, and a 4% to 5% core capital ratio requirement for all other savings banks.
(4) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                 USE OF PROCEEDS


         Although the actual net proceeds from the sale of the common stock in the offering cannot be determined until the offering is completed, it is presently anticipated that the net proceeds will be between $63.9 million and $86.9 million, or $100.2 million if the offering range is increased by 15%. See "Pro Forma Data" and "The Conversion--Share Exchange Ratio" and "--Stock Pricing and Number of Shares to be Issued" as to the assumptions used to arrive at these amounts. Fidelity Bankshares, Inc. will be unable to use any of the net proceeds of the offering until the consummation of the conversion.

         Fidelity Bankshares, Inc. estimates that it will invest between $32.0 million and $43.5 million, or $50.1 million if the offering range is increased by 15%, in Fidelity Federal Bank and Trust. Fidelity Bankshares, Inc. intends to retain approximately 50% of the net proceeds, a portion of which is expected to be used to fund the loan to the employee stock ownership plan. The loan to the employee stock ownership plan will enable it to purchase up to 6.0% of the shares of Fidelity Bankshares, Inc. common stock issued in the offering. Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust also may elect to fund the employee stock ownership plan's stock purchases by borrowing from a third- party financial institution. We also may determine to fund the employee stock ownership plan through open market purchases of common stock following completion of the offering. See "Management of Fidelity Bankshares, Inc.--Benefits." The balance of funds retained by Fidelity Bankshares, Inc. will be used for general corporate purposes. These purposes may include investment in federal funds, short-term investment grade marketable securities and mortgage-backed securities.

         Fidelity Bankshares, Inc. also may use the net proceeds from the offering to support the expansion of new products and banking services, branch acquisitions, the establishment of new branch offices, and the acquisition of other financial institutions or diversification into other banking related businesses. Other than our intention to continue our branch expansion program as market conditions permit neither Fidelity Bankshares, Inc. nor Fidelity Federal Bank and Trust have any current specific plans, arrangements or understandings regarding any additional expansions or acquisitions at this time, nor have criteria been established to identify potential candidates for acquisition. We currently have no commitments to use any of the net proceeds for branch expansion.


         Fidelity Bankshares, Inc.  intends to use the net proceeds as follows:


                                                         Minimum         Maximum
                                                         Shares           Shares
                                                         ------           ------
                                                              (In Thousands)
Net proceeds ...................................         $63,947         $86,941
                                                         =======         =======
Investment in Fidelity Federal
 Bank and Trust ................................          31,974          43,471
Funds loaned to ESOP ...........................           3,946           5,339
                                                         -------         -------
Funds retained for general
 corporate purposes ............................         $28,027         $38,131
                                                         =======         =======


         Upon completion of the conversion, the board of directors of Fidelity Bankshares, Inc. will have the authority to repurchase stock, as permitted by statutory and regulatory authority. The Office of Thrift Supervision may permit Fidelity Bankshares, Inc. to repurchase up to 5% of its common stock during the first year following completion of the conversion, and Fidelity Bankshares, Inc. may repurchase its shares without restriction thereafter.

         Based upon facts and circumstances following the conversion and subject to applicable regulatory requirements, the board of directors may determine to repurchase stock in the future. These facts and circumstances may include, but are not limited to the following:

         (1) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve our return on equity;

         (2) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund our employee stock benefit plans; and

         (3) any other circumstances in which repurchases would be in the best interests of Fidelity Bankshares, Inc. and our stockholders.

         In the event we determine to repurchase our stock, repurchases may be made at market prices which may be in excess of the $10.00 subscription price in the offering. To the extent that we repurchase stock at market prices in excess of the per-share book value, such repurchases may dilute the book value per share of existing stockholders.


         The portion of the net proceeds not retained by Fidelity Bankshares, Inc., will be invested in Fidelity Federal Bank and Trust. These funds will be used for general corporate purposes and to support asset growth, including commercial real estate, commercial business and consumer loan originations. The funds also will be used to make investments in one-to four-family residential mortgage loans, federal funds, short-term investment grade marketable securities and mortgage-backed securities. Fidelity Federal Bank and Trust also may use such funds for the expansion of its branch network and to acquire other financial institutions, branch offices, or other financial services companies. Approximately $1.3 million of the net proceeds will be used in connection with our computer conversion which will be undertaken during the third quarter of 2001. Fidelity Federal Bank and Trust intends to open approximately three new branch offices in each of the next two years. Except as noted above, Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. have not determined the approximate amount of net proceeds to be used for each of the purposes mentioned above.


                                 DIVIDEND POLICY


         Fidelity Bankshares, Inc. currently pays a cash dividend of $0.25 per share per quarter, or $1.00 per share per year. After the conversion, we intend to pay a dividend of $0.1375, $0.1175 and $0.10 per share per quarter at the minimum, midpoint and maximum of the offering range, respectively, which represents a dividend rate of 5.5%, 4.7% and 4.0%, at the minimum, midpoint and maximum of the range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their Fidelity Bankshares, Inc. common stock. The dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future. Assuming the offering is completed in May 2001, the first dividend is expected to be declared for the quarter ending June 30, 2001. We intend to pay a pro-rated dividend to the holders of shares purchased in the offering after the end of the quarter during which the stock offering is completed.

         Under the rules of the Office of Thrift Supervision, Fidelity Federal Bank and Trust will not be permitted to pay dividends on its capital stock to Fidelity Bankshares, Inc. if Fidelity Federal Bank and Trust's stockholders' equity would be reduced below the amount of the liquidation account. See"The
Conversion--Liquidation Rights." For information concerning federal and state law and regulations which apply to Fidelity Federal Bank and Trust in determining the amount of proceeds which may be retained by Fidelity Bankshares, Inc. and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see"Taxation--Federal Taxation" and"Regulation--Federal Regulation of Savings Institutions--Limitation on Capital Distributions."

         Unlike Fidelity Federal Bank and Trust, Fidelity Bankshares, Inc. is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by Fidelity Bankshares, Inc. and earnings thereon, and may depend, in part, upon dividends from Fidelity Federal Bank and Trust. Fidelity Bankshares, Inc. is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of Fidelity Bankshares, Inc. over its statutory capital or, if there is no excess, to its net profits for the current and/or immediately preceding fiscal year. For these purposes, net assets means the amount by which total assets exceed total liabilities, and statutory capital generally means the aggregate par value of the outstanding shares of Fidelity Bankshares, Inc.'s capital stock.

         Additionally, in connection with the conversion, Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust have committed to the Office of Thrift Supervision that during the one-year period following the consummation of the conversion, Fidelity Bankshares, Inc. will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipient stockholders as a tax-free return of capital for federal income tax purposes without prior approval of the Office of Thrift Supervision.

                           MARKET FOR THE COMMON STOCK


         Fidelity Bankshares, Inc. common stock, is currently listed on the Nasdaq National Market under the symbol "FFFL", and there is an established market for such common stock. At December 31, 2000, Fidelity Bankshares, Inc. had 12 market makers, including Ryan, Beck & Co., LLC Ryan, Beck & Co., LLC intends to remain a market maker in Fidelity Bankshares, Inc. common stock following the conversion. Ryan, Beck & Co., LLC also will assist Fidelity Bankshares, Inc. in obtaining other market makers after the conversion. There can be no assurance that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained. For a period of approximately 20 days following completion of our offering, our symbol will be "FFFLD", after wich it will be "FFFL".

         The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within the control of Fidelity Bankshares, Inc. or any market maker. In the event that institutional investors buy a relatively large proportion of the offering, the number of active buyers and sellers of the common stock at any particular time may be limited, which may have an adverse effect on the price at which the common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the subscription price of $10.00 per share. Purchasers of the common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

         The following table sets forth the high and low bid quotations for Fidelity Bankshares, Inc. common stock and cash dividends per share declared for the periods indicated. These quotations represent prices between dealers and do not include retail markups, markdowns, or commissions and do not reflect actual transactions. This information has been obtained from monthly statistical summaries provided by the Nasdaq Stock Market. As of December 31, 2000, there were 2,912,584 publicly held shares of Fidelity Bankshares, Inc. common stock issued and outstanding. In connection with the conversion, each existing share of common stock of Fidelity Bankshares, Inc. will be converted into a number of new shares of common stock, based upon the exchange ratio that is described in other parts of this prospectus.

                                                                                               Cash Dividend
Fiscal 2000                                           High Bid               Low Bid              Declared
                                                 -----------------     -----------------     -----------------
Quarter Ended December 31, 2000.............       $    20.438           $    18.000           $      0.25
Quarter Ended September 30, 2000............       $    20.625           $    15.250           $      0.25
Quarter Ended June 30, 2000.................       $    16.000           $    13.750           $      0.25
Quarter Ended March 31, 2000................       $    15.750           $    13.375           $      0.25

Fiscal 1999
Quarter Ended December 31, 1999.............       $    16.500           $    14.125           $      0.25
Quarter Ended September 30, 1999............       $    18.750           $    15.500           $      0.25
Quarter Ended June 30, 1999.................       $    18.250           $    15.125           $      0.25
Quarter Ended March 31, 1999................       $    22.625           $    17.750           $      0.25

Fiscal 1998
Quarter Ended December 31, 1998.............       $    23.750           $    18.250           $      0.25
Quarter Ended September 30, 1998............       $    29.750           $    22.000           $      0.25
Quarter Ended June 30, 1998.................       $    30.750           $    27.000           $     0.225
Quarter Ended March 31, 1998................       $    34.000           $    29.750           $     0.225


         At November 21, 2000, the business day immediately preceding the public announcement of the conversion, and at ___________, 2001, the closing prices of Fidelity Bankshares, Inc. common stock as reported on the Nasdaq National Market were $18.375 per share and $______ per share, respectively. At December 31, 2000, Fidelity Bankshares, Inc. had approximately 728 stockholders of record. On the effective date of the conversion, all publicly held shares of Fidelity Bankshares, Inc. common stock, including shares held by Fidelity Bankshares, Inc.'s officers and directors, will be converted automatically into and become the right to receive a number of shares of Fidelity Bankshares, Inc. common stock determined pursuant to the exchange ratio, and options to purchase shares of Fidelity Bankshares, Inc. common stock will be converted into options to purchase a number of shares of Fidelity Bankshares, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See "Beneficial Ownership of Common Stock."


                                 CAPITALIZATION

         The following table presents the historical consolidated capitalization of Fidelity Bankshares, Inc. at December 31, 2000, and the pro forma consolidated capitalization of Fidelity Bankshares, Inc. after giving effect to the conversion, based upon the assumptions set forth in the "Pro Forma Data" section.

                                                                       Pro Forma at December 31, 2000
                                                         ------------------------------------------------------------
                                                           11,900,000     14,000,000      16,100,000      18,515,000
                                                             Minimum       Mid-point        Maximum       Maximum as
                                                             Shares         Shares          Shares     adjusted Shares
                                                           Outstanding,   Outstanding,    Outstanding,    Outstanding,(1)
                                          Fidelity          6,576,808      7,737,421       8,898,034      10,232,740
                                      Bankshares, Inc.     shares sold    shares sold     shares sold     shares sold
                                       Historical at        at $10.00      at $10.00       at $10.00       at $10.00
                                     December 31, 2000      per share      per share       per share       per share
                                     ------------------     ---------      ---------       ---------       ---------
                                                                       (Dollars in Thousands)
Deposits(2) ..........................   $ 1,497,818       $1,497,818      $1,497,818     $1,497,818      $1,497,818
Borrowed funds .......................       281,255          281,255         281,255        281,255         281,255
Trust preferred securities(3) ........        28,750           28,750          28,750         28,750          28,750

Total deposits, borrowed funds and
   trust preferred securities ........   $ 1,807,823       $1,807,823      $1,807,823     $1,807,823      $1,807,823

  Stockholders' equity:
  Preferred stock, $0.10 par value,
   2,000,000 shares authorized; ......            --               --              --             --              --
Common stock, $0.10 par value
  (post-conversion), 30,000,000 shares
  authorized; shares to be issued
  as reflected(4) ....................           685            1,190           1,400          1,610           1,852
Additional paid-in capital(4)(5) .....        41,101          105,795         117,082        128,369         141,350
Retained earnings(6) .................        62,925           62,925          62,925         62,925          62,925
Accumulated other comprehensive loss..        (4,019)          (4,019)         (4,019)        (4,019)         (4,019)
Less:
  Treasury stock .....................        (9,041)          (9,041)         (9,041)        (9,041)         (9,041)
  Common stock held by existing
   Employee stock ownership plan(7)...
  Common stock to be acquired by
   ESOP(7)............................                         (3,946)         (4,642)        (5,339)         (6,140)
  Common  stock to be acquired by
   recognition plan(8) ...............            --           (2,631)         (3,095)        (3,559)         (4,093)

Total stockholders' equity ...........    $   91,651        $ 150,273       $  160,610     $  170,946      $  182,834

Total stockholders' equity as a
 percentage of total assets ..........          4.77%            7.58%            8.06%          8.54%           9.08%


----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the subscription and community offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.

(3)  Represents  $28.8  million  of  junior  subordinated  debentures  issued in connection with the issuance of 8.375% Cumulative Trust Preferred Securities by Fidelity Capital Trust I.
(4) Fidelity Bankshares, Inc. has 2,000,000 authorized shares of preferred stock. Fidelity Bankshares, Inc. has 30,000,000 authorized shares of common stock, par value $0.10 per share. Pro forma Fidelity Bankshares, Inc. common stock and additional paid-in capital have been increased to reflect the number of shares of Fidelity Bankshares, Inc. common stock to be outstanding, which includes the exchange of the 44.73% currently outstanding shares of common stock pursuant to the exchange ratio. Pro forma additional paid-in capital reflects consolidation of $1.3 million of capital from Fidelity Bankshares, MHC.
(5) No effect has been given to the issuance of additional shares of Fidelity Bankshares, Inc. common stock pursuant to an additional stock option plan and stock recognition plan that may be adopted by Fidelity Bankshares, Inc. If these plans are approved by stockholders, an amount equal to 10% of the shares of Fidelity Bankshares, Inc. common stock sold in the offering will be reserved for issuance upon the exercise of options under the stock option plan, and the stock recognition plan will acquire an amount of common stock equal to 4% of the number of shares sold in the offering, either through open market purchases or from authorized but unissued shares. No effect has been given to the exercise of options currently outstanding. See"Management of Fidelity Bankshares, Inc.--Benefits."
(6)  The  retained   earnings  of  Fidelity  Federal  Bank  and  Trust  will  be
     substantially     restricted     after     the     conversion,     see"The
     Conversion--Liquidation Rights" and"Regulation --Federal Regulation of Savings Institutions--Limitation on Capital Distributions."
(7) Assumes that 6 % of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Fidelity Bankshares, Inc. The loan will be repaid principally from Fidelity Federal Bank and Trust's contributions to the employee stock ownership plan. Since Fidelity Bankshares, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Fidelity Bankshares, Inc.'s consolidated financial statements. Accordingly, the amount of stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders' equity.
(8) Assumes a number of shares of common stock equal to 4% of the common stock to be sold in the offering will be purchased by the stock recognition plan in open market purchases. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation and is reflected as a reduction of capital. This amount does not reflect possible increases or decreases in the value of stock relative to the subscription price in the offering. As Fidelity Bankshares, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock recognition plan, the deferred charge against capital will be reduced through a charge to operations. Implementation of the stock recognition plan will require stockholder approval. If the shares to fund the plan are assumed to come from authorized but unissued shares purchased by the stock recognition plan from Fidelity Bankshares, Inc. at the subscription price, at the minimum, mid-point, maximum and the maximum, as adjusted, of the offering range, the number of outstanding shares would be 12,163,072, 14,309,497, 16,455,921 and 18,924,310, respectively, and total stockholders' equity would be $152.9 million, $163.7 million, $174.5 million, and $186.9 million, respectively, at December 31, 2000. If the stock recognition plan acquires authorized but unissued shares of Fidelity Bankshares, Inc., stockholders' ownership in Fidelity Bankshares, Inc. would be diluted by approximately 2.2%.


                                 PRO FORMA DATA


         The following tables summarize historical data of Fidelity Bankshares, Inc. and pro forma data of Fidelity Bankshares, Inc. at or for the year ended December 31, 2000, based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the common stock following the conversion. No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to currently outstanding stock options or the 2001 stock option plan, or 2001 recognition and retention plan nor does book value give effect to the liquidation account to be established in the conversion, or to the tax bad debt reserve on liquidation. See"The Conversion--Liquidation Rights," and"Management of Fidelity Federal Bank and Trust-- Directors' Compensation," and"--Executive Compensation."

         Pro forma consolidated net income of Fidelity Bankshares, Inc. for the twelve months ended December 31, 2000, has been calculated as if the estimated net proceeds received by Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust had been invested at an assumed interest rate of 5.34% for the twelve months ended December 31, 2000. The reinvestment rate was calculated based on the one-year U.S. Treasury bill rate (which, in light of changes in interest rates in recent periods is deemed by Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust to reflect more accurately the pro forma reinvestment rate in recent periods than the arithmetic average method). The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. The pro forma after-tax yield on the estimated net proceeds is assumed to be 3.26% for the twelve months ended December 31, 2000, based on the effective tax rate of 39.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. It is assumed that Fidelity Bankshares, Inc. will retain 50% of the estimated net conversion proceeds. The actual net proceeds from the sale of common stock will not be determined until the conversion is completed; however, we currently estimate the net proceeds to be between $63.9 million and $86.9 million.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amounts of assets and liabilities of Fidelity Bankshares, Inc. The pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

                                                                           At or for the Year Ended December 31, 2000
                                                                                Based upon the Sale for $10.00 of
                                                                ------------------------------------------------------------------
                                                                 6,576,808         7,737,421        8,898,034       10,232,740
                                                                   Shares            Shares           Shares         Shares(1)
                                                                 Minimum of       Midpoint of      Maximum of    15% Above Maximum
                                                                 Estimated         Estimated        Estimated      of Estimated
                                                                Price Range       Price Range      Price Range      Price Range
                                                                -----------       -----------      -----------      -----------
                                                                         (Dollars in Thousands, Except Per Share Data)
Gross proceeds ...........................................   $     65,768     $     77,374     $     88,980     $    102,327
  Expenses ...............................................         (1,821)          (1,930)          (2,039)          (2,164)
                                                                   ------           ------           ------           ------
  Estimated net proceeds .................................         63,947           75,444           86,941          100,163
  Common stock purchased by employee stock
   ownership plan(2) .....................................          3,946)          (4,642)          (5,339)          (6,140)
  Common stock purchased by recognition plan(3) ..........         (2,631)          (3,095)          (3,559)          (4,093)
  Assets reinvested from the MHC .........................          1,252            1,252            1,252            1,252
                                                                    -----            -----            -----            -----
  Estimated net proceeds, as adjusted ....................   $     58,622     $     68,959     $     79,295     $     91,182
                                                             ============     ============     ============     ============

For the fiscal year ended December 31, 2000:
Consolidated net income:
  Historical .............................................   $      8,521     $      8,521     $      8,521     $      8,521
  Pro forma adjustments:
   Income on adjusted net proceeds .......................          1,910            2,246            2,583            2,970
   Employee stock ownership plan(2) ......................           (241)            (283)            (326)            (375)
   Recognition plan(3) ...................................           (321)            (378)            (434)            (499)
                                                                     ----             ----             ----             ----
     Pro forma net income ................................   $      9,869     $     10,106     $     10,344     $     10,617
                                                             ============     ============     ============     ============

Net income per share(4):
  Historical .............................................   $       0.74     $       0.63     $       0.55     $       0.48
Pro forma adjustments:
  Income on net proceeds .................................           0.17             0.17             0.16             0.16
  Employee stock ownership plan(2) .......................          (0.02)           (0.02)           (0.02)           (0.02)
  Recognition plan(3) ....................................          (0.03)           (0.03)           (0.03)           (0.03)
                                                                    -----            -----            -----            -----
   Pro forma net income per share(4)(5) ..................   $       0.86     $       0.75     $       0.66     $       0.59
                                                             ============     ============     ============     ============
Pro forma price to earnings ..............................         11.63x           13.33x           15.15x           16.95x
Number of shares used in  price-to-earnings
 ratio calculations ......................................     11,525,122       13,558,967       15,592,812       17,931,734

At December 31, 2000:
Stockholders' equity:
Historical ...............................................   $     91,651     $     91,651     $     91,651     $     91,651
Estimated net proceeds ...................................         63,947           75,444           86,941          100,163
MHC capital consolidation ................................          1,252            1,252            1,252            1,252
Less:  Common stock acquired by employee stock
            ownership plan(2) ............................         (3,946)          (4,642)          (5,339)          (6,140)
         Common stock acquired by recognition plan(3) ....         (2,631)          (3,095)          (3,559)          (4,093)
                                                                   ------           ------           ------           ------
Pro forma  stockholders' equity(6) .......................        150,273          160,610          170,946          182,833
  Intangible assets ......................................          2,504            2,504            2,504            2,504
                                                                    -----            -----            -----            -----
  Pro forma tangible  stockholders' equity ...............   $    147,769     $    158,106     $    168,442     $    180,329
                                                             ============     ============     ============     ============

Stockholders' equity per share(7):
Historical ...............................................   $       7.70     $       6.55     $       5.69     $       4.95
Estimated net proceeds ...................................           5.37             5.38             5.40             5.41
MHC capital consolidation ................................           0.11             0.09             0.08             0.06
Less: common stock acquired by employee stock
            ownership plan(2) ............................          (0.33)           (0.33)           (0.33)           (0.33)
         Common stock acquired by recognition plan(3) ....          (0.22)           (0.22)           (0.22)           (0.22)
                                                                    -----            -----            -----            -----
Pro forma  stockholders' equity per share(6)(7) ..........   $      12.63     $      11.47     $      10.62     $       9.88
                                                             ============     ============     ============     ============
Pro forma tangible  stockholders' equity per share .......   $      12.42     $      11.29     $      10.46     $       9.74
                                                             ============     ============     ============     ============
Offering price as a percentage of pro forma  stockholders'
  equity per share .......................................          79.18%           87.18%           94.16%          101.32%
                                                                    =====            =====            =====           ======
Offering price as a percentage of pro forma tangible
  stockholders' equity per share .........................          80.52%           88.57%           95.60%          102.67%
                                                                    =====            =====            =====           ======
Number of shares used in book value per share
  calculations ...........................................     11,900,000       14,000,000       16,100,000       18,515,000

                                                        (footnotes on next page)

--------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.
(2) Assumes that 6.0 % of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from the net proceeds of the offering retained by Fidelity Bankshares, Inc. Fidelity Federal Bank and Trust intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest of the debt. Fidelity Federal Bank and Trust's total annual payments on the employee stock ownership plan debt are based upon 10 equal annual installments of principal . Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Fidelity Federal Bank and Trust, the fair value of the common stock remains at the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes (i) that 39,461, 46,425, 53,388 and 61,396 shares were committed to be released during the year ended December 31, 2000, at the minimum, mid-point, maximum, and adjusted maximum of the offering range, respectively, and (ii) in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3) If approved by Fidelity Bankshares, Inc.'s stockholders, the stock recognition plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the stock recognition plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Fidelity Bankshares, Inc., or through open market purchases. The funds to be used by the stock recognition plan to purchase the shares will be provided by Fidelity Bankshares, Inc. or Fidelity Federal Bank and Trust. The table assumes that the stock recognition plan acquires the shares through open market purchases at the subscription price with funds contributed by Fidelity Bankshares, Inc., and that 20% of the amount contributed to the stock recognition plan is amortized as an expense during the fiscal year ended December 31, 2000, and the stock recognition plan expense reflects an effective combined federal and state tax rate of 39.0%. Assuming stockholder approval of the plan and that the plan shares are awarded through the use of authorized but unissued shares of common stock, stockholders  would have their voting  interests  diluted by  approximately
     2.2%.
(4) Per share figures include shares of Fidelity Bankshares, Inc. common stock that will be exchanged for the publicly held shares of Fidelity Bankshares, Inc. common stock in the share exchange. Net income per share computations are determined by taking the number of subscription shares assumed to be sold in the offering and the number of exchange shares assumed to be issued in the share exchange and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares which have not been committed for release during the respective period. See Note 2 above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(5) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which is expected to be adopted by Fidelity Bankshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the conversion. If the stock option plan is approved by stockholders, an amount equal to 10% of the common stock sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute existing stockholders' interests by approximately 5.5%.
(6) The retained earnings of Fidelity Federal Bank and Trust will be substantially restricted after the conversion. See"Dividend Policy,""The Conversion--Liquidation Rights" and"Regulation--Federal Regulation of Savings Institutions--Limitation on Capital Distributions."
(7) Per share figures include shares of Fidelity Bankshares, Inc. common stock that will be exchanged for publicly held shares of Fidelity Bankshares, Inc. common stock in the share exchange. Stockholders' equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering, and (ii) exchange shares equal to the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.8277, 2.1502, 2.4727 and 2.8436, respectively, at the minimum, mid-point, maximum, and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

                    FIDELITY BANKSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


         The following Consolidated Statements of Operations of Fidelity Bankshares, Inc. for the years ended December 31, 1998, 1999, and 2000, have been audited by Deloitte & Touche LLP, independent certified public accountants, whose report thereon appears elsewhere herein. These statements should be read in conjunction with the consolidated financial statements of Fidelity Bankshares, Inc. and related notes thereto included elsewhere in this prospectus.

                                                    Year Ended
                                                    December 31,
                                     -------------------------------------
                                        1998         1999         2000
                                        ----         ----         ----
                                       (In thousands, except share data)
Interest income:
  Loans .......................     $  71,996    $  81,290     $ 100,650
  Investment securities .......         1,048        2,215         3,953
  Other investments ...........         3,482        3,109         3,331
  Mortgage-backed and corporate
   debt securities ............        21,794       24,311        24,646
                                    ---------    ---------    ----------
Total interest income .........        98,320      110,925       132,580
                                    ---------    ---------    ----------
Interest expense:
  Deposits ....................        45,128       51,578        63,890
  Advances from Federal Home
    Loan Bank and other
     borrowings ...............        19,864       20,677        21,781
                                    ---------    ---------    ----------
Total interest expense ........        64,992       72,255        85,671
                                    ---------    ---------    ----------
Net interest income ...........        33,328       38,670        46,909
Provision for loan losses .....            77          463         1,328
                                    ---------    ---------    ----------
Net interest income after
 provision for loan losses ....        33,251       38,207        45,581
                                    ---------    ---------    ----------
Other income:
  Service charges on deposit
   accounts ...................         2,519        3,222         4,012
  Fees for other banking
   services ...................         2,220        2,722         4,043
  Net gain on sale of loans,
    mortgage-backed securities
     and investments ..........         2,502          420         1,441
  Gain on sale of property ....            --        5,100            --
  Miscellaneous ...............         1,449        1,463         3,419
                                    ---------    ---------    ----------
Total other income ............         8,690       12,927        12,915
                                    ---------    ---------    ----------
Operating expense:
  Employee compensation and
   benefits ...................        16,422       21,214        26,645
  Occupancy and equipment .....         6,231        7,256         8,913
  Gain on real estate owned ...           (72)        (234)         (142)
  Marketing ...................           767          916         1,281
  Federal deposit insurance
   premium ....................           556          672           277
  Miscellaneous ...............         5,783        6,530         7,938
                                    ---------    ---------    ----------
Total operating expense .......        29,687       36,354        44,912
                                    ---------    ---------    ----------
Income before provision for
 income taxes .................        12,254       14,780        13,584
                                    ---------    ---------    ----------
Provision (benefit) for
 income taxes:
  Current .....................         5,579        5,604         6,761
  Deferred ....................          (737)          62        (1,698)
                                    ---------    ---------    ----------
Total provision for income
 taxes ........................         4,842        5,666         5,063
                                    ---------    ---------    ----------
Net income ....................     $   7,412    $   9,114     $   8,521
                                    =========    =========    ==========
Earnings per share:
  Basic .......................     $    1.12    $    1.42     $    1.31
                                    =========    =========    ==========
  Diluted .....................     $    1.10    $    1.40     $    1.31
                                    =========    =========    ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


         This discussion and analysis reflects Fidelity Bankshares, Inc.'s consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Fidelity Bankshares, Inc.'s consolidated financial statements and their notes beginning on page F-1 of this prospectus, and the other statistical data provided in this prospectus. This prospectus contains certain "forward-looking statements" which may be identified by the use of such words as "believe," "expect," "intend" "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.


General


         We conduct no business other than holding the common stock of Fidelity Federal Bank and Trust. Consequently, our net income depends on the net income of Fidelity Federal Bank and Trust. The net income of Fidelity Federal Bank and Trust is derived primarily from its net interest income, which is the difference between interest income earned on investments in loans, mortgage-backed securities and other investment securities and loans, and its cost of funds consisting of interest paid on deposits and borrowings. Fidelity Federal bank and Trust's net income also is affected by its provision for loan losses, as well as by the amount of other income, including income from fees and service charges, net gains and losses on sales of investments, and operating expenses such as employee compensation and benefits, deposit insurance premiums, occupancy and equipment costs, and income taxes. In addition, earnings are affected significantly by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, which events are beyond our control. In particular, the general level of market rates tends to be highly cyclical.


Business Strategy


         Fidelity Federal Bank and Trust's current business strategy is to operate as a well-capitalized, profitable and independent community- oriented financial institution dedicated to providing quality customer service. Historically, we have emphasized retail deposits as our primary source of funds. We maintain a substantial part of our assets in locally originated residential first mortgage loans, mortgage-backed securities and in other liquid investment securities. In recent years, we have sought to complement our traditional lending activities by substantially increasing our commercial real estate, commercial business and consumer lending. Since January 1, 1999, we have increased our presence in our market area by opening 13 new branch locations. During this period, we have also introduced a number of new loan and deposit products, in addition to introducing trust, insurance and securities investment services. Specifically, our business strategy incorporates the following elements: (1) geographic expansion of our market presence by opening new branches; (2) expanding our business banking services, with a goal of increasing our small business customer base; (3) increasing the origination of commercial real estate, commercial business and consumer loan originations; (4) increasing our non-interest income, with an emphasis on trust and asset management services as well as insurance and investment products; (5) maintaining high asset quality; (6) continuing our traditional mortgage lending; and (7) increasing our level of "core deposits".

         Highlights of Fidelity Federal Bank and Trust's business strategy are as follows:

         Expanding our market presence. Management determined that the strong Florida economy combined with the rapid consolidation of Florida community banks presented greater opportunities for Fidelity Federal Bank and Trust , and in
1998, we began to significantly increase the number of our branch offices in Palm Beach, Martin and St. Lucie Counties. A principal component of this expansion program was to identify attractive locations for opening new branches that either complemented our existing operations or provided access to new areas within our market. The new branches consist of both full service and complementary "supermarket" branches. As a result of our efforts, we have increased the number of branches from 22 at December 31, 1998 to 35 at December 31, 2000. Of these branches, 31 are full-service offices and four are supermarket branches. None of the new branches opened during this period were acquired from other financial institutions. We also opened a second loan production office. Upon completion of the conversion, a portion of the net proceeds will be used to continue our branch expansion program, as market conditions permit. However, we currently have no commitments to use any of the net proceeds for branch expansion. During the next two years we expect to open approximately three new branches per year. Generally, management intends a new branch to achieve profitability within 18-24 months after opening, although there can be no assurance that a particular branch will in fact do so. With the recent merger activity in our market area, we believe that our community-oriented approach to banking may enable us to increase our market share.

         Expanding our business banking. We have increased our emphasis on business banking and we intend to use our branch office network to provide convenient and expanded commercial deposit products and services to business customers. Our objective is to use our service-oriented banking philosophy to attract business customers that have been affected adversely by recent bank mergers. We have been hiring senior commercial banking officers who have extensive experience in originating and administering business loans. These senior officers have enhanced our commercial loan department and our commercial loan origination capabilities, and will enable us to expand relationships with our current business customers and attract new business customers. We have also hired additional personnel to serve our business customers by providing cash management services and variable money market, NOW, sweep, and other transaction accounts. By upgrading our computer systems, we will soon be able to offer other fee-based services desired by business customers, such as internet banking and cash management.

         Increasing our emphasis on commercial real estate, commercial business and consumer lending. We have sought to significantly increase our commercial real estate lending as well as our commercial business and consumer lending consistent with safety and soundness. At December 31, 2000, loans secured by commercial real estate totaled $122.7 million, or 9.0% of total loans. At December 31, 2000, consumer loans (primarily home equity lines of credit, automobile loans, boat loans and passbook loans) and commercial business loans totaled $85.4 million, or 6.3% of total loans. We have been emphasizing our commercial real estate and consumer and commercial business lending activities, and in this regard we have expanded our underwriting and collection department to add qualified persons who are experienced in originating and servicing our commercial real estate and commercial business loans. Although these loans offer higher yields than one-to four-family loans, they also involve greater risk.

         Diversifying our products and services with a goal of increasing our non-interest income. We have sought to reduce our dependence on net interest income by increasing the fee income we derive for services that we provide. In 1999, we began offering insurance and investments products through an operating subsidiary, Florida Consolidated Agency, Inc., doing business as Fidelity Insurance. In July 1999, Fidelity Insurance acquired an established full-service insurance agency based in Juno, Florida. Fidelity Insurance acts as agent for a number of insurance companies. In addition, beginning in February 2000, we began to offer trust and investment management services that we believe will be sought by persons with net worth of $500,000 or more, and by small and medium-sized businesses. At December 31, 2000, we had $11.3 million in assets under trust management.

         Maintaining our high asset quality. Although we have increased our commercial real estate, commercial business and consumer loans which historically have involved greater credit risk than residential mortgage loans, we have consistently maintained a high level of asset quality. We believe that our high asset quality is the result of a stable economy, conservative underwriting standards and experienced loan officers, as well as diligent monitoring of our loan portfolio by our collections department. During the years ended December 31,

1999 and 2000, loans charged-off totaled $107,000 and $142,000, respectively. At December 31, 1999 and 2000, our percentage of non-accruing loans to net loans receivable was 0.37% and 0.37%, respectively. In addition, the percentage of non-performing assets to total assets at December 31, 1999 and 2000 was 0.30% and 0.26%, respectively, and our ratio of allowance for loan losses to non-performing loans was 83.08% and 98.41%, respectively, at December 31, 1999 and 2000.

         Continuing our traditional residential mortgage lending. Our principal business activity has been originating residential real estate loans and retaining these loans in our loan portfolio. We anticipate a continued commitment to financing the purchase or improvement of residential real estate in our market area. At December 31, 2000, $1.0 billion, or 74.1% of our loan portfolio consisted of one-to four-family residential mortgage loans.

         Increasing core deposits. We have tried to change our deposit mix in recent years, by increasing our "core deposits", which include checking, money market and savings accounts. Core deposits are a more stable and lower cost source of funds than certificates of deposit and such core deposits often generate fee income. At December 31, 2000, certificates of deposit comprised 60.5% of total deposits, a reduction from 67.2% at December 31, 1999. We intend to continue to grow our core deposits through our expanding branch network by building our business checking relationships.


Changes in Financial Condition


         Comparison of Financial Condition at December 31, 1999 and December 31, 2000

         Our assets increased by $204.0 million from $1.7 billion at December 31, 1999 to $1.9 billion at December 31, 2000. The increase in our assets was primarily attributable to a $196.8 million increase in net loans receivable offset by a $8.4 million decrease in cash and assets available for sale. In addition, we increased our investment in office properties and equipment, primarily for new office sites, by $9.0 million, while all other assets increased by $6.5 million. Funds for the increase in assets were provided primarily by an increase in deposits of $176.3 million and an increase in advances from the FHLB of $27.3 million. The increases in loans and deposits reflects our branch expansion in our market area. In addition, the increase in our deposits primarily reflects the popularity of our variable rate money market accounts and non-interest bearing NOW accounts which increased by $68.1 million and $62.0 million, respectively. Stockholders' equity at December 31, 2000 was $91.7 million, an increase of $8.3 million from December 31, 1999. This increase primarily consisted of net income for the year of $8.5 million and a decrease in accumulated other comprehensive loss (net of taxes) of $2.1 million, which was partially offset by dividends declared of $2.9 million.


         Comparison of Financial Condition at December 31, 1998 and 1999


         During 1999, our assets increased by $152.0 million. Loans receivable increased by $187.3 million, while cash and cash equivalents increased by $775,000. In addition, we increased our investment in office properties and equipment, primarily for new office sites, by $7.3 million, and other assets increased by $3.2 million, from $13.9 million to $17.1 million. Partially offsetting the increase in total assets was a $48.3 million decrease in assets classified as available for sale. The funds used to provide for the increase in loan growth and investments in properties and equipment included a $58.6 million decrease in mortgage-backed and corporate securities. Deposits increased by $200.8 million from $1.1 billion at December 31, 1998, to $1.3 billion at December 31, 1999. The increase in deposits included $86.1 million from the new branch offices opened during the year. Approximately $56.1 million of the increased deposits were used to reduce our FHLB advances which decreased from $303.1 million to $247.1 million, while the remaining funds were used to fund asset growth.

         Stockholders' equity decreased by $1.7 million from $85.0 million at December 31, 1998, to $83.3 million at December 31, 1999. The decrease in stockholders' equity was attributable to an increase in accumulated other comprehensive loss (net of taxes) from $318,000 to $6.1 million, reflecting the decline in the fair value of our securities classified as available for sale. Partially offsetting this loss was an increase in our retained earnings of $5.3 million from $52.0 million at December 31, 1998 to $57.3 million at December 31, 1999.

Results of Operations


         Our earnings depend primarily on our level of net interest income, which is the difference between interest earned on our interest-earning assets, consisting primarily of loans, mortgage-backed securities and other investment securities, and the interest paid on interest-bearing liabilities, consisting primarily of deposits. Net interest income is a function of our interest rate spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets compared to interest-bearing liabilities. Our earnings are also affected by our level of operating expenses and service charges as well as other expenses, including employee compensation and benefits, occupancy and equipment costs, and deposit insurance premiums.


         Results of Operations for the years ended December 31, 1998 , 1999 and 2000

         General. We had net income of $8.5 million, or basic earnings per share of $1.31, for the year ended December 31, 2000. Net income totaled $9.1 million, or basic earnings per share of $1.42, and $7.4 million, or basic earnings per share of $1.12, for fiscal 1999 and 1998, respectively. The decrease in net income for the year ended December 31, 2000, as compared to 1999 was attributable to an increase in other operating expenses of $8.6 million, or 23.5% from $36.4 million for the year ended December 31, 1999 to $44.9 million for the year ended December 31, 2000 and an increase in our provision for loan losses of $865,000. Offsetting these increased expenses was an increase in net interest income of $8.2 million to $46.9 million for the year ended December 31, 2000 from $38.7 million in 1999 and a decrease in provision for income taxes of $603,000 from $5.7 million in 1999 to $5.1 million in 2000.

         Interest Income. Interest income increased by $21.7 million, or 19.5%, from $110.9 million for the year ended December 31, 1999, to $132.6 million for the year ended December 31, 2000. The increase in interest income was attributable to a $159.6 million increase in the average balance of interest earning assets from $1.6 billion to $1.7 billion, as well as an increase in the average yield on these assets from 7.10% to 7.70%. The increase in average interest earning assets reflected an increase of $146.9 million in the average balance of mortgage loans, a $58.3 million increase in the average balance of consumer and commercial business loans, and a $19.0 million increase in the average balance of investment securities. The increase in the average yield on our interest earning assets reflects the rising interest rate environment generally during 2000, as well as the changing composition of our loan portfolio which was comprised of an increasing percentage of higher yielding consumer and commercial business loans.

         Interest income from mortgage loans increased by $12.7 million, or 17.9%, from $71.0 million for the year ended December 31, 1999 to $83.7 million for the year ended December 31, 2000. The increase in interest income on mortgage loans was attributable to an increase in the average balance of mortgage loans from $952.7 million to $1.1 billion, as well as an increase in the average yield from 7.45% to 7.61%. Interest income from consumer and commercial business loans increased by $6.7 million, or 64.7%, from $10.3 million for the year ended December 31, 1999 to $17.0 million for the year ended December 31, 2000. The increase was attributable to an increase in the average balance of consumer and commercial business loans from $114.4 million to $172.7 million, and an increase in the average yield of such loans from 9.02% to 9.83%. Interest income from mortgage-backed securities increased slightly from $24.3 million in 1999 to $24.6 million in 2000. The average balance of mortgage-backed securities decreased from $409.7 million in 1999 to $349.5 million in 2000, as Fidelity Federal Bank and Trust redeployed funds from maturing mortgage-backed securities into higher yielding loans. The average yield on mortgage-backed securities increased from 5.93% to 7.05%. The increase in the average yield of our mortgage-backed securities portfolio resulted from our investment in adjustable rate securities, which repriced upward as a result of the general increase in market interest rates. Interest income from investments increased $1.7 million from $2.2 million in 1999, to $4.0 million in 2000. The increase is attributable to an increase in average balance of investments from $36.2 million to $55.2 million, as well as an increase in the average yield from 6.12% to 7.16%. Interest income from other investments, consisting of interest-earning deposits in other financial institutions and FHLB stock, increased $222,000, from $3.1 million in 1999 to $3.3 million in 2000. The increase reflects an increase in the average yield of other investments from 6.22% to 7.33%.

         Interest income increased by $12.6 million, or 12.8%, from $98.3 million for the year ended December 31, 1998, to $110.9 million for the year ended December 31, 1999. The increase in interest income was principally attributable to an increase of $217.2 million in the average balance of interest-earning assets from $1.3 billion to $1.6 billion, offset in part, by a decrease in the average yield from 7.31% to 7.10%. The increase in average interest-earning assets was primarily the result of a $149.5 million increase in the average balance of loans and a $52.2 million increase in the average balance of mortgage- backed securities. Also contributing to this increase was an increase in the average balance of investment securities of $17.7 million. While the average balance of mortgage-backed securities increased from $357.4 million in 1998 to $409.7 million in 1999, income derived from these investments was partially offset by a decrease in the average yield on these securities from 6.10% at December 31, 1998 to 5.93% at December 31, 1999.

         Interest income from mortgage loans increased by $6.8 million, or 10.6%, from $64.1 million for the year ended December 31, 1998, to $71.0 million for the year ended December 31, 1999, primarily because of an increase in the average balance of mortgage loans from $834.1 million in 1998, to $952.7 million in 1999. Interest income from consumer and other loans increased by $2.5 million in 1999, as compared to 1998. The principal reason for this increase was a 36.9% increase in the average balance of such loans in 1999, as compared to 1998. Interest income on mortgage-backed securities increased by $2.5 million to $24.3 million. The increase in interest income on mortgage- backed securities was caused by an increase in the average balance of such securities by $52.2 million to $409.7 million, which was partially offset by a decrease in the average yield from 6.10% for the year ended December 31, 1998 to 5.93% for the year ended December 31, 1999. The decrease in the average yield reflected management's decision to purchase short-and medium-term mortgage-backed securities. Interest income on investment securities increased by $1.2 million as a result of an increase in the average balance of these securities from $18.5 million in 1998 to $36.2 million in 1999. Income from other investments, consisting of interest-earning deposits in other financial institutions and FHLB stock, decreased by $373,000, from $3.5 million in 1998 to $3.1 million for the year ended December 31, 1999. The decrease in income from other investments was due to the average balances of these investments decreasing by $2.2 million, or 4.1%, in 1999 compared to 1998.


        Interest Expense. Interest expense increased by $13.4 million, or 18.6%, from $72.3 million for the year ended December 31, 1999 to $85.7 million for the year ended December 31, 2000. The increase in interest expense was attributable to an increase in the average balance of interest- bearing deposits of $178.5 million, or 14.6%, from $1.2 billion in 1999 to $1.4 billion in 2000. The increase in the average balance of deposits reflected the introduction and depositor acceptance of our variable rate money market accounts and non-interest bearing NOW accounts. In addition, the average cost of deposits increased from 4.22% in 1999 to 4.56% in 2000. This increase was attributable to an increase in borrowed funds of $1.1 million, from $20.7 million in 1999 to $21.8 million in 2000. The increase in interest expense from borrowed funds is attributable to the increase in the average balance of such funds from $333.4 million in 1999 to $336.0 million in 2000, as well as an increase in average cost from 6.20% to 6.48%.

         Interest expense increased by $7.3 million or 11.2%, from $65.0 million for the year ended December 31, 1998 to $72.3 million for the year ended December 31, 1999. The increase was attributable to an increase in the average balance of interest-bearing deposits of $228.2 million. Approximately 54% of the increase in deposits for 1999 was in core deposits, consisting of money market accounts, passbooks, non-interest bearing demand accounts and NOW accounts. The increase in interest expense resulting from the increase in the average balance of interest bearing deposits was partially offset by a decrease in the average cost of deposits from 4.54% to 4.22%. The average balance of FHLB advances and other borrowings increased by $17.5 million, from $315.9 million in 1998, to
$333.4 million in 1999. We increased our FHLB advances primarily to fund our increased investments in mortgage-backed securities and corporate debt securities.

         Net Interest Income. Net interest income increased from $38.7 million for 1999 to $46.9 million for the year ended December 31, 2000, representing an increase of $8.2 million, or 21.3%. The increase in net interest income resulted from an increase in our net interest rate spread from 2.45% to 2.77%, which was partially offset by a decrease in the ratio of our average interest-earning assets to average interest-bearing liabilities from 100.51% to 99.21%. The increase in our interest rate spread primarily reflected increased originations of higher yielding consumer and commercial business loans.

         Net interest income increased from $33.3 million for 1998 to $38.7 million for the year ended December 31, 1999, representing an increase of $5.4 million, or 16.2%. The increase in net interest income resulted from an increase in loans receivable, from $977.2 million at December 31, 1998 to $1.2 billion at December 31, 1999 and an increase in our net interest rate spread from 2.35% to 2.45%.

         Provision for Loan Losses. Our provision for loan losses increased by $865,000, from $463,000 in 1999 to $1.3 million in 2000, principally to reflect increased originations of commercial real estate mortgages, commercial business and consumer loans. Our total allowance for loan losses at December 31, 2000 was $4.9 million and was deemed adequate by management in light of the risks inherent in our portfolio. Our ratio of non-performing loans to total loans was 0.37% at December 31, 2000.

         Our provision for loan losses increased by $386,000, from $77,000 for the year ended December 31, 1998 to $463,000 for the year ended December 31, 1999, principally as the result of increased volume in commercial real estate mortgages, consumer loans and commercial business loans. Our total allowance for loan losses at December 31, 1999 totaled $3.6 million and was deemed adequate by management in light of the risks inherent in our loan portfolio. Our ratio of non-performing loans to total loans was 0.40% and 0.37% at December 31, 1998 and 1999, respectively.

         Our financial statements are prepared in accordance with generally accepted accounting principles and, accordingly, allowances for loan losses are based on management's estimate of the losses inherent in the loan portfolio. We provide both general valuation allowances (for unspecified, probable losses) and specific valuation allowances (for known losses) in our loan portfolio. General valuation allowances are added to our capital for purposes of computing our regulatory risk-based capital. We regularly review our loan portfolio, including impaired loans, to determine whether any loans require classification or the establishment of appropriate valuation allowances. Since we are increasing our origination of commercial business loans, consumer and commercial real estate mortgages and since such loans are deemed to have more credit risk than mortgage loans, our provision for loan losses is likely to increase in future periods.

         Other Income. Other income remained stable at $12.9 million for each of the years ended December 31, 2000 and 1999. Within other income the biggest change was due to a $2.0 million increase in other miscellaneous income, which resulted primarily from the receipt without payment of 147,232 shares of John Hancock Financial common stock, valued at $17.00 per share, which we received in connection with John Hancock Financial's conversion from a mutual to a stock insurance company. We received those shares as a result of our ownership of various life insurance policies issued by John Hancock Financial. Service charges on deposit accounts increased $790,000, from $3.2 million to $4.0 million. Fees for other banking services increased $1.3 million, from $2.7 million to $4.0 million. Net gain on sale of loans, investments and mortgage-backed securities also increased $1.0 million from $420,000 to $1.4 million, due to the sale of 147,232 shares of John Hancock Financial common stock, resulting in a profit of $1.2 million.

         Other income for the year ended December 31, 1999 increased by $4.2 million from $8.7 million for the year ended December 31, 1998 to $12.9 million. This increase was primarily due to an increase in gain on sale of property of $5.1 million, which resulted from the sale of downtown West Palm Beach property in December 1999. Also contributing to this increase was an increase in servicing income and other fees of $1.2 million. Partially offsetting these increases was a decrease in net gain on sale of loans, mortgage-backed securities and investments of $2.1 million for the year ended December 31, 1999, compared to 1998.

         Operating Expense. Operating expense increased by $8.6 million, or 23.5% from $36.4 million for the year ended December 31, 1999, to $44.9 million for the year ended December 31, 2000. Operating expense for the year ended 2000 include the operation of eight new full service offices which were in operation for only part of 1999. Employee compensation and benefits expense increased $5.4 million, from $21.2 million in 1999 to $26.6 million in 2000. This increase, which includes normal salary increases, is primarily a consequence of the hiring of additional personnel in connection with our branch expansion in 1999 and 2000, as well as expansion of our commercial loan production capabilities. As a result, our full time equivalent personnel increased by 72 persons, from 506 at December 31, 1999 to 578 at December 31, 2000. Also contributing to the increase in employee expense was increased health care costs. Health care costs increased by $846,000 from 1999 to 2000. Occupancy and equipment costs increased $1.6 million, from $7.3 million to $8.9 million. The increase in occupancy and equipment costs reflects increases in real estate taxes and assessments on our properties as well as depreciation expenses relating to our new computer equipment and new branch office facilities opened during the latter part of 1999 and 2000. Marketing expense increased $365,000 from $916,000 in 1999 to $1.3 million in 2000, and miscellaneous operating expense increased $1.4 million, from $6.5 million in 1999 to $7.9 million in 2000. The increase in miscellaneous operating expense reflects costs associated with Fidelity Federal Bank and Trust's name change from Fidelity Federal Savings Bank of Florida. In addition, increased costs incurred as a result of expanding our branch franchise included costs to provide our additional branches with supplies, increased postage costs, higher armored-car expense and telephone expense. Also contributing to our increased operating expense was a decrease in the gain on real estate owned of $92,000. These increased were partially offset by a decrease in our federal deposit insurance premium of $395,000, from $672,000 in 1999 to $277,000 in 2000.

         In February 2001, we entered into contracts with service providers to substantially upgrade our data processing services. As a result, we plan to expand and enhance our depository and lending product offerings for individuals and businesses, including the establishment of full service internet banking services. In this regard, we expect to incur $2.4 million in costs during the year 2001. Of this amount, we will incur a one-time charge in the first quarter of 2001 of approximately $1.1 million. The remaining $1.3 million, consisting principally of hardware and software purchases, will be incurred throughout 2001 and will be capitalized and expensed over the estimated useful lives of the related assets, in conformity with generally accepted accounting principles.

         Operating expense increased by $6.7 million, or 22.5% to $36.4 million for the year ended December 31, 1999, as compared to the year ended December 31, 1998. Employee compensation and benefits, which increased by 29.2%, represent $4.8 million of this increase. The increase in compensation and benefits, which includes normal salary increases, was due mainly to the hiring of additional personnel in connection with our 1999 branch expansion as well as the expansion of the commercial loan production capabilities. As a result, our full-time equivalent personnel increased by 113 in 1999, from 393 to 506, also a 28.8% increase. Our occupancy and equipment costs were $1.0 million more than in 1998, due in part to increases in real estate tax assessments on our properties, along with additional depreciation expenses relating to new computer equipment and new branch office facilities opened during 1999. Also contributing to the increase in operating expenses were increases in marketing costs of $149,000, federal deposit insurance premium of $116,000 and miscellaneous expenses of $747,000. The increases in other operating expenses, such as $220,000 in stationery and supplies, $118,000 in telephone expense and $93,000 in postage resulted primarily from the operation of branches opened in 1999. These increases were partially offset by an increase in gains on the sale of real estate owned of $162,000 for the year ended December 31, 1999, compared to 1998.

         Income Taxes. Provision for income taxes decreased $603,000 from $5.7 million in 1999 to $5.1 million in 2000. The decrease in the provision for income taxes was attributable to a decrease in income before the provision for income taxes of $1.2 million, from $14.8 million in 1999 to $13.6 million in 2000.

         Our Federal and state income tax expense increased by $824,000 to $5.7 million for the year ended December 31, 1999, compared to 1998. This increase was attributable to an increase of $2.5 million in income before provision for income tax to $14.8 million in 1999, from $12.3 million in 1998, which was partially offset by a decrease in our effective income tax rate.

Average Balances, Net Interest Income and Yields Earned and Rates Paid

         The following table presents for the periods indicated the total dollar amount of interest from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollar and rates, and the net interest margin. No tax-equivalent adjustments have been made and all average balances are daily average balances. Non-accruing loans have been included in the yield calculations in this table and dividends received are included as interest income.


                                                                      For the Years Ended December 31,
                                      ----------------------------------------------------------------------------------------------
                                                      1998                          1999                             2000
                                      -------------------------------    --------------------------    -----------------------------
                                                             Average                       Average                          Average
                                         Average               Yield/    Average             Yield/    Average                Yield/
                                         Balance    Interest    Cost     Balance   Interest   Cost     Balance    Interest     Cost
                                         -------    --------    ----     -------   --------   ----     -------    --------     ----
                                                                          (Dollars in Thousands)
Interest-earning assets:
   Mortgage loans ..................   $  834,065 $   64,146    7.69%    $952,715  $70,975    7.45%  $1,099,636  $  83,663    7.61%
   Consumer and commercial
      business loans ...............       83,582      7,850    9.39      114,392   10,315    9.02      172,726     16,987    9.83
   Mortgage-backed securities(1) ...      357,448     21,794    6.10      409,653   24,311    5.93      349,498     24,646    7.05
   Investment securities ...........       18,527      1,048    5.66       36,197    2,215    6.12       55,196      3,953    7.16
   Other investments(2) ............       52,147      3,482    6.68       49,984    3,109    6.22       45,471      3,331    7.33
                                           ------      -----               ------    -----               ------      -----
     Total interest-earning assets .    1,345,769     98,320    7.31    1,562,941  110,925    7.10    1,722,527    132,580    7.70
Non-interest-earning assets ........       78,409                         100,299                       127,430
                                           ------                          ------                       -------
      Total assets .................   $1,424,178                      $1,663,240                    $1,849,957
                                       ==========                      ==========                    ==========
Interest-bearing liabilities:
   Deposits ........................   $  993,343 $   45,128    4.54%  $1,221,590  $51,578    4.22%  $1,400,130  $  63,890    4.56%
   Borrowed funds ..................      315,907     19,864    6.29      333,439   20,677    6.20      336,065     21,781    6.48
                                          -------      -----              -------   ------              -------     ------
      Total interest-bearing
         liabilities ...............    1,309,250     64,992    4.96    1,555,029   72,255    4.65    1,736,195     85,671    4.93
Non-interest bearing liabilities ...       25,954                          25,644                        28,301
                                           ------                          ------                        ------
      Total liabilities ............    1,335,204                       1,580,673                     1,764,496
Stockholders' equity ...............       88,974                          82,567                        85,461
                                           ------                          ------                        ------
       Total liabilities and
          stockholders' equity .....   $1,424,178                      $1,663,240                    $1,849,957
                                       ==========                      ==========                    ==========
Net interest income ................              $   33,328                       $38,670                       $  46,909
                                                  ==========                       =======                       =========
Net interest rate spread(3) ........                           2.35%                          2.45%                           2.77%
                                                               ====                           ====                            ====
Net interest margin(4) .............                           2.48%                          2.47%                           2.72%
                                                               ====                           ====                            ====
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities ......................                          102.8%                        100.51%                          92.21%
                                                              =====                         ======                           ======

                                                         At December 31, 2000
                                                       ------------------------
                                                        Actual        Yield/
                                                        Balance        Cost
                                                        -------        ----
                                                         (Dollars in Thousands)
Interest-earning assets:
   Mortgage loans ...............................       $1,123,301         7.84%
   Consumer and commercial
      business loans ............................          237,931         9.28%
   Mortgage-backed securities(1) ................          322,223         7.24%
    Investment securities .......................           34,122         6.32%
    Other investments(2) ........................           71,041         6.68%
                                                        ----------        -----
     Total interest-earning assets ..............        1,788,618         7.85%
Non-interest-earning assets .....................          134,279
                                                        ----------
       Total assets .............................       $1,922,897
                                                        ==========
Interest-bearing liabilities:
   Deposits .....................................       $1,497,818         4.77%
    Borrowed funds ..............................          310,005         6.50%
                                                        ----------        -----
      Total interest-bearing
         liabilities ............................        1,807,823         5.07%
Non-interest bearing liabilities ................           23,423
                                                        ----------
       Total liabilities ........................        1,831,246
 Stockholders' equity ...........................           91,651
                                                        ----------
      Total liabilities and
         stockholders' equity ...................       $1,922,897
                                                        ==========
Net interest rate spread(3) .....................                          2.78%
                                                                          =====
Net interest margin(4) ..........................                          2.74%
                                                                          =====
 Ratio of interest-earning
  assets to  interest-bearing
  liabilities ...................................                         98.94%
                                                                          =====


--------------
(1)  Includes corporate debt securities.
(2) Includes interest-bearing deposits in other financial institutions and FHLB stock.
(3) Net interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of interest-earning assets.

Rate Volume Analysis

         The table below sets forth certain information regarding changes in our interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in average volume (changes in average volume multiplied by old rate); (ii) changes in rate (change in rate multiplied by old average volume); (iii) the allocation of changes in rate and volume; and (iv) the net change.


                                                                    Years Ended December 31,
                                          ------------------------------------------------------------------------------------------
                                                 1999 vs. 1998                                 2000 vs. 1999
                                          ------------------------------------------------------------------------------------------
                                               Increase/(Decrease)                           Increase/(Decrease)
                                                    Due to                                         Due to
                                          ------------------------------    Total        ------------------------------   Total
                                                                  Rate/     Increase                            Rate/     Increase
                                           Volume      Rate       Volume    (Decrease)    Volume      Rate      Volume    (Decrease)
                                           ------      ----       ------    ----------    ------      ----      ------    ----------
                                                                     (In Thousands)
Interest income:
  Mortgage loans .....................   $  9,125    $ (2,010)   $   (286)   $  6,829    $ 10,945    $  1,510   $    233    $ 12,688
  Consumer and commercial
    business loans ...................      2,894        (314)       (115)      2,465       5,260         935        477       6,672
  Mortgage-backed securities .........      3,183        (581)        (85)      2,517      (3,570)      4,577       (672)        335
  Investment securities ..............      1,000          85          82       1,167       1,163         377        198       1,738
  Other investments ..................       (144)       (239)         10        (373)       (281)        553        (50)        222
                                         --------    --------    --------    --------    --------    --------   --------    --------
  Total interest-earning assets ......     16,058      (3,059)       (394)     12,605      13,517       7,952        186      21,655
                                         --------    --------    --------    --------    --------    --------   --------    --------
Interest expense:
  Deposits ...........................     10,369      (3,187)       (732)      6,450       7,538       4,165        609      12,312
  Borrowed funds .....................      1,102        (274)        (15)        813         163         934          7       1,104
                                         --------    --------    --------    --------    --------    --------   --------    --------
  Total interest-bearing liabilities .     11,471      (3,461)       (747)      7,263       7,701       5,099        616      13,416
                                         --------    --------    --------    --------    --------    --------   --------    --------
Change in net interest income ........   $  4,587    $    402    $    353    $  5,342    $  5,816    $  2,853   $   (430)   $  8,239
                                         ========    ========    ========    ========    ========    ========   ========    ========





Asset and Liability Management - Interest Rate Sensitivity Analysis

         The majority of our assets and liabilities are monetary in nature, which subjects us to significant interest rate risk. As stated above, the majority of our interest-bearing liabilities and nearly all of our interest-earning assets are held by Fidelity Federal Bank and Trust and therefore virtually all of our interest rate risk exposure lies at the Fidelity Federal Bank and Trust level.


         We monitor interest rate risk by various methods, including analyzing changes in Market Value of Portfolio Equity ("MVPE") which analysis, compared to similar caluations performed by the Office of Thrift Supervision, are reviewed with the Board of Directors' on a quarterly basis. MVPE is generally defined as the difference between the market value of our interest rate sensitive assets and the market value of our interest rate sensitive liabilities. We use an internal model that generates estimates of our MVPE over a range of interest rate scenarios. The model calculates MVPE essentially by discounting the cash flows from our assets and liabilities to present value, using current market rates and adjusting those discount rates accordingly for various interest rate scenarios.

         The following table sets forth our estimated internal calculations of MVPE as of December 31, 2000.


  Changes in Rates                       Market Value of Portfolio Equity
----------------------          ------------------------------------------------
   (Rate Shock)                   $ Amount       $ Change         % Change
----------------------          -------------   -------------  -----------------
                           (Dollars in Thousands)
     +200 bp                       217,566          (23,091)        -9.6%
     +100 bp                       236,277           (4,380)        -1.8%
       -0-                         240,657               --           --
     -100 bp                       233,010           (7,647)        -3.2%
     -200 bp                       219,967          (20,690)        -8.6%

         In preparing the MVPE table above, we have estimated prepayment rates for our loans ranging from 8% to 19%, depending on interest rate scenario and loan type. These rates are management's best estimate based on prior repayment experience.


         Decay rates for liabilities indicate an assumed annual rate at which an interest-bearing liability will be withdrawn in favor of an account with a more favorable interest rate. Decay rates have been assumed for NOW accounts, passbook and money market deposits. During 1999, we contracted with a third-party consultant to perform an analysis of our core deposit accounts and updated this analysis in 2000. The purpose of this analysis was to obtain an estimate of the actual deposit balance trends over various interest rate scenarios during the previous five years and to use that data to provide a forecast of future balance trends over various interest rate scenarios. The following decay rates are based on this analysis.



                                      6 Months     1 Year    3 Years     5 Years
                           Within 6    Through    Through    Through     Through    Over 10
                            Months     1 Year     3 Years    5 Years    10 Years     Years
                            ------     ------     -------    -------    --------     -----
NOW accounts                 .88%        .88%       .68%       .67%       1.69%     100.00%
Passbook, club accounts      .00%        .00%       .27%       .77%       1.95%     100.00%
Money market deposit        1.56%       1.56%       .00%       .00%       0.00%     100.00%
accounts


         The above assumptions are estimates of annual percentages based on remaining balances and while management believes these rates to be a reasonable analysis of future deposit trends based on past performance, they should not be regarded as indicative of the actual prepayments and withdrawals that may be experienced by us in any given period. Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in MVPE requires the making of certain assumptions that may or may not reflect how actual yields and costs respond to changes in market rates. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, interest rates on certain types of assets and liabilities may fluctuate in advance of or lag behind changes in market interest rates.
Additionally, certain assets, such as adjustable rate ("ARM") loans, have features that restrict changes in interest rates on a short-term basis and over the life of the assets. Moreover, in the event of a change in interest rates, prepayment and early withdrawal levels may possibly deviate significantly from those assumed in calculating the above table. Management has also made estimates of fair value discount rates that it believes to be reasonable. However, due to the fact that there is no quoted market for many of the assets and liabilities, management has no definitive basis to determine whether the fair values presented would be indicative of the value negotiated in an actual sale.

         While the above table provides an estimate of our interest rate risk exposure at a particular point in time, it is not intended to provide a precise forecast of the effect of market changes on our MVPE, as actual results may vary. At December 31, 2000, we were not required by the OTS to hold additional risk-based capital for interest rate risk- purposes.


         Our policy in recent years has been to reduce our exposure to interest rate risk generally by better matching the maturities of interest rate sensitive assets and liabilities and by originating ARM loans and other adjustable rate or short-term loans, as well as by purchasing short-term investments. However, particularly in a low-interest-rate environment, borrowers typically prefer fixed-rate loans to ARM loans. We seek to lengthen the maturities of our deposits by promoting longer-term certificates. We do not solicit high-rate jumbo certificates or brokered funds.

Liquidity and Capital Resources


         Fidelity Federal Bank and Trust is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which varies from time to time depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required ratio currently is 4.0%. Fidelity Federal Bank and Trust's liquidity ratio averaged 22.35% during the month of December 1999 and 21.3% during the month of December 2000. Liquidity ratios averaged 30.12% and 21.62% and 20.9% for the years ended December 31, 1998, 1999 and 2000, respectively. Fidelity Federal Bank and Trust adjusts its liquidity levels in order to meet funding needs of deposit outflows, payment of real estate taxes on mortgage loans, repayment of borrowings and loan commitments. Fidelity Federal Bank and Trust also adjusts liquidity as appropriate to meet its asset and liability management objectives.

         Our primary sources of funds are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. We manage the pricing of our deposits to maintain a desired deposit balance. In addition, we invest excess funds in short-term interest-earning and other assets, which provide liquidity to meet lending requirements. Short-term interest-bearing deposits with the FHLB of Atlanta amounted to $32.1 million and $19.1 million and $56.3 million at December 31, 1998, 1999 and 2000, respectively. Other assets qualifying for liquidity outstanding at December 31, 1998, 1999 and 2000, amounted to $313.8 million and $286.0 million, and $265.6 million, respectively. For additional information about cash flows from our operating, financing, and investing activities, see Consolidated Statements of Cash Flows included in the Financial Statements.


         A major portion of our liquidity consists of cash and cash equivalents, which are a product of our operating, investing and financing activities. The primary sources of cash were net income, principal repayments on loans and mortgage-backed securities, and increases in deposit accounts, along with advances from the FHLB.


         Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the FHLB which provide an additional source of funds. At December 31, 2000, we had $274.4 million in advances from the FHLB. We engage in borrowing from the FHLB in order to reduce interest rate risk, and for liquidity purposes.

         At December 31, 2000, we had outstanding loan commitments of $96.6 million to originate and/or purchase mortgage loans. This amount does not include the unfunded portion of loans in process. Certificates of deposit scheduled to mature in less than one year at December 31, 2000, totaled $725.3 million. Based on prior experience, management believes that a significant portion of such deposits will remain with Fidelity Federal Bank and Trust, although there can be no assurance that the deposits will remain with Fidelity Federal Bank and Trust or that their cost could be significantly higher.

         Fidelity Federal Bank and Trust has recently completed its latest phase of its market expansion program as of December 31, 2000 and does not have any current commitments for capital expenditures relating to its branch expansion. Fidelity Federal Bank and Trust does expect to use approximately $1.3 million of the net proceeds it receives in the offering in order to complete a conversion of its computer operations.


Impact of Inflation and Changing Prices


         The consolidated financial statements of Fidelity Bankshares, Inc. and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of Fidelity Federal Bank and Trust's operations. Unlike most industrial companies, nearly all the assets and liabilities of Fidelity Federal Bank and Trust are monetary. As a result, interest rates have a greater impact on Fidelity Federal Bank and Trust's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.


Impact of New Accounting Issues

         In June 1998, the FASB issued SFAS No. 133 (as amended by SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities"), which establishes accounting and reporting standards for derivative instruments and for hedging activities. The statement requires that an entity recognize all derivatives (including certain derivative instruments embedded in other contracts) as either assets or liabilities in the balance sheet at fair value. If certain conditions are met, a derivative may be specifically designated as a fair value hedge, a cash flow hedge, or a foreign currency hedge. Entities may reclassify securities from the held-to-maturity category to the available-for-sale category at the time adopting SFAS No. 133. In June of 1999, FASB issued SFAS No. 137 "Deferral of the Effective Date of FASB Statement No. 133," which makes SFAS 133 effective for all fiscal quarters of fiscal years beginning after June 15, 2000 and, accordingly, would apply to Fidelity Bankshares, Inc. beginning on January 1, 2001. We plan to adopt the standard at that time and do not presently intend to reclassify securities between categories. Management does not believe that the Company is a party to any transactions involving derivatives as defined by SFAS No. 133.


         In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which replaces the accounting and reporting standards of SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on a financial-components approach that focuses on control. The statement also requires reclassification of financial assets pledged as collateral in the statement of financial position separately from other assets not so encumbered or disclosure of such assets in footnotes to the financial statements based on certain criteria. This statement is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Fidelity Bankshares, Inc. does not expect adoption of this standard to have a material effect on Fidelity Bankshares, Inc.'s consolidated financial statements.

    BUSINESS OF FIDELITY BANKSHARES, INC. AND FIDELITY FEDERAL BANK AND TRUST


         Fidelity Bankshares, Inc. is a Delaware corporation which, in January 1997, became the mid-tier stock holding company parent of Fidelity Federal Bank and Trust. At December 31, 2000, the only significant assets of Fidelity Bankshares, Inc. is its ownership of all of the outstanding stock of Fidelity Federal Bank and Trust. In 1997, we acquired BankBoynton, a Federal Savings Bank. At the time the acquisition was completed, we acquired approximately $55.0 million in assets and assumed $41.7 million in deposits from BankBoynton. We did not retain any of BankBoynton's branches. In 1998, we sold $28.8 million in cumulative trust preferred securities through Fidelity Capital Trust I, a special purpose subsidiary of Fidelity Bankshares, Inc. The cumulative trust preferred securities have a yield of 8.375% and are scheduled to mature on January 31, 2028. In the event they are redeemed prior to January 31, 2003, holders of the cumulative trust preferred securities will receive the accrued and unpaid interest to the date fixed for redemption plus 107% of the principal amount. In the event the cumulative trust preferred securities are redeemed after January 31, 2003, holders will receive accrued and unpaid interest to the date fixed for redemption plus 100% of the principal amount. We have no intention to redeem the cumulative trust preferred securities immediately following the conversion and offering. The additional capital raised through the cumulative trust preferred stock issuance provided additional capital to support our asset growth.

         Fidelity Federal Bank and Trust was chartered as a federal mutual savings and loan association in 1952. In 1983, it amended its charter to become a federally chartered mutual savings bank. On January 7, 1994, Fidelity Federal Bank and Trust completed a reorganization into a federally chartered mutual holding company. In July 1999, Fidelity Federal Bank and Trust, through its wholly-owned subsidiary, Florida Consolidated Agency, Inc., began offering insurance and investment products. In February 2000, Fidelity Federal Bank and Trust began offering trust services. At Dcember 31, 2000, we managed $11.3 million in trust assets.

         We are primarily engaged in the business of attracting deposits from the general public in our market area, and investing such deposits, together with other sources of funds, in loans secured by one- to four-family residential real estate. We have sought to increase our commercial real estate lending as well as our consumer and commercial business lending activities. Our goal over the next several years is to continue to increase the origination of these loans consistent with safety and soundness considerations. To a lesser extent, we also originate multi-family loans, construction loans and land loans for single-family properties and invest in mortgage-backed securities issued or guaranteed by the United States Government or agencies thereof. In addition, we invest a portion of our assets in securities issued by the United States Government, cash and cash equivalents, including deposits in other financial institutions, corporate securities and FHLB stock. Our principal source of funds are deposits and principal and interest payments on loans. Principal sources of income are interest received from loans and investment securities. Our principal expense is interest paid on deposits and employee compensation and benefits.


         Beginning in 1998, we actively expanded our branch network throughout our market area. Since December 1998, we opened 14 new branches as of the date of this prospectus.


Market Area


         We are headquartered in West Palm Beach, Florida, and conduct our business primarily in Palm Beach, Martin, and St. Lucie Counties in Florida. To a lesser extent, we conduct business in Indian River County. At the date of this prospectus we had 36 offices in our market area, 31 of which are located in Palm Beach County, three of which are located in Martin County and two of which are located in St. Lucie County. Palm Beach, Martin and St. Lucie Counties are located in southeastern Florida, an area that has experienced considerable growth and development since the 1960s. This three-county area had a total population of 1.4 million as of December 31, 1999. Due to growth controls established at the state and local levels during the 1990's (which will increase the costs of new developments), as well as a moderation of economic growth and migration in our market area, management believes growth in our local market area may be more moderate in the future.


         The southeast Florida economy is significantly dependent upon government, foreign trade, tourism, and its attraction as a retirement area. Unemployment in Palm Beach County is higher than the national and State of Florida averages. Major employers in our market area include Intra-Coastal Health Services, Florida Power and Light, BellSouth and the Palm Beach County School Board.


         In September 2000, one of Palm Beach County's largest employers, Pratt & Whitney, curtailed a significant portion of its operations in Florida. Of the estimated 3,200 employees affected, approximately two-thirds reside in Palm Beach County, while the remainder live in Martin County. Both counties are within our primary service area. Management does not believe that the closing of Pratt & Whitney's facilities has had an adverse effect on our operations.


Competition

         Our market area in southeast Florida has a large concentration of financial institutions, many of which are significantly larger and have greater financial resources than we have, and all of which are competitors of ours to varying degrees. As a result, we encounter strong competition both in attracting deposits and in originating real estate and other loans. Our most direct competition for deposits has come historically from commercial banks, brokerage houses, other savings associations, and credit unions in our market area, and we expect continued strong competition from such financial institutions in the foreseeable future. Our market area includes branches of several commercial banks that are substantially larger than Fidelity Federal Bank and Trust in terms of state-wide deposits. We compete for savings by offering depositors a high level of personal service and expertise together with a wide range of financial services.

         The competition for real estate and other loans comes principally from commercial banks, mortgage banking companies, credit unions and other savings associations. This competition for loans has increased substantially in recent years as a result of the number of institutions competing in our market area as well as the increased efforts by commercial banks to expand mortgage loan originations.

         We compete for loans primarily through the interest rates and loan fees we charge and the efficiency and quality of services we provide to borrowers, real estate brokers, and builders. Factors that affect competition include general and local economic conditions, current interest rate levels, and volatility of the mortgage markets.


         Fidelity Bankshares, Inc. is the fifth largest financial institution holding company headquartered in Florida and the largest headquartered in Palm Beach , Martin and St. Lucie counties, based on asset size. Fidelity Federal Bank and Trust's Palm Beach County deposit share increased from 3.12% in 1995 to 5.72% as of September 30, 2000. Its 5.56% deposit market share for Palm Beach, Martin and St. Lucie counties ranked it sixth among financial institutions in Florida at September 30, 2000, the most recent date for which market share data is available.

Lending Activities


         General. Historically, our principal lending activity has been the origination of fixed and adjustable rate mortgage loans collateralized by one- to four-family residential properties located in our market area. We currently originate adjustable rate mortgage ("ARM") loans for retention in our portfolio, and fixed-rate loans, the majority of which are eligible for sale in the secondary mortgage market. We also originate loans secured by commercial real estate and multi-family residential real estate, construction loans, commercial business loans and consumer loans. In recent years, we have sought to increase our commercial real estate and non-real estate lending, primarily consumer and commercial business lending.

         In an effort to manage interest rate risk, we make our interest-earning assets more interest-rate sensitive by originating adjustable rate loans, such as ARM loans and short- and medium-term consumer loans, including home equity loans. We also purchase both fixed and adjustable rate mortgage-backed securities. At December 31, 2000, approximately $774.9 million, or 56.9%, of our total loan portfolio, and $105.4 million, or 37.1%, of our mortgage-backed securities portfolio, consisted of loans or securities with adjustable interest rates. We originate fixed-rate mortgage loans generally with 15- to 30-year terms to maturity, collateralized by one- to four-family residential properties. One- to four-family fixed-rate and adjustable rate residential mortgage loans generally are originated and underwritten according to standards that allow us to resell such loans in the secondary mortgage market for the purpose of managing interest rate risk and liquidity. We periodically sell, servicing released and without recourse a portion of our residential loans which have terms to maturity exceeding fifteen years. Generally, we retain in our portfolio all consumer, commercial real estate and multi-family residential real estate loans.

         Analysis of Loan Portfolio. Set forth below are selected data relating to the composition of Fidelity Federal Bank and Trust's loan portfolio by type of loan as of the dates indicated. Also set forth below is the aggregate amount of Fidelity Federal Bank and Trust's investment in mortgage-backed securities at the dates indicated.

                                                                             At December 31,
                                     ----------------------------------------------------------------------------------------
                                              1996                  1997                  1998                    1999
                                     --------------------     -----------------     ------------------     ------------------
                                        Amount    Percent     Amount    Percent     Amount     Percent      Amount    Percent
                                        ------    -------     ------    -------     ------     -------      ------    -------
                                                                   (Dollars in Thousands)
Real estate loans:
   One- to four-family(1) ........   $   528,689    79.9%     $720,782    83.7%     $828,929     84.8%  $   925,384     79.5%
    Construction loans ...........        58,493     8.8        38,577     4.5        53,515      5.5        63,589      5.5
    Land loans ...................        11,875     1.8        12,116     1.4         8,583      0.9         9,763      0.8
    Commercial ...................        29,030     4.4        26,947     3.1        62,399      6.4        94,490      8.1
   Multi-family ..................        13,781     2.1        12,999     1.5        12,272      1.2        23,772      2.0
                                     -----------    ----      --------    ----      --------    -----     ---------    -----
      Total real estate loans ....       641,868    97.0       811,421    94.2       965,698     98.8     1,116,998     95.9
                                     -----------    ----      --------    ----      --------    -----     ---------    -----
Non-real estate loans:
   Consumer(2) ...................        39,478     6.0        47,758     5.5        48,270      4.9        60,281      5.2
    Commercial business ..........        18,585     2.8        57,289     6.7        46,958      4.8        94,157      8.1
                                     -----------    ----      --------    ----      --------    -----     ---------    -----
      Total non-real estate loans         58,063     8.8       105,047    12.2        95,228      9.7       154,438     13.3
                                     -----------    ----      --------    ----      --------    -----     ---------    -----
      Total loans receivable .....       699,931   105.8       916,468   106.4     1,060,926    108.5     1,271,436    109.2
Less:
   Undisbursed loan proceeds .....        37,575     5.7        54,471     6.3        84,155      8.6       106,232      9.1
   Unearned discount and net
     deferred fees (costs) .......        (1,607)   (0.2)       (2,554)   (0.3)       (3,621)    (0.4)       (2,826)    (0.2)
   Allowance for loan losses .....         2,263     0.3         3,294     0.4         3,226      0.3         3,609      0.3
                                     -----------   -----      --------   -----      --------    -----     ---------    -----
      Total loans receivable--net    $   661,700   100.0%     $861,257   100.0%     $977,166    100.0%  $ 1,164,421    100.0%
                                     ===========   =====      ========   =====      ========    =====     =========    =====
Mortgage-backed securities.......    $   123,599              $234,132              $389,263            $   336,212
                                     ===========              ========              ========              =========

                                                             At December 31,
                                                      --------------------------
                                                                  2000
                                                      --------------------------
                                                         Amount         Percent
                                                         ------         -------
                                                         (Dollars in Thousands)
Real estate loans:
   One- to four-family(1) .....................       $ 1,008,306         74.1%
    Construction loans ........................            86,901          6.4
    Land loans ................................            14,421          1.0
    Commercial ................................           122,733          9.0
   Multi-family ...............................            21,254          1.6
                                                      -----------        -----
      Total real estate loans .................         1,253,615         92.1
                                                      -----------        -----
Non-real estate loans:
   Consumer(2) ................................            85,407          6.3
    Commercial business .......................           152,524         11.2
                                                      -----------        -----
      Total non-real estate loans .............           237,931         17.5
                                                      -----------        -----
      Total loans receivable ..................         1,491,546        109.6
Less:
   Undisbursed loan proceeds ..................           128,116          9.4
   Unearned discount and net
     deferred fees (costs) ....................            (2,707)        (0.2)
   Allowance for loan losses ..................             4,905          0.4
                                                      -----------        -----
      Total loans receivable--net .............       $ 1,361,232        100.0%
                                                      ===========        =====
Mortgage-backed securities ....................       $   283,993
                                                      ===========
-----------
(1) Includes participations of $4.3 million, $3.2 million, $2.2 million, $1.5 million and $1.1 million at December 31, 1996, 1997, 1998, 1999 and 2000, respectively.
(2) Includes primarily home equity lines of credit, second mortgages and automobile loans. At December 31, 1999 and 2000, the disbursed portion of
     equity  lines  of  credit   totaled  $18.9   million  and  $23.5   million,
     respectively.

         Loan and Mortgage-Backed Securities Contractual Terms to Maturity. The following table sets forth certain information as of December 31, 2000, regarding the dollar amount of loans and mortgage-backed securities maturing in our portfolio based on their contractual terms to maturity. The amounts shown represent outstanding principal balances less loans in process and are not adjusted for premiums, discounts, reserves, and unearned fees. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Adjustable and floating rate loans and mortgage-backed securities are included in the period in which interest rates are next scheduled to adjust rather than in which they contractually mature, and fixed-rate loans and mortgage-backed securities are included in the period in which the final contractual repayment is due. Fixed-rate mortgage-backed securities are assumed to mature in the period in which the final contractual payment is due on the underlying mortgage.



                                                           Over 1        Over 3       Over 5      Over 10     Beyond
                                              Within     Year to 3     Years to 5   Years to 10  Years to 2     20
                                              1 Year       Years         Years        Years        Years       Years        Total
                                              ------       -----         -----        -----        -----       -----        -----
                                                                                  (In Thousands)
Real estate loans:
 One- to four-family residential(1) .....   $  174,457   $   78,419   $  106,831   $  210,337   $  167,121   $  256,679   $  993,844
Commercial, multi-family and
 land ...................................      121,307          305          188        2,572       12,103           --      136,475
Consumer and commercial
 business loans(2) ......................      154,883       11,948       41,513       14,989        9,459          319      233,111
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Total loans receivable ................   $  450,647   $   90,672   $  148,532   $  227,898   $  188,683   $  256,998   $1,363,430
                                            ==========   ==========   ==========   ==========   ==========   ==========   ==========
Mortgage-backed securities ..............   $  106,898   $      698   $      698   $   19,612   $   41,810   $  118,243   $  287,959
                                            ==========   ==========   ==========   ==========   ==========   ==========   ==========

---------
(1)  Includes construction loans.
(2)  Includes commercial business loans of $141.3 million.


         The following table sets forth at December 31, 2000, the dollar amount of all fixed-rate and adjustable rate loans and mortgage-backed securities due or repricing after December 31, 2001.

                                               Fixed      Adjustable      Total
                                               -----      ----------      -----
                                                       (In Thousands)
Real estate loans:
 One- to four-family residential ........     $485,115     $334,272     $819,387
 Commercial, multi-family and
 land ...................................       15,168           --       15,168
Consumer and commercial business
 loans(1) ...............................       78,228           --       78,228
                                              --------     --------     --------
      Total .............................     $578,511     $334,272     $912,783
                                              ========     ========     ========
Mortgage-backed securities ..............     $181,061     $     --     $181,061
                                              ========     ========     ========

-------------
(1)  Includes commercial business loans of $20.3 million.

         One- to Four-Family Residential Real Estate Loans. Our primary lending activity consists of the origination of one- to four-family, owner-occupied, residential mortgage loans secured by properties located in our market area. During 1995, we began to originate one- to four-family residential loans on properties outside of our market area. These loans, which were originated through a network of brokers throughout Florida, are subject to our customary underwriting standards. At December 31, 2000, $1.0 billion, or 74.1%, of our total loan portfolio consisted of one- to four-family residential mortgage loans. Of this amount, $395.4 million were originated outside of our market area.


         We currently offer one- to four-family residential mortgage loans with terms typically ranging from 15 to 30 years, and with adjustable or fixed interest rates. Originations of fixed-rate mortgage loans versus ARM loans are monitored on an ongoing basis and are affected significantly by the level of market interest rates, customer preference, and loan products offered by our competitors. Therefore, even if management's strategy is to emphasize ARM loans, market conditions may be such that there is greater demand for fixed-rate mortgage loans. ARM loan originated and purchased totaled $219.3 million and $217.2 million during the years ended December 31, 1999 and 2000, respectively.

         Our fixed-rate loans and adjustable rate loans are generally originated and underwritten according to standards that permit sale in the secondary mortgage market. Whether we can or will sell loans into the secondary market, however, depends on a number of factors, including the yield and the term of the loan, market conditions, and our current interest rate sensitivity. Our fixed-rate mortgage loans amortize on a monthly basis with principal and interest due each month. One- to four-family residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option.

         We currently offer ARM loans with initial interest rate adjustment periods of one, three, five and seven years, based on changes in a designated market index. After the initial interest rate adjustment period, three, five, seven and ten year ARM loans have the option of converting to a fixed-rate mortgage for the remaining term of the loan at the prevailing interest rate for fixed-rate mortgages at the time of the conversion. The interest rate on one year ARM loans and the three, five and seven year ARM loans that do not convert to a fixed-rate mortgage adjust annually with an annual interest rate adjustment limitation of 200 basis points and with a maximum lifetime interest rate of 600 basis points above the initial interest rate. The interest rate on all non-owner-occupied one- to four- family mortgage loans is 300 to 325 basis points above the appropriate U.S. Treasury securities as the index for - ARM originations. We originate ARM loans with initially discounted rates, which vary depending upon whether the - initial interest rate adjustment period is one, three, five or seven years. We determine whether a borrower qualifies for an ARM loan based on the fully indexed rate of the ARM loan at the time the loan is originated. One- to four-family residential ARM loans totaled $521.1 million, or 38.3%, of our total loan portfolio at December 31, 2000.


         The primary purpose of offering ARM loans is to make our loan portfolio more interest rate sensitive. However, as the interest income earned on ARM loans varies with prevailing interest rates, such loans may not offer us as predictable cash flows as long-term, fixed-rate loans. ARM loans carry increased credit risk associated with potentially higher monthly payments by borrowers as general market interest rates increase. It is possible, therefore, that during periods of rising interest rates, the risk of default on ARM loans may increase due to the upward adjustment of interest costs to the borrower.

         Our one- to four-family residential first mortgage loans customarily include due-on-sale clauses, which are provisions giving us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as security for the loan. Due-on-sale clauses are an important means of adjusting the rates on our fixed-rate mortgage loan portfolio, and we have generally exercised our rights under these clauses.

         Regulations limit the amount that a savings association may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Appraisals are generally performed by our service corporation subsidiary. Such regulations permit a maximum loan-to-value ratio of 97% for residential property and 85% for all other real estate loans. Our lending policies generally limit the maximum loan-to-value ratio on both fixed-rate and ARM loans without private mortgage insurance to 80% of the lesser of the appraised value or the purchase price of the property to serve as collateral for the loan.

         We make one- to four-family real estate loans with loan-to-value ratios in excess of 80%. For one- to four-family real estate loans with loan-to-value ratios of between 80% and 90%, we generally require the borrower to obtain private mortgage insurance. For loans in excess of 90% we require that the borrower obtain private mortgage insurance. We require fire and casualty insurance, including windstorm insurance, as well as a title guaranty regarding good title, on all properties securing real estate loans.


         Construction and Land Loans. At December 31, 2000, we held $86.9 million, or 6.4%, of our loan portfolio in construction loans. We currently offer fixed-rate and adjustable-rate residential construction loans primarily for the construction of owner-occupied single-family residences to builders who have a contract for sale of the property or owners who have a contract for construction. In addition, we make construction loans to builders for homes held for sale which totaled $75.2 million at December 31, 2000. Construction loans are generally structured to become permanent loans, and are originated with terms of up to 30 years with an allowance of up to one year for construction. Construction loans require the payment of interest only during the construction period. Funds are disbursed as construction is completed. During the construction phase, the loans made prior to December 31, 1999 predominately had an adjustable interest rate that adjusted annually and converted into either a fixed-rate or remained an adjustable rate mortgage loan at the end of the construction period. We also make construction loans with fixed-rates of interest. Such loans become permanent one- to four-family loans upon completion of construction. Advances are made as construction is completed. Substantially all of our land and construction loans are secured by property in our market area.

         In addition, we originate loans which are secured by individual unimproved or improved lots. At December 31, 2000, $14.4 million, or 1.0%, of our total loan portfolio consisted of land loans. Land loans are currently offered with one-year adjustable rates for terms of up to 15 years. The maximum loan-to-value ratio for our land loans is 75%. We use the applicable U.S. Treasury securities rate as our index on newly originated loans. Initial interest rates may be below the fully indexed rate.


         Construction and land lending generally involves a greater degree of credit risk than one- to four-family residential mortgage lending. The repayment of the construction loan is often dependent upon the successful completion of the construction project. Construction delays or the inability of the borrower to sell the property once construction is completed may impair the borrower's ability to repay the loan.


         Multi-Family Residential Real Estate Loans. Loans securing multi-family real estate constituted approximately $21.3 million, or 1.6%, of our total loan portfolio at December 31, 2000. At December 31, 2000, we had a total of 91 loans secured by multi-family properties. Our multi-family real estate loans are secured by multi-family residences. At December 31, 2000, substantially all of our multi-family loans were secured by properties located within our market area. At December 31, 2000, our multi-family real estate loans had an average principal balance of $234,000 and the largest multi-family real estate loan had a principal balance of $1.6 million. Multi-family real estate loans currently are offered with adjustable interest rates, although in the past we originated fixed-rate multi-family real estate loans. The terms of each multi-family loan are negotiated on a case-by-case basis. Such loans typically have adjustable interest rates tied to a market index with a 600 basis point lifetime interest rate cap and an interest rate floor equal the initial rate, and amortize over 15 to 25 years. We generally make multi- family mortgage loans at up to 80% of the appraised value of the property securing the loan. We may choose to offer initial discount rates depending on market conditions, but generally the initial interest rate on multi-family real estate loans has been priced at the applicable U.S. Treasury securities as our index on newly originated loans. Our originations of multi-family loans have been limited in recent years.


         Loans secured by multi-family real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family is typically dependent upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired.


         Commercial Real Estate Loans. Loans secured by commercial real estate constituted approximately $122.7 million, or 9.0%, of our total loan portfolio at December 31, 2000. Our commercial real estate loans are secured by improved property such as offices, small business facilities, strip shopping centers, warehouses and other non-residential buildings. Commercial real estate loans are originated in amounts up to 80% of the appraised value of the property securing the loan. In addition, the borrower must demonstrate that the income from the property will support the loan. We generally require a debt coverage ratio of 1.25x. At December 31, 2000, substantially all of our commercial real estate loans were secured by properties located within our market area. At December 31, 2000,f our commercial real estate loans had an average principal balance of $609,000. At that date, the largest commercial real estate loan had a principal balance of $5.8 million and was secured by commercial property located in Palm Beach County, Florida. At December 31, 2000, this loan was performing in accordance with its terms. This was the largest commercial real estate lending relationship at Fidelity Federal Bank and Trust and was within the current loans-to-one borrower limits. Commercial real estate loans are currently offered with annual adjustable rates, although in the past we have originated fixed-rate commercial real estate loans. The terms of each commercial real estate loan are negotiated on a case-by-case basis, although such loans typically have adjustable interest rates tied to a market index, with a 600 basis point lifetime interest rate cap, and a 200 basis point interest rate floor below the initial interest rate. We may choose to offer initial discount rates depending on market conditions. We use the applicable U.S. Treasury rate as our index on newly originated loans. Commercial real estate loans that we originate generally amortize over 15 to 25 years.


         Loans secured by commercial real estate generally involve a greater degree of risk than one- to four-familyy residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired. However, loans secured by commercial real estate generally provide higher levels of interest income than loans secured by one-to four-family residential real estate.


         Consumer Loans. As of December 31, 2000, consumer loans totaled $85.4 million, or 6.3%, of our total loan portfolio. The principal types of consumer loans that we offer are home equity lines of credit, adjustable and fixed-rate second mortgage loans and automobile loans. We also offer boat loans secured by deposit accounts, and to a much lesser extent, unsecured loans. Consumer loans are offered on a fixed-rate and adjustable rate basis with maturities generally of less than ten years. Our home equity lines of credit and second mortgages are secured by the borrower's principal residence with a maximum loan-to-value ratio, including the principal balances of both the first and second mortgage loans, of 90%. Such loans are offered on an adjustable-rate or fixed-rate basis with terms of up to ten years. At December 31, 2000, the disbursed portion of home equity lines of credit totaled $23.5 million, or 27.5% of consumer loans.


         The underwriting standards which we employ for consumer loans include a determination of the applicant's credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration; however, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount, and in the case of home equity lines of credit, we obtain a title guarantee or an opinion as to the validity of title.

         While offering the benefits of shorter terms and generally higher interest rates than those obtained when making loans secured by one-to four-family residences, consumer loans entail greater credit risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, and recreational vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles. We add a general provision on a regular basis to our consumer loan loss allowance, based on general economic conditions and prior loss experience. See "--Delinquencies and Classified Assets--Non-Performing Assets," and "Delinquent Loans and Non-Performing Assets--Classification of Assets" for information regarding our loan loss experience and reserve policy.


         Commercial Business Loans. We also offer commercial business loans to businesses in our market area. Historically, we offered commercial business loans as a customer service to business account holders. However, we have begun to implement a strategy to substantially increase our loans and services to commercial business enterprises. To support this strategy, we have hired additional lenders with commercial business lending expertise. Our largest commercial business loan at December 31, 2000 totaled $10.1 million and was secured by residential property under development located in Indian River County, Florida. At December 31, 2000, we had 618 commercial business loans outstanding with an aggregate balance of $152.5 million, or 11.2% of our total loans. The average commercial business loan balance was approximately $247,000. Commercial business loans are generally offered with t adjustable interest rates only, which are tied to The Wall Street Journal prime rate, plus up to 300 basis points. The loans are offered with prevailing terms of five years but may range up to 15 years. In addition, we offer Small Business Administration loans.


         Underwriting standards which we employ for commercial business loans include a determination of the applicant's ability to meet existing obligations and payments on the proposed loan for normal cash flows generated by the applicant's business. The financial strength of each applicant also is assessed through a review of financial statements provided by the applicant.


         Commercial business loans generally bear higher interest rates and shorter terms than one-to four-family residential loans, but they also may involve higher average balances, increased difficulty of loan monitoring and a higher risk of default since their repayment is generally dependent on the successful operation of the borrower's business. We generally obtain personal guarantees from the borrower or a third party as a condition to the origination of commercial business loans. Furthermore, in order to reduce the risks associated with the origination of commercial business loans, a substantial portion of our commercial business loans are also secured by real estate and business assets owned by the borrower.

         Loan Originations, Solicitation, Processing, and Commitments. Loan originations are derived from a number of sources such as real estate broker referrals, existing customers, borrowers, builders, attorneys, and walk-in customers. Upon receiving a loan application, we will obtain a credit report and employment verification to verify specific information relating to the applicant's employment, income, and credit standing. In the case of a real estate loan, we obtain an appraisal of the real estate intended to secure the proposed loan. We check the loan application file for accuracy and completeness, and verify the information provided. All loans of up to $300,000 may be approved by any one of our senior loan underwriters; loans between $300,000 and $400,000 must be approved by any one of our designated senior lending officers; loans between $400,000 and $1,000,000 must be approved by at least two of our designated senior lending officers which includes the Chief Executive Officer; and loans in excess of $1,000,000 must be approved by at least three members of the Board of Directors acting as a loan committee. These limits are reduced for unsecured loans. The loan committee meets as needed to review and verify that management's approvals of loans are made within the scope of management's authority. Fire and casualty insurance is required at the time the loan is made and throughout the term of the loan, and upon our request flood insurance may be required. After the loan is approved, a loan commitment letter is promptly issued to the borrower. At December 31, 2000, we had commitments to originate $83.5 million of loans.


         If the loan is approved, the commitment letter specifies the terms and conditions of the proposed loan, including the amount of the loan, interest rate, amortization term, a brief description of the required collateral, and required insurance coverage. We also require the borrower to provide proof of fire and casualty insurance on the property (and, as required, flood insurance) serving as collateral, which insurance must be maintained during the full term of the loan. Title insurance or an opinion of title, based on a title search of the property, is required on all loans secured by real property.


         Borrowers who refinance an existing loan must satisfy our underwriting criteria at the time they apply to refinance their loan and have been current in their loan payments for a minimum of one year. Approximately 15% and 9% of our loan originations during the year ended December 31, 1999 and 2000, respectively, represented the refinancing of loans that we hold. Refinancings have resulted in a decrease in our interest rate spread.

         In connection with local mortgage brokers, we have established a mortgage loan broker solicitation program to supplement our internal originations of one- to four-family residential loans. Under this program, which is limited to the origination of one- to four-family residential loans, prospective borrowers complete loan applications which are provided by mortgage brokers. All loans obtained in this manner are reviewed by our underwriting department in accordance with our customary underwriting standards. Total originations from all sources under the mortgage loan broker solicitation program during 1999 and 2000 were $60.6 million and $53.1 million, respectively.

         We have a correspondent relationship with the wholly owned mortgage subsidiary of a major South Florida builder-developer, who has substantial operations in our local service area, whereby the mortgage company originates, processes and closes home mortgages resulting from the sale of the developer's inventory of homes. The mortgage files are sent to our underwriting department and reviewed in accordance with our customary underwriting standards and, if we approve the loans we will issue a commitment to purchase the loan from the mortgage company. We are not obligated to purchase any loans that are presented for our review. Purchases are accomplished by assignment of the mortgage from the mortgage company to Fidelity Federal Bank and Trust. We purchased $23.7 million and $27.2 million, respectively, in loans from this provider during the years ended 1999 and 2000.

         During 1995, we began to originate one- to four-family residential loans on properties outside of our market area. These loans, which were originated through a network of brokers throughout Florida, are subject to our customary underwriting standards. At December 31, 2000, $1.0 billion, or 74.1%, of our total loan portfolio consisted of one- to four-family residential mortgage loans. Of this amount, $395.4 million were originated outside of our market area.

         Loans which we purchase are collateralized by residential properties located primarily in Florida, although we have in the past purchased loans collateralized by properties located outside the State of Florida. Generally, we only purchase residential loans. At December 31, 2000, $115.6 million, or 8.5%, of all loans in our portfolio, were purchased. Of this amount, $11.4 million represented our interest in purchased loan participations. Our largest loan participation was a $4.2 million interest in a loan secured by multi-family units in Broward and Dade County, Florida.

         Origination, Purchase and Sale of Loans. The table below shows our loan origination, purchase and sales activity for the periods indicated. This table is presented on a gross loan receivable basis.


                                               Year Ended December 31,
                                      ------------------------------------------
                                          1998          1999            2000
                                          ----          ----            ----
                                                   (In Thousands)
Loan receivable-gross, beginning
 of period ........................   $   916,468    $ 1,060,926    $ 1,271,436
                                      -----------    -----------    -----------
Originations:
Real estate:
   One- to four-family
    residential(1) ................       255,444        241,965        239,612
    Land loans ....................        23,089         19,123         16,356
    Commercial ....................         9,668         31,951         37,428
    Multi-family ..................         5,975          9,404          5,701
Non-real estate loans:
   Consumer .......................        34,382         46,358         66,040
    Commercial Business ...........        67,465        109,523        158,873
                                      -----------    -----------    -----------
   Total originations .............       396,023        458,324        524,010
                                      -----------    -----------    -----------
Transfer of mortgage loans to
 foreclosed real estate and
 in-substance foreclosure .........        (1,542)        (1,733)          (308)
Loan purchases ....................        45,157         28,401         27,164
Repayments ........................      (241,478)      (258,749)      (307,856)
Loan sales ........................       (53,702)       (15,733)       (22,900)
                                      -----------    -----------    -----------
Net loan activity .................       144,458        210,510        220,110
                                      -----------    -----------    -----------
Total loans receivable-gross,
 end of period ....................   $ 1,060,926    $ 1,271,436    $ 1,491,546
                                      ===========    ===========    ===========
------------
(1)  Includes  loans  to  finance  the   construction  of  one-  to  four-family
     residential properties, and loans originated for sale in the secondary market.

         Loan Origination Fees and Other Income. In addition to interest earned on loans, we occasionally receive loan origination fees. To the extent that loans are originated or acquired for our portfolio, Statement of Financial Accounting Standards (" SFAS") 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring loans and Initial Direct Costs of Leases" requires that we defer loan origination fees and costs and amortize such amounts as an adjustment of yield over the life of the loan by use of the level yield method. Fees and costs deferred under SFAS 91 are recognized into income immediately upon prepayment or the sale of the related loan. At December 31, 2000, we had $3.0 million of deferred loan origination fees and $5.7 million of deferred loan origination costs. Such fees vary with the volume and type of loans and commitments made and purchased, principal repayments, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money.

         We also receive other fees, service charges, and other income that consist primarily of deposit transaction account service charges, late charges, credit card fees, revenue from the sale of insurance and annuity products and income from real estate owned operations. We recognized fees and service charges of $4.7 million and $5.9 million and $8.1 million for the years ended December 31, 1998, 1999 and 2000.

         Loans-to-One Borrower. Savings associations are subject to the same loans-to-one borrower limits as those applicable to national banks, which under current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). At December 31, 2000, our largest outstanding loan balance to one borrower totaled $11.9 million which is secured by a residential and commercial complex under development in northern Palm Beach and Indian River Counties, Florida. At that date, our second largest lending relationship totaled $9.9 million and is secured by residential property under development in Palm Beach County, Florida. Our third largest lending relationship totaled $9.3 million and is secured by residential property under development in Palm Beach County, Florida. Our fourth largest lending relationship totaled $8.5 million and is secured by residential property under development in Dade and Broward County, Florida. Our fifth largest lending relationship totaled $8.3 million and is secured by residential property under development in Indian River County, Florida. All of the loans comprising these lending relationships are performing in accordance with their terms. Our regulatory limit on loans-to-one borrower was $18.0 million at December 31, 2000.

Mortgage-Backed Securities

         We also invest in mortgage-backed securities issued or guaranteed by the United States Government or agencies thereof. These securities consist primarily of fixed-rate mortgage-backed securities issued or guaranteed by Fannie Mae or Freddie Mac. At December 31, 2000 our mortgage-backed securities had a market value of $284.0 million. Effective December 31, 1993, we implemented SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." As a result of the adoption of this accounting principle, we declared its investment in adjustable rate, mortgage-backed securities as available for sale. In November 1995, FASB issued "A Guide to Implementation of SFAS 115 on Accounting for Certain Investments in Debt and Equity Securities - Questions and Answers" ("SFAS 115 Q & A Guide"). SFAS 115 Q & A Guide permits an entity to conduct a one-time reassessment of the classifications of all securities held at that time. On November 28, 1995, in conformity with the SFAS 115 Q & A Guide, we classified all securities as "Available for Sale". As a result, all such securities are now presented at fair value, as determined by market quotations.

         Our objective in investing in mortgage-backed securities varies from time to time depending upon market interest rates, local mortgage loan demand, and our level of liquidity. Mortgage-backed securities are more liquid than whole loans and can be readily sold in response to market conditions and interest rates. Mortgage-backed securities purchased by us also have lower credit risk than mortgage loans because principal and interest are either insured or guaranteed by the United States Government or agencies thereof.

                                                   Year Ended December 31,
                                            ------------------------------------
                                                1998         1999         2000
                                                ----         ----         ----
                                                      (In Thousands)
Mortgage-backed securities at
 beginning of period ....................   $ 234,132    $ 389,263    $ 336,212
 Purchases ..............................     310,581       57,285           --
 Sales ..................................     (26,044)      (9,914)     (17,396)
 Repayments .............................    (125,105)     (89,810)     (37,634)
Discount (premium) amortization .........      (2,503)      (2,611)        (718)
Increase (decrease) in market
 value of securities held for sale
 in accordance with SFAS 115 ............      (1,798)      (8,001)       3,529
                                            ---------    ---------    ---------
Mortgage-backed securities at
  end of period .........................   $ 389,263    $ 336,212    $ 283,993
                                            =========    =========    =========



         The following table sets forth the allocation of fixed and adjustable rate mortgage-backed securities for the periods indicated.




                                                               At December 31,
                                   ----------------------------------------------------------------------
                                           1998                     1999                     2000
                                   --------------------    --------------------      --------------------
                                      $             %           $            %          $             %
                                     ---           ---         ---          ---        ---           ---
                                                           (Dollars In Thousands)
Mortgage-backed securities, net:
 Adjustable:
   FreddieMac ..................   $102,756       26.27%    $ 73,717       21.81%    $ 77,065       27.00%
    FannieMae ..................     56,490       14.44       42,183       12.48       28,305        9.92
    GinnieMae ..................        995        0.25       11,083        3.28           --       --
                                   --------      ------     --------      ------     --------      ------
    Total adjustable ...........    160,241       40.96      126,983       37.57      105,370       36.92
                                   --------      ------     --------      ------     --------      ------
Fixed:
   FreddieMac ..................    122,463       31.30      110,744       32.77       96,364       33.76
    FannieMae ..................     86,166       22.03       84,600       25.04       70,432       24.67
    GinnieMae ..................     20,393        5.21       13,885        4.11       11,827        4.14
                                   --------      ------     --------      ------     --------      ------
     Total fixed ...............    229,022       58.54      209,229       61.92      178,623       62.57
                                   --------      ------     --------      ------     --------      ------
 Accrued interest ..............      1,941        0.50        1,726        0.51        1,466        0.51
                                   --------      ------     --------      ------     --------      ------
Total mortgage-backed
   securities, net .............   $391,204      100.00%    $337,938      100.00%    $285,459      100.00%
                                   ========      ======     ========      ======     ========      ======



Delinquencies and Classified Assets

         Delinquencies. Our collection procedures provide that when a loan is 15 days past due, a computer-generated late charge notice is sent to the borrower requesting payment, plus a late charge. If delinquency continues, at 30 days a delinquent notice is sent and personal contact efforts are attempted, either in person or by telephone, to strengthen the collection process and obtain reasons for the delinquency. Also, plans to arrange a repayment plan are made. If a loan becomes 60 days past due, a collection letter is sent, personal contact is attempted, and the loan becomes subject to possible legal action if suitable arrangements to repay have not been made. In addition, the borrower is given information which provides access to consumer counseling services, to the extent required by regulations of the Department of Housing and Urban Development ("HUD"). When a loan continues in a delinquent status for 90 days or more, and a repayment schedule has not been made or kept by the borrower, generally a notice of intent to foreclose is sent to the borrower, giving 30 days to cure the delinquency. If not cured, foreclosure proceedings are initiated.

         Impaired Loans. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

         Nonperforming Assets. Loans are reviewed on a regular basis and are placed on a non-accrual status when, in the opinion of management, the collection of additional interest is doubtful. Loans are placed on non-accrual status and considered non performing when either principal or interest is 90 days or more past due. Interest accrued and unpaid at the time a loan is placed on a non-accrual status is charged against interest income.


         Real estate that we acquired as a result of foreclosure or by the deed in lieu of foreclosure is classified as real estate owned ("REO") until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the value of the property is less than the loan, less any related specific loan loss provisions, the difference is charged against our earnings. Any subsequent write-down of REO is also charged against earnings. At December 31, 2000, we had no property that was acquired as the result of foreclosure and classified as REO. At December 31, 2000, we had nonperforming assets of $5.0 million and a ratio of nonperforming assets to total assets of 0.26%.

Delinquent Loans and Nonperforming Assets

         The following table sets forth information regarding our non-accrual mortgage loans delinquent 90 days or more, non-accrual consumer and commercial business loans delinquent 60 days or more, and real estate acquired or deemed acquired by foreclosure at the dates indicated. When a loan is delinquent 90 days or more, we fully reserve all accrued interest thereon and cease to accrue interest thereafter. For all the dates indicated, we did not have any material restructured loans within the meaning of SFAS 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings."



                                                     At December 31,
                                        --------------------------------------------
                                        1996     1997      1998       1999      2000
                                        ----     ----      ----       ----      ----
                                                     (Dollars in Thousands)
Delinquent Loans:
  One- to four-family residential...   $2,637    $2,610    $3,687    $4,080    $3,222
Commercial and multi-family real
  estate ...........................      461       140        51        --        --
  Land .............................       84       187        --        --        --
Consumer and commercial business
  loans(1) .........................      128       291       170       264     1,762
                                       ------    ------    ------    ------    ------
Total delinquent loans .............    3,310     3,228     3,908     4,344     4,984
Total REO and loans foreclosed
  in-substance .....................       93       967       907       775        27
                                       ------    ------    ------    ------    ------
    Total nonperforming assets .....   $3,403    $4,195    $4,815    $5,119    $5,011
                                       ======    ======    ======    ======    ======

Total nonperforming loans
  to net loans receivable(1) .......     0.50%     0.37%     0.40%     0.37%     0.37%
Total nonperforming loans
  to total assets(1) ...............     0.38%     0.26%     0.25%     0.25%     0.26%
Total nonperforming loans, loans
 foreclosed in-substance and
 REO to total assets ...............     0.39%     0.35%     0.31%     0.30%     0.26%

----------------
(1)  Includes consumer and commercial business loans delinquent 60 days or more.

         During the year ended December 31, 2000, gross interest income of approximately $144,000, would have been recorded on loans accounted for on a non-accrual basis if the loans had been current throughout the periods. No interest income on non-accrual loans was included in income during 2000.


         The following table sets forth information with respect to loans past due 60-89 days in our portfolio at the dates indicated.


                                                     At December 31,
                                        ----------------------------------------
                                        1996     1997     1998     1999    2000
                                        ----     ----     ----     ----    ----
                                                   (In Thousands)
Loans past due 60-89 days:
 One- to four-family residential ...   $2,038   $3,014   $2,049   $2,538  $4,711
Commercial real estate and
 multi-family ......................       55       54       --       --      --
Consumer and commercial
 business loans ....................       19       83        8      123      84
   Land loans ......................       --       --       11       --      --
                                       ------   ------   ------   ------  ------
     Total past due 60-89 days .....   $2,112   $3,151   $2,068   $2,661  $4,795
                                       ======   ======   ======   ======  ======


         Classification of Assets. Federal regulations provide for the classification of loans and other assets such as debt and equity securities considered by the OTS to be of lesser quality as "substandard," "doubtful," or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the

"distinct possibility" that the savings institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that these weaknesses make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are designated "special mention" by management.

         When we classify problem assets as either substandard or doubtful, we are required to establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When we classify problem assets as "loss," we are required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified, or to charge off such amount. Our determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which can order the establishment of additional general or specific loss allowances. We regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

         The following table sets forth the aggregate amount of our classified assets at the dates indicated.

                                      At December 31,
                                ---------------------------
                                 1998       1999      2000
                                 ----       ----      ----
                                      (In Thousands)
Substandard assets(1) ........  $4,752     $4,884     $4,939
Doubtful assets ..............      --         --         --
Loss assets ..................     167        175         54
                                ------     ------     ------
  Total classified assets ....  $4,952     $5,059     $4,993
                                ======     ======     ======

-------------

(1)  Includes REO and in-substance foreclosures.


         The following table sets forth information regarding our delinquent loans, REO and loans foreclosed in-substance, net of specific valuation allowance at December 31, 2000.


                                                      Balance          Number
                                                      -------          ------
                                                     (Dollars In Thousands)
Residential real estate:
 Loans 60 to 89 days delinquent ...............        $4,711            60
 Loans more than 89 days delinquent ...........         3,212            40
Commercial and multi-family real
 estate:
 Loans 60 to 89 days delinquent ...............            --            --
 Loans more than 89 days delinquent ...........            --            --
Land loans:
 Loans 60 to 89 days delinquent ...............            --            --
 Loans more than 89 days delinquent ...........            --            --
Consumer and commercial business loans
 60 days or more delinquent ...................         1,716            15
 REO ..........................................            27             1
                                                       ------        ------
       Total ..................................        $9,666           116
                                                       ======        ======



         Allowance for Loan Losses. We maintain an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan portfolio, and to a lesser extent, unused commitments to provide financing. Our methodology for assessing the appropriateness of the allowance consists of several key elements, which include a formula allowance and specific allowances for identified problem loans and portfolio segments.


         The formula allowance is calculated by applying loss factors to outstanding loans based on an internal risk grade of such loans or pools of loans. Changes in risk grades of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based primarily on our historical loss experience and may be adjusted for other significant conditions that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date. During the past five years there have been no changes to our estimation methodology for the calculation of the allowance for loan losses.


         The conditions evaluated in connection with the allowance include the following conditions that existed as of the balance sheet date:

          o general economic and business conditions affecting our key lending areas; o credit quality trends (including trends in nonperforming loans expected to result from existing conditions);

          o    collateral values;

          o    loan volumes and concentrations;

          o    seasoning of the loan portfolio;

          o    specific industry conditions within portfolio segments;

          o    recent loss experience in particular segments of the portfolio;

          o    duration of the current business cycle; and

          o    bank regulatory examination results.

         Where any of these conditions is not evidenced by a specifically identifiable problem loan or portfolio segment as of the evaluation date, management's evaluation of the probable loss related to such condition is reflected in the allowance.

         The allowance for loan losses is based upon estimates of probable losses inherent in the loan portfolio. The amount actually observed in respect to of the losses can vary significantly from the estimated amounts. Our methodology includes several features that are intended to reduce the differences between estimated and actual losses. The historical loss experience model that is used to establish the loan loss factors for problem graded loans is designed to be self-correcting by taking account our recent loss experience. Similarly, by basing the pass graded loss factors on historical loss experience, the methodology is designed to take our recent loss experience into account. Pooled loan loss factors are adjusted, if necessary, quarterly based upon the level of net charge-offs expected by management. Furthermore, our methodology permits adjustments to any loss factor used in the computation of the formula allowance in the event that, management's judgment, significant conditions which affect the collectibility of the portfolio as of the evaluation date are not reflected in the loss factors. By assessing the probable estimated losses inherent in the loan portfolio on a monthly basis, we are able to adjust specific and inherent loss estimates based upon any more recent information that becomes available.


         The allowance also incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." These accounting standards prescribe the measurement methods, income recognition and disclosure related to impaired loans. A loan is considered impaired when we determine that it is probable that we will be unable to collect all amount due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount) and the estimated present value of the collateral, if the loan is collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for loan losses. See Note 5 to the Notes to the Consolidated Financial Statements.


         Additional specific allowances are established in cases where management has identified significant conditions or circumstances related to a specific loan that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the formula allowance.

         Pooled loan loss factors (not individually graded loans) are derived from a model that tracks five years of historical loss experience. Pooled loans are loans that are homogeneous in nature, such as consumer installment and residential mortgage loans.



         Management will continue to review the entire loan portfolio to determine the extent, if any, to which further additional loan loss provisions may be deemed necessary. Management believes that our current allowance for loan losses is adequate; however, there can be no assurance that the allowance for loan losses will be adequate to cover losses that may in fact be realized in the future or that additional provisions for loan losses will not be required. Further, as we expand our portfolio of commercial real estate and loans that are not secured by real estate, which are deemed to have greater credit risk than single family mortgage loans, we expect to provide greater allowances for loan losses than have been considered necessary in the past.

         Analysis of the Allowance For Loan Losses. The following table sets forth the analysis of the allowance for loan losses for the periods indicated.


                                                                                   At December 31,
                                                  --------------------------------------------------------------------------------
                                                        1996             1997            1998            1999            2000
                                                        ----             ----            ----            ----            ----
                                                                        (Dollars in Thousands)
Total net loans receivable
  outstanding .................................    $   661,700      $   861,257      $   977,166      $ 1,164,421      $ 1,361,232
Average net loans receivable
  outstanding .................................    $   605,507      $   735,949      $   917,647      $ 1,067,107      $ 1,272,362
Allowance balance (at beginning of
   period) ....................................    $     2,265      $     2,263      $     3,294      $     3,226      $     3,609
Acquired as part of acquisition of
 BankBoynton:
  Residential real estate .....................             --              628               --               --               --
  Consumer and commercial business ............             --              539               --               --               --
                                                   -----------      -----------      -----------      -----------      -----------
       Total  acquired ........................             --            1,167               --               --               --
                                                   -----------      -----------      -----------      -----------      -----------
Provision for losses:
    Residential real estate ...................           (119)             (83)             637             (734)            (126)
    Commercial & multi-family
     real estate ..............................              6               36              335              (16)             138
     Land loans ...............................             27               95               22              (42)            (146)
     Consumer and commercial business .........            250              122             (917)           1,255            1,462
                                                   -----------      -----------      -----------      -----------      -----------
           Total provisions for losses ........            164              170               77              463            1,328
                                                   -----------      -----------      -----------      -----------      -----------
Charge-offs:
    Residential real estate ...................           (158)            (107)             (73)             (59)             (90)
    Commercial and multi-family
      real estate .............................             (8)            (167)             (22)             (21)              --
    Land loans ................................             --               (5)             (28)             (16)              --
    Consumer and commercial  business .........            (22)             (41)             (39)             (11)             (52)
                                                   -----------      -----------      -----------      -----------      -----------
          Total charge-offs ...................           (188)            (320)            (162)            (107)            (142)
                                                   -----------      -----------      -----------      -----------      -----------
Recoveries:
    Residential real estate ...................             22               14               17               27                7
    Commercial and multi-family
      real estate .............................             --               --               --               --               --
    Land loans ................................             --               --               --               --               --
    Consumer and commercial business ..........             --               --               --               --              103
                                                   -----------      -----------      -----------      -----------      -----------
         Total recoveries .....................             22               14               17               27              110
                                                   -----------      -----------      -----------      -----------      -----------
Allowance balance (at end of period) ..........    $     2,263      $     3,294      $     3,226      $     3,609      $     4,905
                                                   ===========      ===========      ===========      ===========      ===========
Allowance for loan losses as a percent
 of net loans receivable at end of
 period .......................................           0.34%            0.38%            0.33%            0.31%            0.36%
Net loans charged-off as a percent of
 average loans outstanding ....................           0.03%            0.04%            0.01%            0.01%            0.01%
Ratio of allowance for loan losses to
 total non-performing loans at end
 of period ....................................          68.37%          102.04%           82.55%           83.08%           98.41%
Ratio of allowance for loan losses to
 total non-performing loans, REO and
 in-substance foreclosures
  at end of period ............................          66.50%           78.52%           67.00%           70.50%           97.88%

         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance by category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.


                                                        At December 31,
                    -----------------------------------------------------------------------------------------
                          1996             1997              1998               1999               2000
                    -----------------  ---------------  -----------------  ----------------  -----------------
                          % of Loans       % of Loans          % of Loans        % of Loans         % of Loans
                            in Each           In Each            In Each          In Each            In Each
                          Category to       Category to        Category to       Category to       Category to
                             Total             Total              Total             Total             Total
                     Amount  Loans    Amount   Loans    Amount    Loans     Amount  Loans    Amount   Loans
                     ------  -----    ------   -----    ------    -----     ------  -----    ------   -----
                                                    (Dollars in Thousands)
Balance at end
of period
applicable to:
 One- to four-
  family
  residential
  mortgage.......... $  990   75.53%  $ 1,493  78.65%    $1,941    78.13%  $1,075   72.78%  $    722   67.60%
 Construction ......    104    8.36        54   4.21        188     5.04      287    5.00        432    5.83
Commercial real
 estate ............    533    4.15       398   2.94        613     5.88      607    7.43        749    8.23
Multi-family
 residential........     39    1.97        43   1.42        140     1.16      110    1.87        106    1.42
Land loans..........    119    1.69       209   1.32        203     0.81      146    0.77         --    0.96
Consumer............    283    5.64       353   5.21         77     4.55      473    4.74        700    5.73
Commercial .........    195    2.66       744   6.25         64     4.43      911    7.41      2,196   10.23
                     ------  ------   -------  -----     ------   ------   ------  ------   --------  ------
Total allowance
 for loan losses.... $2,263  100.00%   $3,294 100.00%    $3,226   100.00%  $3,609  100.00%   $4,905   100.00%
                    =======  ======   =======  ======    ======   ======   ======  ======   ========  ======



Investment Activities


         In prior years, we increased the percentage of our assets held in our investment portfolio as part of our strategy of maintaining higher levels of liquidity which improve Fidelity Federal Bank and Trust's interest rate risk position. Our investment portfolio consists of U.S. Government and agency securities, corporate debt securities, municipal bonds, FHLB stock and interest earning deposits. The carrying value of our investment securities totaled $143.4 million at December 31, 2000.

         Our interest-earning deposits due from other financial institutions with original maturities of three months or less, totaled $56.3 million at December 31, 2000.


         Under federal regulations, we must maintain a minimum amount of liquid assets that may be invested in specified short term securities and certain other investments. See "Regulation--Federal Regulations--Liquidity Requirements" below and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources". We generally maintain a portfolio of liquid assets that exceeds regulatory requirements. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management's projections as to the short term demand for funds to be used in our loan origination and other activities.


         Investment Portfolio. The following tables set forth the carrying value of our investments at the dates indicated. At December 31, 2000, the market value of our investments was approximately $143.4 million. As allowed by SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," we classified our investment in U.S. Government and agency obligations as available for sale. As a result, such securities are now presented at fair value, as determined by market quotations. The market value of investments includes interest- earning deposits and FHLB stock at book value, which approximates market value.

                                      At December 31,
                              --------------------------------
                                1998        1999        2000
                                ----        ----        ----
                                       (In Thousands)
U.S. Government and agency
 obligations ................ $ 15,924    $ 26,317    $ 32,020
Investment in trust
 preferred securities .......   44,488      38,959      38,230
Municipal bonds .............    2,900       2,742       2,102
Interest-earning deposits ...   32,075      19,065      56,323
FHLB stock ..................   15,658      13,354      14,718
                              --------    --------    --------
      Total investments ..... $111,045    $100,437    $143,393
                              ========    ========    ========


         During 1998, we began to diversify our investments in mortgage-backed securities by purchasing investment grade rated, floating rate trust preferred securities of other financial institutions. In doing so, we relied on regulations which permit an investment of up to 35% of our assets in "commercial paper and corporate debt securities." In November of 1998, the Office of Thrift Supervision ("OTS") issued Thrift Bulletin TB-73, which among other matters stated concerns over institutions' investment in trust preferred securities, citing increased interest rate risks as a result of the predominant fixed-rate nature of such securities and that some of these securities could have their maturities extended at the issuer's option. As a result, the OTS adopted limitations on the investment of such securities to 15% of a regulated institution's equity, but adopted a method by which an institution could appeal the limitation.

         At December 31, 2000, Fidelity Federal Bank and Trust's investment in trust preferred securities totaled 2.0% of assets and 31.8% of Fidelity Federal Bank and Trust's regulatory capital. Our investment policy specifically restricts our investment in trust preferred securities to $50 million, investment grade and floating rate to improve our interest rate risk. We have asked the OTS to permit us to maintain our investment at current levels and noted in our appeal that our investments had floating interest rates and the issuers did not have the option to extend the maturities. The OTS has approved our request to maintain our current market investment in these securities but has not approved an increase in our investment in excess of current amounts.

         Investment Portfolio Maturities. The following table sets forth the scheduled maturities, amortized cost, market values and average yields of our investment securities at December 31, 2000.



                                                                 At December 31, 2000
                                ----------------------------------------------------------------------------------------------
                                  One Year or Less       One to Three Years       Three to Five Years        Over Five Years
                                --------------------   ---------------------    ----------------------   ---------------------
                                          Annualized              Annualized                Annualized              Annualized
                                           Weighted                Weighted                  Weighted                Weighted
                                Amortized   Average    Amortized    Average     Amortized     Average    Amortized    Average
                                  Cost       Yield        Cost       Yield         Cost        Yield        Cost       Yield
                                  ----       -----        ----       -----         ----        -----        ----       -----
                                                          (Dollars in Thousands)
Investment securities:
U.S. Government agency
  securities ................   $  2,000      5.40%      $ 15,000      5.55%      $  5,000      6.25%      $ 10,115      8.20%
Investment in trust preferred
  securities ................         --        --             --        --             --        --         40,742      7.37
Municipal bonds .............        781      3.91            836      3.93            266      3.86            235      3.80
FHLB stock(2) ...............     14,718      7.75             --        --             --        --             --        --
Interest-earning deposits ...     56,323      6.40             --        --             --        --             --        --
                                --------      ----       --------      ----       --------      ----       --------      ----
      Total .................   $ 73,822      6.62%      $ 15,836      5.46%      $  5,266      6.13%      $ 51,092      7.52%
                                ========      ====       ========      ====       ========      ====       ========      ====


                                                   Total
                                -----------------------------------------
                                                               Annualized
                                                     Average    Weighted
                                Amortized   Market   Life in     Average
                                  Cost      Value    Years(1)     Yield
                                  ----      -----    --------     -----
                                        (Dollars in Thousands)
Debt securities:
U.S. Government agency
  securities ................   $ 32,115   $ 32,020      4.0      6.49%
Investment in trust preferred
  securities ................     40,742     38,230     26.8      7.37
Municipal bonds .............      2,118      2,102      2.1      3.89
FHLB stock(2) ...............     14,718     14,718       --      7.75
Interest-earning deposits ...     56,323     56,323       --      6.40
                                --------   --------     ----      ----
      Total .................   $146,016   $143,393     16.3      6.79%
                                ========   ========     ====      ====
-------------
(1) Total weighted average life in years calculated only on United States Government agency securities, corporate debt securities and municipal bonds.

(2)  FHLB stock has no stated maturity, and the interest rate is adjustable.

Sources of Funds

         General. Deposits are the major source of our funds for lending and other investment purposes. In addition to deposits, we derive funds from the amortization and prepayment of loans and mortgage-backed securities, the maturity of investment securities, operations and, if needed, advances from the FHLB. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer-term basis for general business purposes.


         Deposits. Consumer and commercial deposits are attracted principally from within our market area through the offering of a broad selection of deposit instruments, including non-interest bearing demand accounts, NOW accounts, passbook savings, money market deposits and certificate of deposit accounts, including individual retirement accounts. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. We regularly evaluate our internal cost of funds, survey rates offered by competing institutions, review our cash flow requirements for lending and liquidity, and execute rate changes when deemed appropriate. We do not obtain funds through brokers. As a result of our strategy of seeking to attract business customers, we have expanded our commercial deposit products and services, particularly variable money market accounts, sweep accounts, and other transaction accounts.

         Deposit growth has benefited from expansion of the branch network, from 22 branches at December 31, 1998 to 35 branches at December 31, 2000. During this time, we were able to achieve higher levels of checking account and savings account growth as compared to growth in certificates of deposit. Certificates of deposits generally are higher cost, more rate sensitive deposits than checking and savings accounts. At December 31, 2000, certificate of deposit accounts comprised 60.5% of total deposits, down from 71.1% at December 31, 1998.

         Deposit Portfolio. The following table sets forth information regarding interest rates, terms, minimum amounts and balances of our deposit portfolio as of December 31, 2000.





   Weighted                                                                                           Percentage
    Average           Minimum              Checking and                  Minimum                       of Total
 Interest Rate         Term              Savings Deposits                Amount          Balances      Deposits
 -------------         ----              ----------------                ------          --------      --------
                                                                                      (In Thousands)
    0.00%              None         Non-interest bearing demand          $     0       $   127,213        8.49%
    0.79               None         NOW accounts                             100           152,704       10.20
    3.03               None         Passbooks and statement savings          100           149,050        9.95
    5.43               None         Money market accounts                  2,500           161,940       10.81


                                      Certificates of Deposit
                                      -----------------------
    3.97%          0 - 3 months     Fixed term, fixed-rate                $1,000       $    20,555        1.37%
    5.68           3 - 6 months     Fixed term, fixed-rate                 1,000            42,820        2.86
    6.48           6 - 12 months    Fixed term, fixed-rate                 1,000           559,767       37.37
    6.13          12 - 36 months    Fixed term, fixed-rate                 1,000           228,350       15.25
    5.99          36 - 60 months    Fixed term, fixed-rate                 1,000            55,419        3.70
                                                                                       -----------      ------
                                    Total                                              $ 1,497,818      100.00%
                                                                                       ===========      ======

         Set forth below is information regarding to the average balance, cost of funds and weighted average interest rate for our deposits for the periods indicated.

                                                                  Years Ended December 31,
                       -------------------------------------------------------------------------------------------------------------
                                    1998                                    1999                               2000
                       ---------------------------------     --------------------------------    -----------------------------------
                                              Weighted                             Weighted                               Weighted
 DEPOSIT TYPE                                  Average                              Average                                Average
                        Average    Interest    Interest       Average   Interest    Interest       Average    Interest     Interest
                        Balances    Expense      Rate        Balances    Expense      Rate        Balances     Expense       Rate
                       ---------  ---------  -----------     --------   --------  -----------    ----------  ----------  -----------
                                                                   (Dollars in Thousands)
Non-interest
 bearing demand .... $   40,933   $       --          --     $   58,287   $     --        --    $   91,677    $    --       --
NOW accounts .......     87,952          714        0.81%       111,648        542      0.49%      138,383      1,002      0.72%
Passbooks ..........    114,852        4,195        3.65        139,846      4,080      2.92       147,348      4,371      2.97
Money market
 accounts ..........     42,237        1,346        3.19         62,606      2,190      3.50       134,354      6,763      5.03
Certificates
 of deposit ........    707,369       38,873        5.50        849,203     44,766      5.27       888,368     51,754      5.83
                     ----------   ----------   ---------     ----------   --------      ----    ----------    -------      ----
     Total ......... $   993,34   $   45,128        4.54%    $1,221,590   $ 51,578      4.22%   $1,400,130    $63,890      4.56%
                     ==========   ==========   =========     ==========   ========      ====    ==========    =======      ====

         The following table sets forth our certificates of deposit classified by rates as of the dates indicated.



                                     At December 31,
                              ----------------------------
                             1998        1999        2000
                             ----        ----        ----
Rate                               (In Thousands)
----
  1.01 - 2.00%..........   $  1,018    $    663       $ 486
  2.01 - 3.00%..........         --          --          --
  3.01 - 4.00%..........          6          --      22,637
  4.01 - 5.00%..........    125,019     199,817      18,164
  5.01 - 6.00%..........    564,002     573,903     175,796
  6.01 - 7.00%..........    106,719     114,007     688,678
  7.01 - 8.00%..........        157         152       1,150
  8.01 - 9.00%..........         --          --          --
                           --------    --------    --------
                           $796,921    $888,542    $906,911
                           ========    ========    ========


         The   following   table  sets  forth  the  amount  and   maturities  of
certificates of deposit at December 31, 2000.


                                                                        Amount Due
                                    ----------------------------------------------------------------------------
                                     Less Than       1-2         2-3        3-4        4-5      After 5
                                     One Year       Years       Years      Years      Years      Years      Total
                                     --------       -----       -----      -----      -----      -----      -----
                                                                       (In Thousands)
Rate
----
   1.01 - 2.00%................     $    486     $      --  $      --  $      --  $     --   $     --   $    486
   2.01 - 3.00%................           --            --         --         --        --         --         --
   3.01 - 4.00%................       22,621            13          3         --        --         --     22,637
   4.01 - 5.00%................       15,721         1,167          5      1,271        --         --     18,164
   5.01 - 6.00%................      137,678        22,941     10,746      2,876     1,531         24    175,796
   6.01 - 7.00%................      548,029       115,100     22,805        149     1,964        631    688,678
   7.01 - 8.00%................          779           290         81         --        --         --      1,150
                                    --------     ---------  ---------  ---------  --------   --------   --------
                                    $725,314     $ 139,511  $  33,640  $   4,296  $  3,495   $    655   $906,911
                                    ========     =========  =========  =========  ========   ========   ========


         The following table indicates the amount of our negotiable certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 2000. These deposits represented 12.1% of our total deposits at December 31, 2000.

                    Remaining Maturity                  Amounts
                    ------------------                  -------
                                                     (In Thousands)
         Three months or less...............        $     41,584
         Three through six months...........              41,573
         Six through twelve months..........              76,094
         Over twelve months.................              21,793
                                                    ------------
             Total..........................        $    181,044
                                                    ============

         The following table sets forth the net changes in our deposit activities for the periods indicated.

Deposit Flow


                                                   Year Ended December 31,
                                            ------------------------------------
                                               1998           1999         2000
                                               ----           ----         ----
                                                          (In Thousands)
  Deposits..............................    $ 4,359,705  $ 6,273,994  $ 9,054,418
  Withdrawals...........................      4,145,444    6,111,033    8,931,174
                                            -----------   -----------  -----------
  Net increase before interest credited.        214,261      162,961      123,244
  Interest credited.....................         34,145       37,803       53,064
                                            -----------   -----------  -----------
  Net increase in deposits..............    $   248,406  $   200,764  $   176,308
                                            ===========   ===========  ===========


Borrowings


         Savings deposits are the primary source of funds for our lending and investment activities and for general business purposes. If the need arises, we may rely upon advances from the FHLB and the Federal Reserve Bank discount window to supplement our supply of lendable funds and to meet deposit withdrawal requirements. Advances from the FHLB are typically collateralized by our FHLB stock and a portion of our first mortgage loans. At December 31, 2000, we had $274.4 million in FHLB advances outstanding. Our borrowings include $28.8 million of junior subordinated debentures issued in connection with the issuance of 8.375% Cumulative Trust Preferred Securities by Fidelity Capital Trust I.

         The FHLB functions as a central reserve bank providing credit to us as well as other member savings institutions and financial institutions. As a member, we are required to own capital stock in the FHLB and are authorized to apply for advances on the security of such stock and certain of our home mortgages and other assets (principally, securities that are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of a member institution's net worth or on the FHLB's assessment of the institution's creditworthiness. All FHLB advances have fixed interest rates and mature between 3 months and 10 years.


                                                   Year Ended December 31,
                                          -----------------------------------
                                               1998         1999         2000
                                               ----         ----         ----
                                                   (Dollars in thousands)
FHLB advances:
   Maximum month-end balance...........   $   318,527  $ 310,976     $329,743
   Balance at end of period............       303,140    247,073      274,365
   Average balance.....................       286,094    294,675      291,691

Weighted average interest rate on:
   Balance at end of period............          5.94%      5.81%        6.30
   Average balance for period..........          6.06%      6.01%        6.26%

         We have two active wholly owned subsidiaries. Fidelity Realty and Appraisal Service, Inc., a Florida corporation is primarily engaged in providing appraisal services for Fidelity Federal Bank and Trust and selling our real estate owned. At December 31, 2000, Fidelity Realty and Appraisal Service, Inc. had a cumulative deficit of $167,000. For the year ended December 31, 1999 and 2000, Fidelity Realty and Appraisal Service, Inc. had net losses of $8,000 and $63,000, respectively.

         Our other subsidiary, Florida Consolidated Agency, Inc., a Florida corporation doing business as Fidelity Insurance, was established in 1999. On July 16, 1999, Fidelity Insurance acquired Dunn and Noel, Inc., a full-service insurance agency based in Juno Beach, Florida. Dunn & Noel was founded in 1947, originally as Burns & Company. Fidelity Insurance operates as an independent insurance agency and licensed agents make insurance products available through Fidelity Federal Bank and Trust's branch offices. Licensed representatives also sell a variety of investment products. Fidelity Insurance incurred a net loss for the period from July 16 through December 31, 1999 of $62,000 and net income of $85,000 for the year ended December 31, 2000.


         In addition to our two active subsidiaries, in December 1997, we incorporated Fidelity Capital Trust I, a Delaware chartered statutory business trust. Fidelity Capital Trust I was formed for the purpose of issuing 8.375% Cumulative Trust Preferred Securities (the "Preferred Securities") which represent beneficial interests in Fidelity Capital Trust I. On January 21, 1998, Fidelity Capital Trust I completed the offer and sale of $28.75 million in Preferred Securities. In connection with the offer and sale of the Preferred Securities, Fidelity Bankshares, Inc. issued an equivalent principal amount of 8.375% Junior Subordinated Deferrable Interest Debentures which were sold to Fidelity Capital Trust I for the equivalent of the net proceeds of $27.3 million from the sale of the Preferred Securities. The Junior Subordinated Deferrable Interest Debentures are scheduled to mature on January 31, 2028, at which time the Preferred Securities will be redeemed. The annual interest expense paid on the Junior Subordinated Deferrable Interest Debentures is approximately $2.4 million.


         SAIF-insured institutions are required to provide 30 days advance notice to the OTS and FDIC before establishing or acquiring a subsidiary or conducting a new activity in a subsidiary. The insured institution must also provide the FDIC and the OTS such information as may be required by applicable regulations and must conduct the activity in accordance with the rules and orders of the OTS. In addition to other enforcement and supervision powers, the OTS may determine after notice and opportunity for a hearing that the continuation of a savings association's ownership of or relation to a subsidiary
(i) constitutes a serious risk to the safety, soundness or stability of the savings association, or (ii) is inconsistent with law and regulation. Upon the making of such a determination, the OTS may order the savings association to divest the subsidiary or take other actions.



Personnel


         As of December 31, 2000, we had 553 full-time and 49 part-time employees. None of our employees is represented by a collective bargaining group. We believe our relationship with our employees is good.


Property


         At December 31, 2000, we conducted our business through our main banking office located in West Palm Beach, Florida, and 34 full service branch offices located in Palm Beach, Martin and St. Lucie Counties and two loan production offices located in Palm Beach and Indian River Counties. The aggregate net book value of our premises and equipment was $54.4 million at December 31, 2000. In January 2001, we relocated our main administrative office to 205 Datura Street, West Palm Beach, Florida and opened another branch in Palm Beach County.

Legal Proceedings

         There are various claims and lawsuits in which we are periodically involved incident to our business. We believe that these routine legal proceedings, in the aggregate, are not material to our financial condition and results of operations.

                                   REGULATION


         Fidelity Federal Bank and Trust is examined and supervised extensively by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Under federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of their examination, the federal agency critiques the institution's operations and assigns its rating (this is known as an institution's CAMELS). Under federal law, an institution may not disclose its CAMELS rating to the public. However, Fidelity Federal Bank and Trust has been advised that it is not the subject of regulatory concern as a result of its examination by the Office of Thrift Supervision or the Federal Deposit Insurance Corporation. Fidelity Federal Bank and Trust is also a member of, and owns stock in, the Federal Home Loan Bank of Atlanta, which is one of the twelve regional banks in the Federal Home Loan Bank System. This regulation and supervision limits the activities in which Fidelity Federal Bank and Trust may engage. Fidelity Federal Bank and Trust is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Fidelity Federal Bank and Trust and prepares reports for the consideration of its board of directors on any operating deficiencies. Fidelity Federal Bank and Trust's relationship with its depositors and borrowers is also regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of savings accounts and the form and content of Fidelity Federal Bank and Trust's mortgage documents. Any change in this regulation, whether by the Federal Deposit Insurance Corporation, Office of Thrift Supervision, or Congress, could have a material adverse impact on Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust and their operations.


Federal Regulation of Savings Institutions

         Business Activities. The activities of federal savings banks are subject to extensive regulation, including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. In particular, many types of loans, such as commercial real estate, commercial business and consumer loans, are limited to a specific percentage of our capital or assets. The description of statutory provisions and regulations applicable to savings associations set forth herein does not purport to be a complete description of these statutes and regulations and their effect on Fidelity Federal Bank and Trust.


         Capital Requirements. The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system), and together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.


         The risk-based capital standards for savings institutions requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weighted factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (tier
1) capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries less tangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital exceed 100% of core capital.


         The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. For the present time, the Office of Thrift Supervision has deferred implementation of the interest rate risk capital charge. At December 31, 2000, Fidelity Federal Bank and Trust met each of its capital requirements.

         Loans to One Borrower. Federal savings associations generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. As of December 31, 2000, Fidelity Federal Bank and Trust was in compliance with its loans-to-one-borrower limitations.

         Qualified Thrift Lender Test. As a federal savings association, Fidelity Federal Bank and Trust is required to satisfy a qualified thrift lender test whereby it must maintain at least 65% of its "portfolio assets" in "qualified thrift investments," which consist primarily of residential mortgages and related investments, including mortgage-backed and related securities. "Portfolio assets" generally means total assets less specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used to conduct business. A savings association that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. As of December 31, 2000, Fidelity Federal Bank and Trust maintained 78.14% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

         Capital Distributions. OTS regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution. A savings institution must file an application for OTS approval of a capital distribution if either (1) the total capital distributions for the applicable calendar year exceed the sum of the institution's net income for that year to date plus the institution's retained net income for the preceding two years, (2) the
institution  would  not  be  at  least  adequately   capitalized  following  the
distribution, (3) the distribution would violate any applicable statute, regulation, agreement or OTS-imposed condition, or (4) the institution is not eligible for expedited treatment of its filings. If an application is not required to be filed, savings institutions which are a subsidiary of a holding company, as well as certain other institutions, must still file a notice with the OTS at least 30 days before the board of directors declares a dividend or approves a capital distribution.

         Any additional capital distributions would require prior OTS approval. If Fidelity Federal Bank and Trust's capital falls below its required levels or the Office of Thrift Supervision notifies it that it is in need of more than normal supervision, Fidelity Federal Bank and Trust's ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision may prohibit a proposed capital distribution by any institution, which would otherwise be permitted by regulation, if the Office of Thrift Supervision determines that the distribution would constitute an unsafe or unsound practice.

         Liquidity. Fidelity Federal Bank and Trust is required to maintain an average daily balance of specified liquid assets equal to a quarterly average of not less than a specified percentage of its net withdrawable deposit accounts plus borrowings payable in one year or less. The current requirement is 4%. Fidelity Federal Bank and Trust's average liquidity ratio for the quarter ended December 31, 2000 was 22.4%, which exceeded the applicable requirements.

         Community Reinvestment Act and Fair Lending Laws. Federal savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Fidelity Federal Bank and Trust received a satisfactory Community Reinvestment Act rating under the current Community Reinvestment Act regulations in its most recent federal examination by the Office of Thrift Supervision.

         Transactions with Related Parties. Fidelity Federal Bank and Trust's authority to engage in transactions with related parties or "affiliates" or to make loans to specified insiders, is limited by Sections 23A and 23B of the Federal Reserve Act. The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution, including Fidelity Bankshares, Inc. and its non-savings institution subsidiaries. Section 23A limits the aggregate amount of certain "covered" transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of covered transactions with all affiliates to 20% of the savings institution's capital and surplus. Covered transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that covered transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non- affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

         Fidelity Federal Bank and Trust's authority to extend credit to executive officers, directors and 10% stockholders, as well as entities controlled by these persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and also by Regulation O. Among other things, these regulations generally require these loans to be made on terms substantially the same as those offered to unaffiliated individuals and do not involve more than the normal risk of repayment. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Regulation O also places individual and aggregate limits on the amount of loans Fidelity Federal Bank and Trust may make to these persons based, in part, on Fidelity Federal Bank and Trust's capital position, and requires approval procedures to be followed. At December 31, 2000, Fidelity Federal Bank and Trust was in compliance with these regulations.

         Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring enforcement action against all "institution-related parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institutions, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under specified circumstances.


         Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under the Federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems; internal audit systems; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

Prompt Corrective Regulatory Action


         Under the Office of Thrift Supervision Prompt Corrective Action regulations, the Office of Thrift Supervision is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 core capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has the total risk-based capital less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the applicable banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.


Insurance of Deposit Accounts


         The Federal Deposit Insurance Corporation has adopted a risk-based deposit insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories, based on the institution's financial information, as of the reporting period ending seven months before the assessment period, and one of three supervisory subcategories within each capital group. The three capital categories are well capitalized, adequately capitalized and undercapitalized. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If this type of action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Fidelity Federal Bank and Trust.


Federal Home Loan Bank System


         The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. Fidelity Federal Bank and Trust, as a member of the Federal Home Loan Bank of Atlanta, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of December 31, 2000, Fidelity Federal Bank and Trust was in compliance with this requirement. The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

Federal Reserve System


         The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At December 31, 2000, Fidelity Federal Bank and Trust was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision.


Holding Company Regulation


         Upon completion of the conversion, Fidelity Bankshares, Inc. will be a non-diversified unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. A non-diversified unitary savings and loan holding company is a savings and loan holding company which controls only one subsidiary savings association and which together with all related activities represented more than 50% of the holding company's consolidated net worth. In addition, the Office of Thrift Supervision has enforcement authority over Fidelity Bankshares, Inc. and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to the subsidiary savings institution.



         Under prior law, a unitary savings and loan holding company was not generally restricted as to the types of business activities in which it may engage, provided that its subsidiary savings bank continued to be a qualified thrift lender. See "--Federal Regulatory Savings Institutions--QTL Test." The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to activities permissible for financial holding companies under the law or for multiple savings and loan holding companies. Fidelity Bankshares, Inc. will not qualify to be grandfathered and will be limited to the activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulation.

         Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of a non-subsidiary savings institution, a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by Federal law; or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of Fidelity Federal Bank and Trust and institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Prospective Regulation and Legislation


         Regulations that affect Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. on a daily basis may be changed at any time, and the interpretation of the relevant law and regulations may also change because of new interpretations by the authorities who administer those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the U.S. Congress, could have a material impact of the business and operations of Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc.

         Legislation enacted several years ago provided that the Bank Insurance Fund and the Savings Association Insurance Fund would have merged on January 1, 1999 if there were no savings associations as of that date. Congress did not enact legislation eliminating the savings association charter by that date and accordingly, the Bank Insurance Fund and the Savings Association Insurance Fund have not been merged, and we are unable to predict whether such funds will eventually be merged and what effect, if any, that may have on our business.

Federal Securities Laws

         Fidelity Bankshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued pursuant to the conversion. Upon completion of the conversion, Fidelity Bankshares, Inc. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Fidelity Bankshares, Inc. will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.


         The registration under the Securities Act of 1933 of shares of the common stock to be issued in the conversion does not cover the resale of the shares. Shares of the common stock purchased by persons who are not affiliates of Fidelity Bankshares, Inc. may be resold without registration. Shares purchased by an affiliate of Fidelity Bankshares, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Fidelity Bankshares, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Fidelity Bankshares, Inc. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Fidelity Bankshares, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Fidelity Bankshares, Inc. to permit affiliates to have their shares registered for sale under the Securities Act of 1933.


                                    TAXATION

Federal Taxation

         For federal income tax purposes, Fidelity Bankshares, Inc. and its subsidiary file a consolidated federal income tax return on a calendar year basis, using the accrual method of accounting.


         As a result of the enactment of the Small Business Job Protection Act of 1996, all savings banks and savings associations may convert to a commercial bank charter, diversify their lending, or be merged into a commercial bank without having to recapture any of their pre-1988 tax bad debt reserve accumulations. However, transactions that would require recapture of the pre-1988 tax bad debt reserve include redemption of Fidelity Federal Bank and Trust's stock, payment of dividends or distributions in excess of earnings and profits, or failure by the institution to qualify as a bank for federal income tax purposes. At December 31, 2000, Fidelity Federal Bank and Trust had a balance of approximately $7.4 million of pre-1988 bad debt reserves. A deferred tax liability has not been provided on this amount as management does not intend to make distributions, redeem stock or fail certain bank tests that would result in recapture of the reserve.


         Deferred income taxes arise from the recognition of items of income and expense for tax purposes in years different from those in which they are recognized in the consolidated financial statements. Fidelity Bankshares, Inc. accounts for deferred income taxes by the asset and liability method, applying the enacted statutory rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred-tax liabilities and assets are adjusted to reflect changes in the tax laws.


         Fidelity Bankshares, Inc. is subject to the corporate alternative minimum tax to the extent it exceeds Fidelity Bankshares, Inc.'s regular income tax for the year. The alternative minimum tax will be imposed at the rate of 20% of a specially computed tax base. Included in this base are a number of preference items, including interest on certain tax-exempt bonds issued after August 7, 1986, and an "adjusted current earnings" computation which is similar to a tax earnings and profits computation. In addition, for purposes of the alternative minimum tax, the amount of alternative minimum taxable income that may be offset by net operating losses is limited to 90% of alternative minimum taxable income.

State Taxation

         Florida Taxation. Foreign corporations, like Fidelity Bankshares, Inc., pay a 5 1/2% tax on the portion of their net taxable income which is allocable to the State of Florida.


         Delaware Taxation. As a Delaware holding company not earning income in Delaware, Fidelity Bankshares, Inc. is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

         Fidelity Bankshares, Inc. has not been audited by the Internal Revenue Service, the State of Delaware or the State of Florida within the past five years. See Notes 1 and 12 to the Financial Statements.

                     MANAGEMENT OF FIDELITY BANKSHARES, INC.

Directors


         The Board of Directors of Fidelity Bankshares, Inc. is divided into three classes and is elected by stockholders of Fidelity Bankshares, Inc. for staggered three-year terms, or until their successors are elected and qualified. One class of directors, consisting of directors Paul C. Bremer, F. Ted Brown, Jr. and Karl H. Watson, have terms of office expiring in 2001; a second class, consisting of directors Keith D. Beaty and Joseph B. Shearouse, Jr., have terms of office expiring in 2002; and a third class, consisting of directors Vince A. Elhilow and Donald E. Warren, M.D., have a term of office expiring in 2003. The following table sets forth certain information regarding the composition of the Board of Directors as of December 31, 2000, including their terms of office:


                                      Position Held at           Director       Current Term
       Name               Age    Fidelity Bankshares, Inc.        Since(1)        to Expire
       ----               ---    -------------------------        --------        ---------
Vince A. Elhilow          61        President and
                                    Chief Executive Officer          1984          2003
Joseph B. Shearouse, Jr.  77        Chairman of the Board            1961          2002
Keith D. Beaty            50        Director                         1992          2002
Paul C.  Bremer           57        Director                         2000          2001
F. Ted Brown, Jr.         71        Director                         1990          2001
Donald E. Warren, M.D.    73        Director                         1979          2003
Karl H. Watson            59        Director                         1999          2001

----------
(1) Reflects initial appointment to Fidelity Bankshares, Inc.'s predecessor, Fidelity Federal Savings Bank of Florida.


         The principal occupations of each director and executive officer of Fidelity Bankshares, Inc. during at least the past five years is set forth below.

         Vince A. Elhilow has been President of Fidelity Federal Bank and Trust since 1987 and Chief Executive Officer of Fidelity Federal Bank and Trust since 1992. Prior to his appointment as President of Fidelity Federal Bank and Trust, Mr. Elhilow was manager of the Mortgage Loan Department from 1973 to 1992 and Executive Vice President and Chief Operating Officer from 1981 to 1987. Mr. Elhilow joined Fidelity Federal Bank and Trust in January 1963 and has been a Director since 1984.

         Joseph B. Shearouse, Jr. is Chairman of the Board of Directors. Mr. Shearouse joined Fidelity Federal Bank and Trust in 1954 and has held various positions in Fidelity Federal Bank and Trust. Mr. Shearouse became Chairman of the Board of Fidelity Federal Bank and Trust in 1987 and was President of Fidelity Federal Bank and Trust from 1974 to 1987. Mr. Shearouse has been a director of Fidelity Federal Bank and Trust since 1961.

Mr. Shearouse retired as an active officer of Fidelity Federal Bank and Trust on January 31, 1995, but has continued as Chairman of the Board.

         Keith D. Beaty is the President and Chief Executive Officer of Implant Innovations, Inc. a distributor of dental implants, located in West Palm Beach. Mr. Beaty has been a director of Fidelity Federal Bank and Trust since 1992.

         Paul C. Bremer is a retired certified public accountant. From 1979 until his retirement in 2000, Mr. Bremer was a partner with the accounting firm of Ernst & Young. Mr. Bremer was appointed to the Board of Directors in August 2000.

         F. Ted Brown, Jr. is the President of Ted Brown Real Estate, Inc., located in North Palm Beach. Mr. Brown has been a director of Fidelity Federal Bank and Trust since 1990.

         Donald E. Warren, M.D. is a retired physician who practiced in West Palm Beach for over 36 years. He was associated with Intracoastal Health Systems until his retirement in November 1996. Dr. Warren has been a director of Fidelity Federal Bank and Trust since 1979.

         Karl H. Watson is President of the Quarries, Cement and Construction Division, CSR Rinker, a concrete and building materials company based in West Palm Beach. Mr. Watson has been with CSR Rinker for over 35 years. Mr. Watson was appointed to the Board of Directors on January 19, 1999.

         Richard D. Aldred is Executive Vice President, Chief Financial Officer and Treasurer.

         Joseph C. Bova is Executive Vice President and Lending Operations Manager.

         Robert L. Fugate is Executive Vice President and Banking Operations Manager.

         Christopher H. Cook became Executive Vice President and corporate counsel in 1996. Prior to that time, Mr. Cook was a partner with the law firm of Brackett, Cook, Sned, Welch, D'Angio, Tucker & Farach, P.A.


         The business of Fidelity Bankshares, Inc.'s Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2000, the Board of Directors of Fidelity Bankshares, Inc. held 13 regular and special meetings. During the year ended December 31, 2000, no director attended fewer than 75 percent of the total meetings of the Board of Directors of Fidelity Bankshares, Inc. and committees on which such director served.

         Fidelity Bankshares, Inc. does not have a compensation committee. The Executive Compensation Committee of Fidelity Federal Bank and Trust meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. It is comprised of Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson. The Executive Compensation Committee met one time during the year ended December 31, 2000.

         The Audit and Examination Committee of Fidelity Federal Bank and Trust consists of Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson. This committee meets on a quarterly basis with the internal auditor and Fidelity Federal Bank and Trust's compliance officer to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. The Audit Committee also meets twice a year with Fidelity Bankshares, Inc.'s independent auditors. The Audit Committee met four times during the year ended December 31, 2000.

         The Board of Directors serves as the Nominating Committee. During the year ended December 31, 2000, one meeting was held.

         The following table sets forth the cash compensation paid for services during the years ended December 31, 2000, 1999 and 1998 to Fidelity Bankshares, Inc.'s Chief Executive Officer and Fidelity Bankshares, Inc.'s five most highly compensated executive officers other than the Chief Executive Officer.



                                                            Summary Compensation Table
====================================================================================================================================
                                                                                          Long-Term
                                  Annual Compensation                                 Compensation Awards
------------------------------------------------------------------------------   ----------------------------------
                           Year                                       Other      Restricted
                           Ended                                      Annual       Stock        Options                 All Other
        Name and         December          Salary       Bonus      Compensation    Award(s)      /SARs                  mpensation
   Principal Position       31,            ($)(1)       ($)(2)       ($)(3)(4)      ($)           (#)        Payouts     ($)(5)
------------------------------------------------------------------------------------------------------------------------------------
Vince A. Elhilow           2000           $316,800    $159,853         $39,707       --            --           --      $ 45,022
President and Chief        1999            292,000      26,922          39,362       --            --           --       134,994
Executive Officer          1998            270,000      22,441          39,699       --            --           --       103,639
------------------------------------------------------------------------------------------------------------------------------------
J. Robert McDonald         2000           $152,000     $20,338         $13,598       --            --           --      $ 27,671
Executive Vice             1999            143,500      13,230          14,717       --            --           --        44,229
President--Appraisal;      1998            133,500      11,096          14,148       --            --           --        60,970
President of FRAS
------------------------------------------------------------------------------------------------------------------------------------
Richard D. Aldred          2000           $169,000     $49,597        $  3,050       --            --           --      $ 30,077
Executive Vice             1999            157,000      14,475           2,770       --            --           --        41,374
President--Finance         1998            145,000      12,052           2,676       --            --           --        48,441
------------------------------------------------------------------------------------------------------------------------------------
Joseph C. Bova             2000           $165,000     $49,597         $11,938       --            --           --      $ 29,318
Executive Vice             1999            150,000      13,830          11,878       --            --           --        46,390
President--Lending         1998            133,000      11,054          10,732       --            --           --        50,953
Operations
------------------------------------------------------------------------------------------------------------------------------------
Robert L. Fugate           2000           $162,000     $45,597        $  6,314       --            --           --      $ 28,258
Executive Vice             1999            147,500      13,553           6,039       --            --           --        36,406
President--Banking         1998            129,500      10,763           6,838       --            --           --        45,978
Operations Manager
------------------------------------------------------------------------------------------------------------------------------------
Christopher C. Cook        2000           $169,000     $49,597        $  7,860       --            --           --      $ 27,804
Executive Vice             1999            157,000      14,475           7,625       --            --           --        21,515
President                  1998            145,000      12,052          15,481       --            --           --        15,075
Corporate Counsel
====================================================================================================================================


------------

(1) Includes compensation deferred at the election of the named individual under Fidelity Federal Bank and Trust's savings plan for employees, Fidelity Federal Bank and Trust's flexible benefit plan and Fidelity Federal Bank and Trust's long-term deferred compensation plan.

(2) Includes amounts deferred at the election of the executive under Fidelity Federal Bank and Trust's management performance plan.


(3) Includes $26,400, $2,400 and $2,400 in Directors' fees for Fidelity Federal Bank and Trust and its subsidiaries, payable to Messrs. Elhilow, McDonald and Bova, respectively, in 2000.


(4) Consists of automobile lease payments or automobile reimbursement stipends and club dues for the named individual. The aggregate amount of such benefits did not exceed the lesser of $50,000 or 10% of cash compensation for the named individual.

(5) Includes amount allocated to executive officers under Fidelity Federal Bank and Trust employee stock ownership plan, long-term deferred compensation plan and matching contributions allocated under Fidelity Federal Bank and Trust's savings plan for employees.

Employment and Severance Arrangements

         Employment Agreement. Fidelity Federal Bank and Trust has entered into an employment agreement with Vince A. Elhilow, President and Chief Executive Officer of Fidelity Federal Bank and Trust. The employment agreement is intended to ensure that Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. will be able to maintain a stable and competent management. The continued success of Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. depends to a significant degree on the skill and competence of the President and Chief Executive Officer.


         The employment agreement provides for a three-year term for Mr. Elhilow. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the employment agreement for an additional year such that the remaining term shall be three years unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreement provides that the base salary of Mr. Elhilow will be reviewed annually. Effective January 1, 2001, the current base salary of Mr. Elhilow is $340,000. In addition to the base salary, the employment agreement provides that Mr. Elhilow is to receive all benefits provided to permanent full-time employees of Fidelity Federal Bank and Trust, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement provides for termination by Fidelity Federal Bank and Trust for cause at any time. In the event Fidelity Federal Bank and Trust chooses to terminate his employment for reasons other than for cause, or upon the termination of his employment for reasons other than a change in control, as defined in the employment agreement, or in the event of his resignation from Fidelity Federal Bank and Trust upon: (i) failure to re-elect him to his current office; (ii) a material change in his functions, duties or responsibilities which change would cause his position to become one of lesser responsibility, importance or scope; (iii) relocation of his principal place of employment by more than 30 miles; (iv) the liquidation or dissolution of Fidelity Federal Bank and Trust; or (v) a breach of the agreement by Fidelity Federal Bank and Trust, the executive, or in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the employment agreement or three times the average of the executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by Fidelity Federal Bank and Trust.


         If termination, whether voluntary or involuntary, follows a change in control of Fidelity Federal Bank and Trust or Fidelity Bankshares, Inc., as defined in the employment agreement, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. Fidelity Federal Bank and Trust would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the employment agreement to the extent allowed by the plan or policies maintained by Fidelity Federal Bank and Trust from time to time.

         The employment agreement provides that for a period of one year following termination (other than in connection with a change in control), the executive agrees not to compete with Fidelity Federal Bank and Trust in any city, town or county in which Fidelity Federal Bank and Trust maintains an office or has filed an application to establish an office.

         Severance Plan. Fidelity Federal Bank and Trust has entered into severance agreements (the "Severance Agreements") with Richard D. Aldred, Executive Vice President, Joseph C. Bova, Executive Vice President, Robert L. Fugate, Executive Vice President, and Christopher H. Cook, Esquire, Executive Vice President/Corporate Counsel, providing for certain benefits in the event of a change of control of Fidelity Federal Bank and Trust or Fidelity Bankshares, Inc. Following a change of control of Fidelity Bankshares, Inc. or Fidelity Federal Bank and Trust, as defined in the Severance Agreements, the officer shall be entitled to a payment under a severance agreement if the officer terminates employment following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles.

         In the event that an officer is entitled to receive payments pursuant to a severance agreement, he shall receive a cash payment up to a maximum of three times such officer's annual compensation prior to termination of employment, plus life and medical coverage for a period of up to 36 months from the date of termination.


Directors' Compensation

         The Chairman of the Board receives a monthly fee of $3,000 and each director receives a monthly meeting fee of $2,000. Committee chairmen receive fees of $425 for each meeting attended and committee members receive $300 for each meeting attended. Fidelity Federal Bank and Trust paid a total of $209,375 in director and committee fees during the fiscal year ending December 31, 2000. In addition, Fidelity Federal Bank and Trust has one chairman emeritus who receives $1,200 monthly. One director emeritus does not receive any fee; however, he receives $1,341 monthly under Fidelity Federal Bank and Trust's Retirement Plan for directors. The directors emeriti meet informally with members of Fidelity Federal Bank and Trust to discuss general matters affecting Fidelity Federal Bank and Trust. Directors emeriti do not attend board meetings and they have no authority to affect Board or management decisions. There are currently three directors emeriti.

         Retirement  Plan  for  Directors.   Fidelity  Federal  Bank  and  Trust
maintains a non-tax qualified Retirement Plan for Directors that provides directors who serve on the Board for at least five years with an annual retirement benefit equal to 80% of such directors' director fees for his or her last full year of service on the Board. Eligible directors must have served on the Board on or after January 1, 1990. Retirement benefits are payable monthly over a period equal to the number of months (including partial months) that a director has served on the Board. The directors' retirement plan provides for survivor benefits payable to a designated beneficiary in an amount equal to the director's regular benefit for a period of up to 180 months or the number of months the director served on the Board, whichever is less. Survivor benefits begin the day a deceased director would have reached age 65. Survivors are entitled to receive the remaining payments due a director who dies after retirement from the Board but before payment of all benefits under the directors' retirement plan. During the year ended December 31, 2000, the cost to Fidelity Federal Bank and Trust of the Director's Plan was $65,915.


Benefits


         Defined Benefit Plan. Fidelity Federal Bank and Trust maintains a noncontributory defined benefit plan. All employees age 21 or older who were hired prior to January 1, 2001, and who have worked at Fidelity Federal Bank and Trust for a period of one year and been credited with 1,000 or more hours of employment with Fidelity Federal Bank and Trust during the year are eligible to accrue benefits under the defined benefit plan. Fidelity Federal Bank and Trust annually contributes an amount to the retirement plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees who are hired after December 31, 2000 will not be entitled to participate in the defined benefit plan. Employees who are not eligible to participate in the defined benefit plan will be entitled to an enhanced benefit in the Savings Plan for Employees.

         At the normal retirement age of 65 (or the fifth anniversary of plan participation, if later), the plan is designed to provide a life annuity guaranteed for ten years. The retirement benefit provided is an amount equal to the sum of (1) and (2), where (1) is 1.46% of a participant's average monthly compensation multiplied by the o participant's credited service; and (2) is .44% of average monthly compensation in excess of $1,417 multiplied by o the participant's credited service (not to exceed 35 years). Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 15 years of service with Fidelity Federal Bank and Trust. Upon termination of employment other than as specified above, a participant who was employed by Fidelity Federal Bank and Trust for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. At December 31, 2000, the market value of the retirement plan trust fund equaled approximately $12.6 million. For the plan year ended December 31, 2000, Fidelity Federal Bank and Trust made a contribution to the retirement plan of $1,306,433.

         The following table indicates the annual retirement benefit that would be payable under the retirement plan upon retirement at age 65 in calendar year 2000, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.


                               Years of Service and Benefits Payable at Retirement
                  --------------------------------------------------------------------------------------
Final Average
 Compensation        15            20              25              30              35              40
 ------------        --            --              --              --              --              --
$ 25,000          $ 6,003       $ 8,004        $ 10,005        $ 12,006        $ 14,007        $ 15,832
$ 50,000           13,128        17,504          21,880          26,256          30,632          34,282
$ 75,000           20,253        27,004          33,755          40,506          47,257          52,732
$100,000           27,378        36,504          45,630          54,756          63,882          71,182
$150,000           41,628        55,504          69,380          83,256          97,132         104,596



         The following table sets forth the years of credited service (i.e., benefit service) as of December 31, 2000, for each of the individuals named in the cash compensation table.


                                                               Years of
                         Name                              Credited Service
                         ----                              ----------------
              Vince A. Elhilow............................          37.9
              J. Robert McDonald..........................          44.3
              Richard D. Aldred...........................          16.0
              Joseph C. Bova..............................          29.2
              Robert L. Fugate............................          28.6
              Christopher C. Cook.........................           4.9


         Savings Plan for Employees. Fidelity Federal Bank and Trust maintains a savings plan for employees which is a qualified, tax-exempt profit sharing plan with a cash-or-deferred feature under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 and have completed one year of employment  during  which  they  worked at least  1,000  hours are  eligible  to participate. Commencing April 1, 2001, new employees and employees not previously eligible, other than certain excluded employees, will be eligible to make salary deferral contributions on the first day of the month following their 90th day of employment. Peak-time employees will continue to be eligible to make salary deferrals on the January 1 or July 1 after attainment of age 21 and completion of 1,000 hours of service. Funds included in the 401(k) plan are managed by an independent trustee who is appointed by Fidelity Federal Bank and Trust's Board of Directors.

         Under the 401(k) plan, participants are permitted to make salary reduction contributions to the 401(k) plan equal to a percentage of up to 15% of compensation. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) plan or the flexible benefits plan sponsored by Fidelity Federal Bank and Trust), but does not include compensation in excess of the Code section 401(a)(17) limits. The participants' salary reduction contribution may be matched by Fidelity Federal Bank and Trust, in its discretion, in the amount of $.50 per $1.00, up to a maximum of 6% of the participants' salary. A participant is eligible for matching contributions on the January 1 or July 1 after attainment of age 21 and completion of one year of service in which they have 1,000 hours of service. All employee contributions and earnings thereon are fully and immediately vested. All employer matching contributions vest at the rate of 20% per year until a participant is 100% vested after five years of service. Participants will also vest in employer matching contributions upon the attainment of the normal retirement age of 65 or later, death or disability, regardless of their years of service. A participant may also withdraw salary reduction contributions in the event the participant suffers a financial hardship.

         Fidelity Federal Bank and Trust will amend the 401(k) plan to provide that employees who are hired on or after January 1, 2001, will be entitled to receive an employer discretionary contribution once they become eligible to participate in the 401(k) plan. The employer discretionary contribution will be provided in lieu of a benefit accrual under the defined benefit plan, which has been closed to employees who are hired after December 31, 2000. It is anticipated that eligible employees will be entitled to an employer discretionary contribution equal to (i) 3% of eligible compensation after the first year of eligibility; (ii) 4% after the 7th year of eligibility; and (iii) 5% after the 14th year of eligibility.

         The 401(k) plan permits employees to direct the investment of their own accounts into various investment options, including our common stock. In connection with the stock offering, participants will be permitted to direct the investment of all or a portion of their account towards purchases of Fidelity Bankshares, Inc. common stock in the offering.

         Plan benefits will be paid to each participant in either a lump sum or installments over a period of up to 20 years, at the participant's election. Upon distribution of a participant's account, the participant will have the choice of having his account paid to him in common stock (to the extent invested therein) or in cash. At December 31, 2000, the market value of the 401(k) plan trust fund equaled approximately $10.2 million. The contribution to the 401(k) plan for the plan year ended December 31, 2000, was $409,063. During the year ended December 31, 2000, Fidelity Federal Bank and Trust contributed $4,800, $4,380, $4,800, $4,530, $4,416 and $4,800 to the accounts of Messrs. Elhilow,
McDonald, Aldred, Bova, Fugate and Cook, respectively.

         Supplemental Executive Retirement Plan. Fidelity Federal Bank and Trust maintains a non-qualified supplemental executive retirement plan for certain executives of Fidelity Federal Bank and Trust to compensate those executive participants in Fidelity Federal Bank and Trust's retirement plan whose benefits are limited by Section 415 or Section 401(a)(17) of the Internal Revenue Code. As of December 31, 2000, there were 15 executive employees participating in the supplemental executive retirement plan. The supplemental executive retirement plan provides the designated executive employees with retirement benefits generally equal to 80% of compensation (the "target percentage") reduced by the employee's accrued benefit under Fidelity Federal Bank and Trust's retirement plan and 50% of the social security benefits. Benefits under the supplemental executive retirement plan vest over a period ending on normal retirement age which is age 65 or age 60 with 30 years of service. Participants may increase their target percentage by 2% of compensation for each year of service beyond normal retirement age; however, a participant's target percentage may not exceed 100%. Participants may elect to have benefits paid as a single life annuity with guaranteed 10-year term or as a joint and 100% or joint and 50% survivor annuity. Benefits for participants who retire before normal retirement age are reduced 5% per year for each year under normal retirement age.


         Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant's accrued benefit under the Plan. Pre-retirement benefits are payable in 120 equal monthly installments.

         The supplemental executive retirement plan is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the supplemental executive retirement plan are payable from the general assets of Fidelity Federal Bank and Trust; however, Fidelity Federal Bank and Trust has set up a trust to ensure that sufficient assets will be available to pay the benefits under the supplemental executive retirement plan.

         The benefits paid under the supplemental executive retirement plan supplement the benefits paid by the retirement plan. Fidelity Federal Bank and Trust is unable to project the actual amounts to be paid to each participant under the supplemental executive retirement plan. The following table indicates the expected aggregate annual retirement benefit payable from the retirement plan, supplemental executive retirement plan and 50% of estimated social security benefits to supplemental executive retirement plan participants, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.

                   Years of Service and Benefit Payable at Retirement
                 --------------------------------------------------------
Final Average
 Compensation        25             30              35              40
 ------------        --             --              --              --
   $100,000      $  80,000      $  80,000      $  80,000       $  80,000
   $125,000        100,000        100,000        100,000         100,000
   $150,000        120,000        120,000        120,000         120,000
   $175,000        140,000        140,000        140,000         140,000
   $200,000        160,000        160,000        160,000         160,000
   $225,000        180,000        180,000        180,000         180,000
   $250,000        200,000        200,000        200,000         200,000
   $275,000        220,000        220,000        220,000         220,000
   $300,000        240,000        240,000        240,000         240,000


         Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook have 37.9, 44.3, 16.0, 29.2, 28.6 and 4.9 years, respectively, of credited service under the supplemental executive retirement plan as of December 31, 2000. Mr. Aldred's normal retirement age under the supplemental executive retirement plan is 60. Mr. Cook's normal retirement age under the supplemental executive retirement plan is 62. Fidelity Federal Bank and Trust's cost attributable to the supplemental executive retirement plan was $1,481,987 for the year ended December 31, 2000.

         Long-Term Deferred Compensation Plan. Fidelity Federal Bank and Trust maintains a long-term deferred compensation plan for selected officers designated by the Board of Directors. As of December 31, 2000, the Board has designated 15 executives to participate in the long-term deferred compensation plan, including Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook. The long-term deferred compensation plan provides the designated executives with the option of deferring any percentage of compensation until retirement. In addition to participant deferrals, Fidelity Federal Bank and Trust may contribute annually an amount equal to 10% of each participant's compensation. For these purposes, "compensation" includes salary payable during the calendar year, before reduction for amounts deferred under this Plan or any other salary reduction plan, but does not include bonuses, expense reimbursements, or non-cash compensation. Participant and bank contributions are credited to a separate account which earns "interest" at an annual rate equal to Moody's corporate bond index plus 3%. Participants are at all times 100% vested in participant deferrals but vest in Fidelity Federal Bank and Trust's contributions over a period of years ending on each participant's normal retirement age of 65 (or age 60 with 30 years of service). Benefits are paid, beginning no later than 60 days following termination of employment with Fidelity Federal Bank and Trust, either as a lump sum or, at the participant's election made at the time of deferral, over a period of 60, 120 or 180 months. Participants may alternatively elect to withdraw participant deferrals prior to their normal retirement date, but no less than seven years following the end of the deferral period in which the participant initially elected the early withdrawal option. Early withdrawals are available from participant deferrals only and may not be made from bank contributions or "interest" credited to a participant's account. Although segregated "accounts" are set up for participants, all amounts credited to a participant's account remain subject to the claims of Fidelity Federal Bank and Trust's general creditors. For the year ended December 31, 2000, Fidelity Federal Bank and Trust vested and funded $31,680, $15,200, $16,900, $16,500, $16,200 and $16,900 to the account balances of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook, respectively.

         Senior Management Performance Incentive Award Program. Fidelity Federal Bank and Trust maintains a senior management performance incentive award program to reward selected members of senior management (i.e., senior officers, vice presidents and above) for their services which contributed to Fidelity Federal Bank and Trust's success during the year. The senior management performance award program has two elements: a bonus program for senior management and a non-qualified deferred compensation plan available only to certain members of senior management that are eligible for an award. Under the senior management performance incentive award program, Fidelity Federal Bank and Trust annually sets aside a varying percentage of net profits and allocates such sums to key management employees in accordance with criteria annually determined by the plan committee. The awards are paid after the end of the calendar year to which they relate. Participants who are eligible elect either immediate receipt of annual awards or deferral of such awards in a non-qualified deferred compensation plan for a designated period of years, or until retirement. Amounts allocated to participants under the non-qualified deferred compensation plan will be invested among ten investment funds, including an Employer Stock Fund. Participants in the non-qualified plan are entitled to direct the investment of amounts allocated to their accounts towards the purchase of common stock in the offering. A participant's benefit under the plan will equal the value of the benefit booked to the participant's account. At the time of distribution, deferred amounts will be received in a lump sum or in installments.


         Supplemental Survivor Benefit Plan. Fidelity Federal Bank and Trust maintains a Supplemental Survivor t Benefit Plan that provides selected bank officers with life insurance in an amount initially equal to three times such t officer's annual compensation. For these purposes, "officer" means any individual who has achieved the rank of t corporate secretary, vice president or higher. Fidelity Federal Bank and Trust is the owner and beneficiary of the life t insurance policies; however, each participant is permitted to designate a beneficiary or beneficiaries to whom benefits under the plan would be paid by Fidelity Federal Bank and Trust in the event of such officer's death. If a participant does not designate a beneficiary, Fidelity Federal Bank and Trust will pay the participant's benefits to his or her spouse, children, or estate. The plan is intended to qualify as a "top-hat" plan exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA.

         Supplemental Disability Income. Fidelity Federal Bank and Trust also has purchased long-term disability income insurance policies for the benefit of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook to provide disability income in an amount equal to the lesser of $10,000 per month or 60% of such participant's basic monthly salary less disability income payable from other sources. Benefits are payable for periods of up to 60 months for participants who become disabled prior to age 60 and for progressively shorter periods for participants who become disabled after attaining age 60.

         Employee Stock Ownership Plan and Trust. Fidelity Federal Bank and Trust maintains an employee stock ownership plan and related trust for eligible employees. The employee stock ownership plan is a tax-qualified plan subject to the requirements of ERISA and the Code. Employees with a 12-month period of employment with Fidelity Federal Bank and Trust during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate (employees who satisfy these requirements after 6 months of employment will be entitled to participate earlier). The employee stock ownership plan was originally funded from borrowings from an unrelated third-party lender to purchase 193,200 shares of common stock, which shares serve as collateral for the loan. On June 30, 1997, the loan was purchased and is now held by Fidelity Bankshares, Inc. The loan is being repaid principally from Fidelity Federal Bank and Trust's contributions to the employee stock ownership plan. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after five years of credited service. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. Fidelity Federal Bank and Trust's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

         The Board of Directors established a committee consisting of all of the non-employee directors of Fidelity Federal Bank and Trust to administer the employee stock ownership plan, and has appointed an unrelated corporate trustee for the employee stock ownership plan. The Benefits Committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee will generally vote all shares of common stock held under the employee stock ownership plan in accordance with the written instructions of the employee stock ownership plan committee. In certain circumstances, however, the trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the employee stock ownership plan trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the trustee for the plan to the employee stock ownership plan participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the plan trustee for the failure of the trustee to comply with its fiduciary responsibilities. Such a suit could seek to enjoin the trustee from violating its fiduciary responsibilities and could result in the imposition of civil penalties or criminal penalties if the breach is found to be willful.

         In connection with the stock offering, the employee stock ownership plan intends to obtain a loan from Fidelity Bankshares, Inc. in order to purchase up to 6% of the shares issued in the stock offering. It is anticipated that the loan will be repaid over a period of up to 10 years.

         Stock Option Plan. Options to purchase 227,700 shares of common stock were granted on January 7, d 1994, pursuant to the Fidelity Federal Savings Bank of Florida 1994 Incentive Stock Option Plan. The options (with d limited rights) provide for an exercise price of $9.09 per share (adjusted for a 10% stock dividend distributed d November 30, 1995). Set forth below is information relative to options granted under the 1994 Incentive Stock d Option Plan to named executive officers.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
==================================================================================================================
                                                                Number of Securities
                        Shares Acquired         Value          Underlying Unexercised     Value of Unexercised In-
           Name          Upon Exercise      Realized (1)             Options at             The-Money Options at
                                                                  Fiscal Year-End           Fiscal Year-End (2)
                                                             -----------------------------------------------------
                                                             Exercisable/Unexercisable   Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------
Vince A. Elhilow             7,500             $79,950                12,500/0                   $131,688/0
------------------------------------------------------------------------------------------------------------------
J. Robert McDonald               0                   0                    0/0                           0/0
------------------------------------------------------------------------------------------------------------------
Richard D. Aldred                0                   0                6,724/0                    $ 70,837/0
------------------------------------------------------------------------------------------------------------------
Joseph C. Bova                 600             $ 3,696                9,655/0                    $ 95,394/0
------------------------------------------------------------------------------------------------------------------
Robert L. Fugate                 0                   0                4,862/0                    $ 51,221/0
------------------------------------------------------------------------------------------------------------------
Christopher C. Cook          1,000             $ 4,910                1,996/0                    $ 21,028/0
==================================================================================================================


(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of common stock received upon exercise computed using the price of the common stock as quoted on the Nasdaq National Market at the time of exercise.

(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2000, at which date the closing price of the common stock as quoted on the Nasdaq National Market was at $19.625.

         Stock Option Plan for Outside Directors. Options to purchase 75,900 shares of common stock were granted to outside directors on January 7, 1994 under the Fidelity Federal Savings Bank of Florida 1994 Stock Option Plan for Outside Directors.


         The options provide for an exercise $9.09 per share which was equal to the fair market value of the common stock on the date of grant. All options granted under the directors' stock option plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. Options for 15,180 shares of common stock have been awarded to each of Directors Warren, Brown, and Beaty. The directors' stock option plan further provides that each new director shall be granted options to purchase 100 shares of common stock to the extent options remain available in, or are returned to, the directors' stock option plan. Presently, there are no options reserved for future grant.

Benefits to Be Considered Following Completion of the Conversion


         Stock Option Plan. We intend to submit for stockholder approval, no earlier than six months after the completion of the conversion, a new stock option plan for directors and officers of Fidelity Federal Bank and Trust and of Fidelity Bankshares, Inc. If approved by the stockholders, the new stock option plan would reserve 10% of the shares sold in the offering for issuance when options granted to officers and directors are exercised. Ten percent of the shares issued in the offering would amount to 657,681 shares, 773,742 shares, 889,803 shares or 1,023,274 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. No options would be granted under the new stock option plan until stockholder approval of the plan is received. In the event that shares underlying options come from authorized but unissued shares, stockholders would experience dilution of approximately 5.5% in their ownership interest in Fidelity Bankshares, Inc. at the mid-point of the offering range


         The exercise price of the options granted under the new stock option plan will be equal to the fair market value of Fidelity Bankshares, Inc. common stock on the date of grant of the stock options. If the stock option plan is adopted within one year following the conversion, options will vest at a rate of 20% at the end of each 12 months of service with Fidelity Federal Bank and Trust after the date of grant. Options granted under the stock option plan would be adjusted for capital changes such as stock splits and stock dividends. Awards will be 100% vested upon termination of employment due to death or disability, and if the stock option plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Fidelity Federal Bank and Trust or Fidelity Bankshares, Inc. Under Office of Thrift Supervision rules, if the stock option plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan,no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group can receive no more than 30% of the awards under the plan in the aggregate.


         The stock option plan would be administered by a committee of non-employee members of the Fidelity Bankshares, Inc.'s board of directors. Options granted under the stock option plan to employees may be "incentive" stock options, designed to result in a beneficial tax treatment to the employee but no tax deduction to Fidelity Bankshares, Inc. Non-qualified stock options may also be granted to employees under the stock option plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods.

         Stock Recognition Plan. We also intend to request stockholder approval of a new stock recognition plan, no earlier than six months after the completion of the conversion. If approved by stockholders, the new stock recognition plan would, if implemented within one year of conversion, reserve 4% of the shares sold in the offering or 263,072 shares, 309,497 shares, 355,921 or 409,310 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. The officers and directors will be awarded common stock under the stock recognition plan without having to pay cash for the shares. No awards would be made under the stock recognition plan until the plan is approved by stockholders. If the shares awarded under the stock recognition plan come from authorized but unissued shares totaling 4% of the shares sold in the offering, stockholders would experience dilution of approximately 2.2% in their ownership interest in Fidelity Bankshares, Inc. at the mid-point of the offering range.

         Awards under the stock recognition plan would be nontransferable and nonassignable. Under OTS rules, if the stock recognition plan is adopted within one year following the conversion, the shares which are subject to an award would vest at a rate of 20% at the end of each full 12 months of service with Fidelity Federal Bank and Trust after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards would be 100% vested upon termination of employment or service due to death or disability, and if the stock recognition plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Fidelity Federal Bank and Trust or Fidelity Bankshares, Inc. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as defined), shares not already delivered would be forfeited. Under OTS rules, if the stock recognition plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

         The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under ss. 83(b) of the Code to be taxed earlier. The amount of income recognized by the recipient would be a deductible expense for tax purposes for Fidelity Bankshares, Inc. If the stock recognition plan is adopted within one year following the conversion, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the stock recognition plan is adopted within one year following the conversion, shares not yet vested will be voted by the trustee of the stock recognition plan, taking into account the best interests of the award recipients. If the stock recognition plan is adopted more than one year following the conversion, dividends declared on unvested shares will be distributed to the recipient when paid, and the recipient will be entitled to vote the unvested shares.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


         The following table provides the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group as of December 31, 2000. The business address of each director and executive officer is 205 Datura Street, West Palm Beach, Florida.

                              Number of Shares     Percent of All    Percent of
       Name of               of Common Stock     Common Stock     Publicly Held
  Beneficial Owner        Beneficially Owned(1)  Outstanding(1)  Common Stock(2)
  ----------------        ---------------------  --------------  ---------------

Vince A. Elhilow(3)            133,784                   2.05%         4.59%
Joseph B. Shearouse, Jr.        62,320                   0.96          2.14
Keith D. Beaty(4)               32,393                   0.50          1.11
Paul C. Bremer                   2,000                   0.03          0.07
F. Ted Brown, Jr.(5)            32,395                   0.50          1.11
Donald E. Warren, M.D.(6)       28,259                   0.43          0.97
Karl H. Watson                   1,000                   0.02          0.03
Richard D. Aldred(7)            39,512                   0.61          1.36
J. Robert McDonald(8)           52,073                   0.80          1.79
Joseph C. Bova(9)               29,370                   0.44          1.01
Robert L. Fugate(10)            43,373                   0.67          1.49
Christopher C. Cook(11)          7,169                   0.11          0.25
All directors and
 executive Officers as
 a group.(12)                  463,648                   7.12%        15.92%

-----------------

(1)  Based upon 6,511,084 shares outstanding.

(2) Based upon 2,912,584 shares held by persons other than Fidelity Bankshares, Inc.

(3) Includes 12,500 shares of common stock subject to options pursuant to the stock option plan that may be exercised within 60 days of the record date and 28,810 shares held by the management performance plan. Includes 4,598 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 12,571 shares held under the savings plan for employees for the benefit of Mr. Elhilow.

                                              (footnotes continued on next page)

(4) Includes 15,180 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(5) Includes 8,000 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(6) Includes 15,180 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(7) Includes 6,724 shares of common stock subject to options pursuant to the stock option plan and 8,654 shares held by the management performance plan. Includes 4,373 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 4,138 shares held under the savings plan for employees for the benefit of Mr. Aldred.
(8) Includes 18,243 shares held by the management performance plan. Includes 3,983 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 8,616 shares held under the savings plan for employees for the benefit of Mr. McDonald.
(9) Includes 9,055 shares of common stock subject to options pursuant to the stock option plan and 5,329 shares held by the management performance plan. Includes 4,251 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 7,156 shares held under the savings plan for employees for the benefit of Mr. Bova.
(10) Includes 4,862 shares of common stock subject to options pursuant to the stock option plan and 7,819 shares held by the management performance plan. Includes 3,813 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 12,479 shares held under the savings plan for employees for the benefit of Mr. Fugate.
(11) Includes 1,996 shares subject to options that may be exercised pursuant to the directors' plan. Includes 573 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan.
(12) Unless otherwise indicated, includes shares held directly by the individuals as well as by spouses, in trust, and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and investment power. Includes 38,360 shares of common stock which outside directors of Fidelity Bankshares, Inc. have the right to acquire within 60 days of the record date pursuant to the exercise of stock options granted under the Fidelity Federal Bank and Trust stock option plan for outside directors.


                SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS


         The table below sets forth, for each of Fidelity Bankshares, Inc.'s directors and executive officers and for all of the directors and executive officers as a group, the following information:

         (1) the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Fidelity Bankshares, Inc. common stock as of December 31, 2000;


         (2) the proposed purchases of subscription shares, assuming sufficient shares are available to satisfy their subscriptions; and

         (3) the total amount of Fidelity Bankshares, Inc. common stock to be held upon consummation of the conversion.


         In each case, it is assumed that subscription shares are sold at the mid-point of the offering range. See "The Conversion--Limitations on Common Stock Purchases."

                                                                        Proposed Purchases of               Total Common Stock
                                                                        Stock in the Offering(1)                 to be Held
                                                                        -----------------------         --------------------------
                                                    Number of                                                          Percentage
                                                  Exchange Shares         Number                          Number        Of Total
Name of Beneficial Owner                           to be Held(2)         of Shares        Amount         of Shares     Outstanding
------------------------                          ----------------       ---------        ------         ---------     -----------
Vince A. Elhilow(3) ..........................           287,662             --                --           287,662       2.05%
Joseph B. Shearouse,  Jr.(3) .................           134,000             --                --           134,000        .96%
Keith D. Beaty ...............................            69,651         50,000         $ 500,000           119,651        .85%
Paul C. Bremer ...............................             4,300          3,000            30,000             7,300          *
F. Ted Brown, Jr .............................            69,655          6,000            60,000            75,655        .54%
Donald E. Warren, M.D ........................            60,762         10,000           100,000            70,762        .51%
Karl H. Watson ...............................             2,150          2,000            20,000             4,150          *
Richard D. Aldred ............................            84,958          1,500            15,000            86,458        .62%
J. Robert McDonald ...........................           111,967             --                --           111,967        .80%
Joseph C. Bova ...............................            63,151             --                --            63,151        .45%
Robert L. Fugate .............................            93,260             --                --            93,260        .67%
Christopher C. Cook ..........................            15,414             --                --            15,414        .11%
                                                       ---------      ---------         ---------         ---------       ----
           Total .............................           996,930         72,500         $ 725,000         1,069,430       7.64%
                                                       =========      =========         =========         =========       ====

------------
(1)  Includes proposed subscriptions, if any, by associates.
(2) Includes shares underlying options that may be exercised within 60 days of the date as of which ownership.
(3) Pursuant to the maximum purchase limitation, Messrs. Elhilow and Shearouse are not eligible to subscribe for common stock in the offering.
*    Less than one-tenth of 1%.

                                 THE CONVERSION

         The Boards of Directors of Fidelity Bankshares, Inc. and Fidelity Bankshares, MHC have approved the plan of conversion. The plan of conversion must also be approved by the members of Fidelity Bankshares, MHC, and the stockholders of Fidelity Bankshares, Inc. A special meeting of members and a special meeting of stockholders has been called for this purpose. The Office of Thrift Supervision has also approved the plan, however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

General


         The Board of Directors of Fidelity Bankshares, MHC adopted the plan of conversion on November 21, 2000. Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully public form. Fidelity Bankshares, MHC, the mutual holding company parent of Fidelity Bankshares, Inc., will be merged into Fidelity Federal Bank and Trust, and Fidelity Bankshares, MHC will no longer exist. Pursuant to the plan, Fidelity Bankshares, Inc. which owns 100% of Fidelity Federal Bank and Trust, also will be succeeded by a new Delaware corporation with the same name. The new Delaware corporation has been established solely to facilitate the conversion. As part of the conversion, shares of common stock of Fidelity Bankshares, Inc. representing the ownership interest of Fidelity Bankshares, MHC, will be offered for sale in the subscription and community offering. Following the completion of the conversion, all of the capital stock of Fidelity Federal Bank and Trust will be held by Fidelity Bankshares, Inc. A diagram of our corporate structure before and after the conversion is set forth at page
___.


         Under the plan of conversion, at the conclusion of the conversion and related offering, each share of Fidelity Bankshares, Inc. common stock held by persons other than Fidelity Bankshares, MHC will be converted automatically into and become a right to receive new shares of Fidelity Bankshares, Inc. common stock determined pursuant to the exchange ratio. The exchange ratio will ensure that immediately after the conversion and the share exchange, the public stockholders of Fidelity Bankshares, Inc. common stock will own the same aggregate percentage of Fidelity Bankshares, Inc. common stock that they owned immediately prior to the conversion.


         Fidelity Bankshares, Inc. intends to retain $32.0 million of the net proceeds (at the minimum) of the offering and to contribute the balance of the net proceeds of the offering to Fidelity Federal Bank and Trust. The conversion will be effected only upon completion of the sale of at least the minimum number of shares of common stock of Fidelity Bankshares, Inc. to be offered pursuant to the plan of conversion.

         The plan of conversion provides generally that Fidelity Bankshares, Inc. will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, Fidelity Federal Bank and Trust's tax-qualified plans, including the employee stock ownership plan, supplemental eligible account holders and other members. Subject to the prior rights of these holders of subscription rights, Fidelity Bankshares, Inc. will offer common stock for sale in a community offering to members of the general public, with a preference given to the public stockholders of Fidelity Bankshares, Inc. common stock as of ___________, 2001, and then to persons residing in Palm Beach, Martin, Indian River and St. Lucie Counties. Fidelity Bankshares, Inc. has the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may commence at the same time as the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See "--Community Offering."

         The number of shares of common stock to be offered in the offering was determined based upon an independent appraisal of the estimated pro forma market value of Fidelity Bankshares, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. The independent valuation will be updated and the final number of the shares to be issued in the offering will be determined at the completion of the offering. See "--Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

         The appraisal was prepared pursuant to written guidelines promulgated by the Office of Thrift Supervision. RP Financial made its appraisal in reliance upon the information contained in this document, including the financial statements. RP Financial also considered the following factors, among others:

          o the present and projected operating results and financial condition of Fidelity Bankshares, Inc. and the economic and demographic conditions in Fidelity Bankshares, Inc.'s existing market areas;

          o certain historical, financial and other information relating to Fidelity Bankshares, Inc.;

          o a comparative evaluation of the operating and financial characteristics of Fidelity Bankshares, Inc. with those of other similarly situated publicly traded savings institutions located in Florida and other regions of the United States;

          o    the aggregate size of the offering of the common stock;


          o the impact of the conversion on Fidelity Bankshares, Inc.'s stockholders' equity and earnings potential;


          o    the proposed dividend policy of Fidelity Bankshares, Inc.; and

          o the trading market for securities of comparable institutions and general conditions in the market for such securities.


         The appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-asset approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial, LC to account for differences between Fidelity Bankshares, Inc. and the peer group. RP Financial, LC placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial's analysis provides an approximation of the pro forma market value of Fidelity Bankshares, Inc. as converted based on the valuation approaches applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of Fidelity Bankshares, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Tables," purchases by the employee stock ownership plan of an amount equal to 6% of the common stock issued in the offering and purchases in the open market by the recognition plan of a number of shares equal to 4% of the common stock issued in the offering at the $10.00 purchase price. See "Pro Forma Tables" for additional information concerning theses assumptions. The use of different assumptions may yield different results.

         The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch of Fidelity Federal Bank and Trust and at the Southeast Regional and Washington, D.C.
offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See "Additional Information."


Purposes of Conversion

         Fidelity Federal Bank and Trust reorganized into a mutual holding company in 1994 and sold only a minority interest in the bank based on its capital needs at that time. If Fidelity Federal Bank and Trust had undertaken a full conversion to public ownership in 1994, it would have offered 100% of its commons stock for sale, and it would have raised more capital than management believes could have been effectively reinvested in its market area. Fidelity Bankshares, Inc. now has the need for additional capital, and it will sell the portion of its shares now owned by Fidelity Bankshares, MHC to the public. This will complete the transition to full public ownership.


         The potential impact of the conversion upon Fidelity Federal Bank and Trust's capital base is significant. Fidelity Federal Bank and Trust had equity in accordance with generally accepted accounting principles of $120.3 million, or 6.3% of assets at December 31, 2000. Assuming that the offering raises $77.4 million in gross proceeds, the mid-point of the $65.8 million to $89.0 million offering range, and assuming that $37.7 million of the net proceeds are contributed to Fidelity Federal Bank and Trust as additional capital, Fidelity Federal Bank and Trust's ratio of capital to pro forma assets, calculated under generally accepted accounting principles, will increase to 8.1%. The investment of the net proceeds from the sale of the common stock will provide Fidelity Federal Bank and Trust with additional income to further increase its capital position. The additional capital may also assist Fidelity Federal Bank and Trust in offering new programs and expanded services to its customers. Additionally, the proceeds retained by Fidelity Bankshares, Inc. may be used for the acquisition of financial institution branches or banking related businesses, although we have no current plans to make any such acquisitions.

         After completion of the conversion and depending on market conditions, the unissued common and preferred stock authorized by the certificate of incorporation of Fidelity Bankshares, Inc. will permit Fidelity Bankshares, Inc. to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, we have no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options or the possible issuance of authorized but unissued shares to our stock benefit programs.


Approvals Required


         The affirmative vote of a majority of the total eligible votes of the members of Fidelity Bankshares, MHC, (who are Fidelity Federal Bank and Trust's depositors as of _____________, 2001 and borrowers as of January 7, 1994, who continue as borrowers as of _____________, 2001) at the special meeting of members is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Fidelity Bankshares, MHC will also be deemed to approve the merger of Fidelity Bankshares, MHC into Fidelity Federal Bank and Trust. The affirmative vote of the holders of at least two-thirds of the outstanding common stock of Fidelity Bankshares, Inc. and a majority of the publicly held shares of Fidelity Bankshares, Inc. common stock are also required to approve the plan of conversion.


Share Exchange Ratio


         Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the minority stockholders will be entitled to exchange their shares of a subsidiary common stock for common stock of the converted holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. The board of directors of
Fidelity  Bankshares,  Inc.  has  determined  that each  publicly  held share of
Fidelity Bankshares, Inc. common stock will, on the effective date of the conversion, be converted automatically into and become the right to receive a number of new shares of Fidelity Bankshares, Inc. common stock determined pursuant to the exchange ratio, whereby, the public stockholders of Fidelity Bankshares, Inc. common stock will own the same percentage of common stock in Fidelity Bankshares, Inc. after the conversion as they held in Fidelity Bankshares, Inc. immediately prior to the conversion, exclusive of their purchase of additional shares, and the receipt of cash in lieu of fractional shares. At December 31, 2000, there were 6,511,084 shares of Fidelity Bankshares, Inc. common stock outstanding, and 2,912,584 shares, or 44.73% of the total were publicly held. The exchange ratio is not dependent on the market value of Fidelity Bankshares, Inc. common stock. It is calculated based on the percentage of Fidelity Bankshares, Inc. common stock held by the public and the number of shares sold in the offering . The exchange ratio is expected to range from approximately 1.8277 exchange shares for each publicly held share of Fidelity Bankshares, Inc. at the minimum of the offering range to 2.8436 exchange shares for each publicly held share of Fidelity Bankshares, Inc. at the adjusted maximum of the offering range.

         If you are now a stockholder of Fidelity Bankshares, Inc., your existing shares will be cancelled and exchanged for new shares in Fidelity Bankshares, Inc. The number of shares you will get will be based on an exchange ratio determined as of the closing of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Fidelity Bankshares, Inc. and Fidelity Bankshares, MHC. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of Fidelity Bankshares, Inc. common stock would receive in the exchange, adjusted for the number of shares sold in the offering.


                                             Shares to be exchanged for    Total shares               Shares of Fidelity
                       Shares to be sold      Fidelity Bankshares, Inc.        of                      Bankshares, Inc.
                       in this offering           common stock             common stock                  that would be
                     --------------------   ---------------------------        to be         Exchange     exchanged for
                       Amount     Percent     Amount          Percent       outstanding        ratio       100 shares
                     ---------  ---------   ---------       -----------     --------------   --------  -----------------
Minimum...........  6,576,808     55.27%      5,323,192        44.73%       11,900,000       1.8277        182.77
Mid-point.........  7,737,421     55.27       6,262,579        44.73        14,000,000       2.1502        215.02
Maximum...........  8,898,034     55.27       7,201,966        44.73        16,100,000       2.4727        247.27
15% above
  Maximum......... 10,232,740     55.27       8,282,260        44.73        18,515,000       2.8436        284.36

         Options to purchase shares of Fidelity Bankshares, Inc. common stock will also be converted into and become options to purchase Fidelity Bankshares, Inc. common stock. At December 31, 2000, there were outstanding options to purchase 102,786 shares of Fidelity Bankshares, Inc. common stock. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration, and vesting schedule of these options will not be affected. At December 31, 2000, all the options to purchase common stock were vested. If all of these options to purchase shares of Fidelity Bankshares, Inc. common stock are exercised prior to the effective date of the conversion, then there will be:

          (1) an increase in the percentage of Fidelity Bankshares, Inc. common stock held by the public stockholders of Fidelity Bankshares, Inc. common stock to 45.59%;


          (2) an increase in the number of shares of common stock issued to the public stockholders of Fidelity Bankshares, Inc. common stock in the share exchange; and


          (3)  a decrease in the exchange ratio to 1.7654,  2.0769,  2.3884, and
               2.7467 at the minimum, mid-point, maximum and adjusted maximum, respectively, of the offering range.


          Executive officers and directors of Fidelity Bankshares, Inc. do not intend to exercise options prior to the effective date.


Effect of the Conversion on  Public Stockholders

         Effect on Stockholders' Equity per Share of the Shares Exchanged. The conversion will increase the stockholders' equity per share of the public stockholders of Fidelity Bankshares, Inc. common stock. At December 31, 2000, the stockholders' equity per share of Fidelity Bankshares, Inc. common stock including shares held by Fidelity Bankshares, MHC was $14.08. As adjusted at that date for the exchange ratio, stockholders' equity per share would be $7.70, $6.55, $5.69 and $4.95 at the minimum, mid-point, maximum, and adjusted maximum, of the offering range. Based on the pro forma information set forth for December 31, 2000, in "Pro Forma Data," pro forma stockholders' equity per share following the conversion will be $12.63, $11.47, $10.62, and $9.88 at the minimum, mid-point, maximum and adjusted maximum, respectively, of the offering range.

         Effect on Earnings per Share of the Shares Exchanged. The conversion will also affect the public stockholders of Fidelity Bankshares, Inc. common stock pro forma earnings per share. For the year ended December 31, 2000, basic earnings per share of Fidelity Bankshares, Inc. common stock was $1.31, including shares held by Fidelity Bankshares, MHC. As adjusted for the exchange ratio, earnings per share would range from

$0.72 to $0.46, respectively, for the minimum to the adjusted maximum of the offering range. Based on the pro forma information set forth for the year ended December 31, 2000, in "Pro Forma Data," earnings per share of common stock following the conversion will range from $0.86 to $0.59, respectively, for the minimum to the adjusted maximum of the offering range.

         Effect on the Market and Appraised Value of the Shares Exchanged. The aggregate subscription price of the shares of common stock received in exchange for the publicly held shares of Fidelity Bankshares, Inc. common stock is $53.2 million, $62.6 million, $72.0 million, and $82.8 million at the minimum, mid-point, maximum and adjusted maximum, respectively, of the offering range. The last trade of Fidelity Bankshares, Inc. common stock on November 21, 2000, the last trading day preceding the announcement of the conversion, was $18.375 per share, and the price at which Fidelity Bankshares, Inc. common stock last traded on __________, 2001 was $_____ per share.

         Dissenters' and Appraisal Rights. Under Office of Thrift Supervision regulations, the public stockholders of Fidelity Bankshares, Inc. common stock will not have dissenters' rights or appraisal rights in connection with the exchange of publicly held shares of Fidelity Bankshares, Inc. common stock as part of the conversion.


Effects of Conversion on Depositors, Borrowers and Members


         General. Each depositor in Fidelity Federal Bank and Trust has both a deposit account in Fidelity Federal Bank and Trust and a pro rata ownership interest in the net worth of Fidelity Bankshares, MHC based upon the balance in his or her account. This interest may only be realized in the event of a complete liquidation of Fidelity Bankshares, MHC and Fidelity Federal Bank and Trust. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Fidelity Bankshares, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of Fidelity Bankshares, MHC, which is lost to the extent that the balance in the account is reduced or closed.


         Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Fidelity Bankshares, MHC and Fidelity Federal Bank and Trust are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Fidelity Bankshares, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

         Continuity. While the conversion is being accomplished, the normal business of Fidelity Federal Bank and Trust of accepting deposits and making loans will continue without interruption. Fidelity Federal Bank and Trust will continue to be regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After the conversion, Fidelity Federal Bank and Trust will continue to provide services for depositors and borrowers under current policies by its present management and staff. The directors serving Fidelity Bankshares, Inc. at the time of the conversion will serve as directors of Fidelity Bankshares, Inc. after the conversion.

         Effect on Deposit Accounts. Under the plan of conversion, each depositor in Fidelity Federal Bank and Trust at the time of the conversion will automatically continue as a depositor after the conversion, and each of the deposit accounts will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

         Effect on Loans. No loan outstanding from Fidelity Federal Bank and Trust will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.


         Effect on Voting Rights of Members. At present, all depositors and borrowers as of January 7, 1994, who continue as borrowers of Fidelity Federal Bank and Trust are members of, and have voting rights in, Fidelity

Bankshares, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of Fidelity Bankshares, MHC and will no longer be entitled to vote at meetings of Fidelity Bankshares, MHC. Upon completion of the conversion, all voting rights in Fidelity Federal Bank and Trust will be vested in Fidelity Bankshares, Inc. as the sole stockholder of Fidelity Federal Bank and Trust. Exclusive voting rights with respect to Fidelity Bankshares, Inc. will be vested in the holders of its common stock. Depositors and borrowers of Fidelity Federal Bank and Trust will not have voting rights after the conversion, except to the extent that they become stockholders of Fidelity Bankshares, Inc. through the purchase of common stock.

         Tax Effects. Fidelity Bankshares, Inc. will receive an opinion of counsel or tax advisor with regard to federal and state income taxation to the effect that the adoption and implementation of the plan of conversion will not be taxable for federal or state income tax purposes to Fidelity Bankshares, MHC, Fidelity Bankshares, Inc., the public stockholders of Fidelity Bankshares, Inc., members of Fidelity Bankshares, MHC, eligible account holders, supplemental eligible account holders, or Fidelity Federal Bank and Trust. See "--Tax Aspects."

         Effect on Liquidation Rights. If Fidelity Federal Bank and Trust were to liquidate prior to the conversion, all claims of creditors of Fidelity Federal Bank and Trust, including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Fidelity Federal Bank and Trust remaining, these assets would be distributed to Fidelity Bankshares, MHC, to the extent of its stock ownership interest in Fidelity Bankshares, Inc. Were Fidelity Bankshares, MHC to liquidate, all claims of creditors would be paid first. Thereafter, if there were any assets of Fidelity Bankshares, MHC remaining, members of Fidelity Bankshares, MHC would receive the remaining assets, pro rata, based upon the balances in their deposit accounts in Fidelity Federal Bank and Trust immediately prior to liquidation. In the unlikely event that Fidelity Federal Bank and Trust were to liquidate after the conversion, all claims of creditors, including those of depositors, would also be paid first, followed by distribution of the "liquidation account" to depositors as of October 31, 1999, and December 31, 2000, with any assets remaining thereafter distributed to Fidelity Bankshares, Inc. as the holder of Fidelity Federal Bank and Trust's capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

Stock Pricing and Number of Shares to be Issued

         The plan of conversion and federal regulations require that the aggregate purchase price of the common stock in the offering must be based on the appraised pro forma market value of the common stock, as determined by the independent valuation. Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. have retained RP Financial, LC to make the valuation. For its services in preparing the initial valuation, RP Financial, LC will receive a fee of $72,500. In addition RP Financial, LC will receive a fee of $5,000 for each time the appraisal is updated. This amount does not include a fee of $12,500 to be paid to RP Financial, LC for assistance in preparation of a business plan. Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. have agreed to indemnify RP Financial, LC and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as appraiser, except where RP Financial, LC's liability results from its negligence or bad faith.

         The independent valuation was prepared by RP Financial, LC in reliance upon the information contained in this prospectus, including the consolidated financial statements. RP Financial, LC also considered the following factors, among others: the present and projected operating results and financial condition of Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust; the economic and demographic conditions in Fidelity Federal Bank and Trust's existing marketing area; certain historical, financial and other information relating to Fidelity Federal Bank and Trust; a comparative evaluation of the operating and financial statistics of Fidelity Federal Bank and Trust with those of other publicly traded savings institutions located in Fidelity Federal Bank and Trust's region and on a national basis; the aggregate size of the offering of the common stock; the impact of the conversion on Fidelity Federal Bank and Trust's stockholders' equity and earnings potential; the proposed dividend policy of Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust; and the trading market for securities of comparable institutions and general conditions in the market for the securities.

         The following table presents a summary of selected pricing ratios for comparable public thrift institutions used by RP Financial, LC to help establish the market value of Fidelity Bankshares, Inc. and the resulting pricing ratios for Fidelity Bankshares, Inc. RP Financial, LC considered various criteria for selecting the comparable public thrift institutions, including geographic market area, asset size and return on equity.

                                               Pro Forma                    Pro Forma            Pro Forma
                                             price to core               price to book         price to tangible
                                        earnings multiple(1)(2)          value ratio(1)          book value
                                        -----------------------         ---------------       -----------------
Fidelity Bankshares, Inc.:
  15% above maximum....................          17.44x                     101.32%               102.67%
  Maximum..............................          15.56                       94.16                 95.60
  Mid-point............................          13.85                       87.18                 88.57
  Minimum..............................          12.06                       79.18                 80.52

All fully converted thrifts publicly
traded on the NYSE, NASDAQ
and AMEX Exchanges as of 2/16/01:
  Averages.............................          13.71x                     106.75%               114.38%
  Medians..............................          12.59                       96.09                102.09

Valuation of peer group institutions
as of 2/16/01
  Averages.............................          12.78x                     117.42%               133.07%
  Medians..............................          10.99                      108.87                124.19

--------------

(1) Number of shares used in calculating Fidelity Bankshares, Inc.'s pro forma pricing ratios equaled 11,900,000, 14,000,000, 16,100,000 and 18,515,000 at the minimum, midpoint, maximum and 15% above maximum of the offering range, respectively.

(2) If shares used in computing Fidelity Bankshares, Inc.'s pro forma price to earnings multiple were adjusted in accordance with SOP 93-6, the pro forma ratios would be 11.63x, 13.33x, 15.15x and 16.95x at the minimum, midpoint, maximum and adjusted maximum of the offering range. See "Pro forma Data".

         The independent valuation was prepared based on the assumption that the aggregate amount of common stock sold in the offering would be equal to the estimated pro forma market value of Fidelity Bankshares, Inc., assuming completion of the conversion and offering multiplied by the percentage of Fidelity Bankshares, Inc. common stock owned by Fidelity Bankshares, MHC. The independent valuation states that as of February 16, 2001, the estimated pro forma market value, or valuation range, of Fidelity Bankshares, Inc. ranged from a minimum of $119.0 million to a maximum of $161.0 million, with a mid-point of $140.0 million. The Board of Directors determined to offer the shares for a price of $10.00 per share. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Fidelity Bankshares, Inc. common stock owned by Fidelity Bankshares, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Fidelity Bankshares, Inc. common stock owned by Fidelity Bankshares, MHC, and the $10.00 price per share, the minimum of the offering range will be 6,576,808 subscription shares, the mid-point of the offering range will be 7,737,421 subscription shares, and the maximum of the offering range will be 8,898,034 subscription shares.


         The Board of Directors reviewed the independent valuation and, in particular, considered the following:

          (1) Fidelity Bankshares, Inc.'s financial condition and results of operations;

          (2) financial comparisons of Fidelity Bankshares, Inc. in relation to institutions of similar size and asset quality;

          (3) stock market conditions generally and in particular for financial institutions; and

          (4) the historical trading price of the publicly held shares of Fidelity Bankshares, Inc. common stock.


         All of these factors are set forth in the independent valuation. The Board also reviewed the methodology and the assumptions used by RP Financial, LC in preparing the independent valuation and the Board believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, by subsequent developments in the financial condition of Fidelity Bankshares, Inc. or Fidelity Federal Bank and Trust or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Fidelity Bankshares, Inc. to less than $119,000,000 or more than $185,150,000, the appraisal will be filed with the Securities and Exchange Commission by post-effective amendment.

         The independent valuation, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares. RP Financial, LC did not independently verify the consolidated financial statements and other information provided by Fidelity Bankshares, Inc., nor did RP Financial, LC value independently the assets or liabilities of Fidelity Federal Bank and Trust. The independent valuation considers Fidelity Federal Bank and Trust as a going concern and should not be considered as an indication of the liquidation value of Fidelity Federal Bank and Trust. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price.

         Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15% to up to $185,150,000, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 10,232,740 shares, to reflect changes in the market and financial conditions, without a resolicitation of subscribers. The minimum of the valuation range and of the offering range may not be decreased without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

         If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $185,150,000 and a corresponding increase in the offering range to more than 10,232,740 shares, or a decrease in the minimum of the valuation range to less than $119,000,000 and a corresponding decrease in the offering range to fewer than 6,576,808 shares, then Fidelity Bankshares, Inc., after consulting with the Office of Thrift Supervision, may terminate the plan of conversion and return by check all funds promptly with interest at Fidelity Federal Bank and Trust's passbook rate of interest on payments made by check, certified or teller's check, bank draft or money order and cancel withdrawal authorizations. Alternatively, Fidelity Bankshares, Inc. may extend or hold a new subscription offering, community offering, or both, establish a new offering range, commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days, not to extend beyond ____________, 2003, which is two years after the special meeting of members of Fidelity Bankshares, MHC to approve the conversion.

         An increase in the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and Fidelity Bankshares, Inc.'s pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber's ownership interest and Fidelity Bankshares, Inc.'s pro forma earnings and stockholders' equity on a per share basis while decreasing pro forma earnings and stockholders' equity on an aggregate basis. For a presentation of the effects of these changes, see "Pro Forma Data."

         Copies of the appraisal report of RP Financial, LC and the detailed memorandum of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Fidelity Federal Bank and Trust and the other locations specified under "Additional Information."


Exchange of Stock Certificates


         The conversion of existing outstanding shares of Fidelity Bankshares, Inc. common stock into new shares of Fidelity Bankshares, Inc. common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, Fidelity Bankshares, Inc. or a bank or trust company designated by Fidelity Bankshares, Inc. in the capacity of exchange agent, will send a transmittal form to each public stockholder of Fidelity Bankshares, Inc. who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions with respect to the surrender of certificates representing Fidelity Bankshares, Inc. common stock to be exchanged into Fidelity Bankshares, Inc. common stock. It is expected that certificates for shares of Fidelity Bankshares, Inc. common stock will be distributed within five business days after the receipt of properly executed transmittal forms and other required documents. Shares held in street name will be exchanged automatically; no transmittal forms will be mailed relating to these shares.

         No fractional shares of Fidelity Bankshares, Inc. common stock will be issued to any public stockholder of Fidelity Bankshares, Inc. upon consummation of the conversion. For each fractional share that would otherwise be issued to stockholders who hold certificates, Fidelity Bankshares, Inc. will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled to by $10.00. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of surrendered Fidelity Bankshares, Inc. stock certificates. Stockholders whose shares are held in street name will automatically receive cash in lieu of fractional shares.


         Fidelity Bankshares, Inc. stockholders should not forward their stock certificates to Fidelity Bankshares, Inc., the stock information center, or the exchange agent until they have received transmittal forms.

         Until existing certificates representing Fidelity Bankshares, Inc. common stock are surrendered for exchange after the conversion in compliance with the terms of the transmittal form, holders of such certificates will not receive new shares of Fidelity Bankshares, Inc. common stock and will not be paid dividends on the Fidelity Bankshares, Inc. common stock into which their shares have been converted. When certificates are surrendered, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of Fidelity Bankshares, Inc. common stock outstanding at the effective date of the conversion will be deemed to evidence ownership of new shares of Fidelity Bankshares, Inc. common stock into which those shares have been converted by virtue of the conversion.


         All new shares of Fidelity Bankshares, Inc. common stock issued upon exchange of shares of Fidelity Bankshares, Inc. common stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Fidelity Bankshares, Inc. common stock, subject, however, to Fidelity Bankshares, Inc.'s obligation to pay any dividends or make any other distributions with a record date prior to the effective date which may have been declared or made by Fidelity Bankshares, Inc. on its common stock on or prior to the effective date and which remain unpaid at the effective date. Fidelity Bankshares, Inc. intends to continue to pay a quarterly cash dividend of $0.25 per share through the fiscal quarter ending _________ 2001.


         If a certificate for Fidelity Bankshares, Inc. common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable upon receipt of appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification.

Subscription Offering and Subscription Rights


         In accordance with the plan of conversion, rights to subscribe for the purchase of common stock in the subscription offering have been granted under the plan of conversion in the following order of descending priority. All subscriptions received will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum, and overall purchase limitations set forth in the plan of conversion and as described below under "--Limitations on Common Stock Purchases."

        Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances, including demand deposit accounts, of $50 or more (a "Qualifying Deposit") at October 31, 1999, ("Eligible Account Holders") will receive, without payment therefor, nontransferable subscription rights to purchase up to 88,980 shares of common stock, subject to the overall purchase limitations and exclusive of shares purchased by the employee stock ownership plan from any increase in the shares offered pursuant to an increase in the maximum of the offering range. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed.
Thereafter, unallocated shares, except for additional shares issued to the Employee Stock Ownership Plan upon an increase in the maximum of the offering range, will be allocated to each subscribing Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his aggregate Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his stock order form all deposit accounts in which he has an ownership interest on October 31, 1999. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Fidelity Bankshares, Inc. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding October 31, 1999.


         Priority 2: Tax-qualified Plans. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the tax-qualified employee stock benefit plans of Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust, including the employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 6% of the common stock offered in the subscription offering, including any shares to be issued in the subscription offering as a result of an increase in the valuation range after commencement of the subscription offering and prior to completion of the conversion.


         Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the tax-qualified employee stock benefit plans, each depositor with a Qualifying Deposit on December 31, who is not an Eligible Account Holder ("Supplemental Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase up to 88,980 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

         To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his stock order form all deposit accounts in which he has an ownership interest at December 31, 2000. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed.

         Priority 4: Other Members. To the extent that there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, the tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each member of Fidelity Bankshares, MHC on the voting record date who is not an Eligible Account Holder or Supplemental Eligible Account Holder ("Other Members") will receive, without payment therefor, nontransferable subscription rights to purchase up to 88,980 shares of common stock, subject to the overall purchase limitations. See"--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member.


         Expiration Date for the Subscription Offering. The Subscription Offering will expire on __________, 2001, unless extended for up to 45 days or such additional periods by Fidelity Federal Bank and Trust with the approval of the Office of Thrift Supervision, if necessary. Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. may determine to extend the subscription offering and/or the community offering for any reason, whether or not subscriptions have been received for shares at the minimum, mid-point, or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.


         Fidelity Bankshares, Inc. will not execute orders until at least the minimum number of shares of common stock have been subscribed for or otherwise sold. If 6,576,808 shares have not been subscribed for or sold within 45-days after the expiration date, unless the period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Fidelity Federal Bank and Trust pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the expiration date is granted, Fidelity Bankshares, Inc. will notify subscribers of the extension of time and of the rights of subscribers to modify or rescind their subscriptions. Extensions may not go beyond _____________, 2003, which is two years after the special meeting of members of Fidelity Bankshares, MHC to approve the conversion.

         Persons in Nonqualified States or Foreign Countries. Fidelity Bankshares, Inc. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock in the subscription offering pursuant to the plan of conversion reside. However, Fidelity Bankshares, Inc. is not required to offer stock in the offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:


         (1) a small number of persons otherwise eligible to subscribe for shares of common stock reside; or

         (2) Fidelity Bankshares, Inc. determines that compliance with the securities laws of a state would be impracticable for reasons of cost or otherwise, including but not limited to a request that Fidelity Bankshares, Inc. or its officers or directors, under the securities laws of a state, register as a broker, dealer, salesman or selling agent or register or otherwise qualify the subscription rights or common stock for sale in a state. Where the number of persons eligible to subscribe for shares in one state is small, Fidelity Bankshares, Inc. will base its decision as to whether or not to offer the common stock in a state on a number of factors, including the size of accounts being held by account holders in the state, the cost of registering or qualifying the shares or the need to register Fidelity Bankshares, Inc., its officers, directors or employees as brokers, dealers or salesmen.

Community Offering


         To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders, and Other Members, Fidelity Bankshares, Inc. may offer shares pursuant to the plan of conversion to certain members of the general public in a direct community offering, with preference given first to the public stockholders of Fidelity Bankshares, Inc. common stock as of _____________, 2001, and then to natural persons residing in Fidelity Federal Bank and Trust's community. Fidelity Federal Bank and Trust's community includes the Florida counties of

Palm Beach, Martin, St. Lucie and Indian River. These persons may purchase for up to 88,980 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." The minimum purchase is 25 shares. The opportunity to purchase for shares of common stock in the community offering category is subject to the right of Fidelity Bankshares, Inc., in its sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date.

         If the amount of common stock remaining is insufficient to fill the orders of common stockholders of Fidelity Bankshares, Inc. as of ______________, 2001, the remaining stock will be allocated among those persons in the manner that permits each of these persons, to the extent possible, to purchase the number of shares necessary to make his total allocation of common stock equal to the lesser of 100 shares or the number of shares subscribed for by each such person. However, if there are insufficient shares available for this allocation, then shares will be allocated among such persons whose orders remain unsatisfied in the proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all those persons whose subscriptions remain unsatisfied. Similar allocation procedures will be used for orders of persons residing in Fidelity Federal Bank and Trust's community. If all orders of persons residing in Fidelity Federal Bank and Trust's community are filled, any shares remaining will be allocated to other persons who purchase in the community offering applying the same allocation described above for persons residing in the community.

         The term "resided" or "residing" as used herein shall mean any person who occupies a dwelling within Fidelity Federal Bank and Trust's community, has a present intent to remain within the community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within Fidelity Federal Bank and Trust's community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in
Fidelity  Federal  Bank and  Trust's  community.  To the  extent  a person  is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. Fidelity Federal Bank and Trust may utilize deposit or loan records or other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, the determination shall be in the sole discretion of Fidelity Federal Bank and Trust.

         The community offering may commence with or during the subscription offering, and is expected to terminate at the same time as the subscription offering, but is required to terminate no more than 45 days following the subscription offering which may be extended by Fidelity Bankshares, Inc. with the approval of the Office of Thrift Supervision, if necessary. Fidelity Bankshares, Inc. may determine to extend the community offering for any reason, and is not required to give purchasers notice of any such extension. Fidelity Bankshares, Inc. will not execute orders until all shares of common stock have been subscribed for or otherwise sold. If 6,576,808 shares have not been subscribed for or sold within 45 days after the expiration date, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Fidelity Bankshares, Inc. will be returned promptly to the purchasers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the expiration date is granted, Fidelity Bankshares, Inc. will notify purchasers of the extension of time and of any rights of purchasers to modify or rescind their orders. These extensions may not go beyond ____________, 2003, which is two years after the special meeting of members of Fidelity Bankshares, MHC to approve the conversion.


         The Board of Directors has the right to reject any order submitted in the offering by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Syndicated Community Offering

         If feasible, the Board of Directors may determine to offer for sale all shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as may be determined by Fidelity Bankshares, Inc., in a manner that will achieve the widest distribution of the common stock. However, Fidelity Bankshares, Inc. retains the right to accept or reject in whole or in part any subscriptions in the syndicated community offering. In the syndicated community offering, any person may purchase up to 88,980 shares of common stock, subject to the overall maximum purchase limitations. If the syndicated community offering is not sooner commenced pursuant to the provisions of the preceding sentence, the syndicated community offering will be commenced as soon as practicable following the date upon which the subscription and community offerings terminate.


         If for any reason a syndicated community offering of shares of subscription shares not sold in the subscription and community offerings cannot be effected, or in the event that any insignificant residue of shares of subscription shares is not sold in the subscription and community offerings or in the syndicated community offering, other arrangements will be made for the disposition of unsubscribed shares by Fidelity Bankshares, Inc., if possible. The Office of Thrift Supervision must approve these other purchase arrangements.

Plan of Distribution; Selling Agent Compensation


         Offering materials have been distributed initially by mail, to those with subscription rights at the last known address on Fidelity Bankshares, Inc.'s records. Subscription rights expire whether or not eligible subscribers can be located.

         To assist in the marketing of the common stock, Fidelity Bankshares, Inc. has retained Ryan Beck and Co., Inc., which is a broker/dealer registered with the National Association of Securities Dealers, Inc. Ryan, Beck & Co., LLC will assist Fidelity Federal Bank and Trust in the offering by:


         (1) acting as the financial advisor to Fidelity Bankshares, Inc.;


         (2) providing administrative services and stock information center management; and


         (3) providing securities marketing services.


         For these services, Ryan, Beck & Co., LLC, will receive an advisory and management fee of $100,000 and a marketing fee equal to 1% of the dollar amount of common stock sold in the subscription and community offering other than shares purchased by officers, directors and employees or their immediate families and common stock purchased by tax-qualified and non-qualified employee benefit plans, for which no fee need be paid. In the event that Ryan, Beck & Co., LLC sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee of 1% of the dollar amount of total shares sold in the syndicated community offering. The fees payable directly to the selected broker-dealers for their sales will not exceed 6% of the value of the common stock sold by them in the syndicated community offering. Ryan, Beck & Co., LLC may participate as one of the selected broker-dealers , in which case it will be paid 6% of the dollar amount of shares sold by it. Ryan, Beck & Co., LLC will also be reimbursed for allocable expenses in an amount not to exceed $65,000 and for attorney's fees in an amount not to exceed $60,000.

         Fidelity Federal Bank and Trust has made an advance payment to Ryan, Beck & Co., LLC in the amount of $50,000. Fidelity Federal Bank and Trust will indemnify Ryan, Beck & Co., LLC against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         Some directors and executive officers of Fidelity Bankshares, Inc. and Fidelity Federal Bank and Trust may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular, full-time employees of Fidelity Federal Bank and Trust may participate in the offering but only in ministerial capacities, providing clerical work in effecting a sales transaction and no offers or sales may be made by tellers or at the teller counter. All sales activity will be conducted in a segregated or separately identifiable area of Fidelity Federal Bank and Trust's offices, apart from the area accessible to the general public for the purpose of making deposits or withdrawals. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Ryan, Beck & Co., LLC These other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Fidelity Bankshares, Inc. will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. No officer, director or employee of Fidelity Bankshares, Inc. or Fidelity Federal Bank and Trust will be compensated in connection with his participation by the payment of commissions or other remuneration, based either directly or indirectly on the transactions in the common stock.


Procedure for Purchasing Shares


         Expiration Date. The offering will terminate at __________, eastern time, on _________, 2001, unless extended by Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc., with the approval of the Office of Thrift Supervision, if required. This extension may be approved by Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc., in their sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the offering beyond 45 days after the expiration date of the offering would require the Office of Thrift Supervision's approval and potential purchasers would be given the right to increase, decrease, or rescind their orders for common stock. If the minimum number of shares offered in the offering is not sold by the expiration date, Fidelity Bankshares, Inc. may terminate the offering and promptly refund all orders for common stock. If the number of shares is reduced below the minimum of the offering range, purchasers will be given an opportunity to increase, decrease, or rescind their orders.


         To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to this date or hand delivered any later than two days prior to this date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Subscription funds will be maintained in a special escrow account at Fidelity Federal Bank and Trust.


         Fidelity Bankshares, Inc. reserves the right in its sole discretion to terminate the offering at any time and for any reason, in which case Fidelity Bankshares, Inc. will cancel any withdrawal orders, and return all purchase orders, plus interest of Fidelity Federal Bank and Trust's current passbook rate from the date of receipt.

         Use of Order Forms. In order to purchase shares of the common stock in the subscription offering and community offering, each purchaser must complete an order form and remit payment. Incomplete order forms, or order forms that are not signed are not required to be accepted. Fidelity Bankshares, Inc. will not be required to accept orders submitted on photocopied or facsimilied stock order forms. All order forms must be received prior to 10:00 a.m., eastern time on __________, 2001. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our stock information center , or by overnight delivery to the indicated address. Order forms may not be delivered to Fidelity Federal Bank and Trust branches. Once tendered, an order form cannot be modified or revoked without the consent of Fidelity Bankshares, Inc. Fidelity Bankshares, Inc. reserves the absolute right, in its sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. Each person ordering shares is required to represent that he is purchasing shares for his own account and that he has no agreement or understanding with any person for the sale or transfer of the shares. The interpretation by Fidelity Bankshares, Inc. of the terms and conditions of the plan of conversion and of the acceptability of the order forms and certification forms will be final.

         The order form includes a certification in which subscribers acknowledge that the common stock is not a deposit or savings account that is federally insured or otherwise guaranteed by Fidelity Federal Bank and Trust or the Federal Government and that the subscribers received a copy of this prospectus describing the nature of the common stock and the risks involved in an investment in the common stock, including the "Risk Factors" described in this prospectus. The certification is required by federal regulation and is intended to ensure that subscribers are aware of the Risk Factors before making an investment decision. However, signing the order form will not result in investors waiving their rights under the Securities Act of 1933.

         Payment for Shares. Payment for all shares will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:


         (1) check, money order, or bank draft made payable to Fidelity Federal Bank and Trust; or

         (2) authorization of withdrawal from Fidelity Federal Bank and Trust deposit accounts designated on the stock order form.

         Appropriate means for designating withdrawals at Fidelity Federal Bank and Trust are provided in the order forms. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by check, money order, or bank draft, these funds will be immediately cashed out placed in a segregated savings account Fidelity Federal Bank and Trust and interest will be paid at the current passbook rate from the date payment is received until the offering is completed or terminated. An executed order form, once received by Fidelity Federal Bank and Trust, may not be modified, amended or rescinded without the consent of Fidelity Federal Bank and Trust, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease, or rescind their orders for a specified period of time.

         A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. Fidelity Federal Bank and Trust, by law, cannot maintain self-directed individual retirement accounts. Therefore, if you wish to use your funds that are currently in a Fidelity Federal Bank and Trust individual retirement account it will have to be transferred to a brokerage account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in a Fidelity Federal Bank and Trust individual retirement account or any other retirement account to purchase common stock should contact the stock information center at Fidelity Federal Bank and Trust as soon as possible during the offering period.


         The employee stock ownership plan will not be required to pay for shares purchased until consummation of the offering, provided that there is in force from the time the order is received a loan commitment from an unrelated financial institution or Fidelity Bankshares, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.


         Delivery of Stock Certificates. Certificates representing common stock issued in the offering and Fidelity Federal Bank and Trust checks representing any applicable refund interest paid on subscriptions made by check, money order, or bank draft will be mailed by Fidelity Federal Bank and Trust to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by Fidelity Federal Bank and Trust until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered. Regulations prohibit Fidelity Federal Bank and Trust from lending funds or extending credit to any persons to purchase common stock in the offering.

         Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state"blue sky" registrations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. Fidelity Federal Bank and Trust and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of their purchase and may refuse to honor any purchase order if an opinion is not timely furnished.

Restrictions on Transfer of Subscription Rights and Shares


         Office of Thrift Supervision conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Fidelity Federal Bank and Trust, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.


         Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of subscription rights.


Stock Information Center

         If you have any questions regarding the offering, please call the Stock Information Center, at (877) 888-1555, from 9:00a.m. to 4:00 p.m. eastern time, Monday through Friday. The Stock Information Center is located at 218 Datura Street, West Palm Beach, Florida.


Limitations on Common Stock Purchases

         The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased during the conversion:

         (1) No person may purchase less than 25 shares of common stock;


         (2) The tax-qualified employee stock benefit plans, including the employee stock ownership plan, may purchase in the aggregate up to 8% of the shares issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%. The employee stock ownership plan expects to subscribe for 6% of the shares sold, or 394,608 shares at the minimum of the offering range and 533,882 shares at the maximum of the offering range;

         (3) Group purchase limitation. Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase in all categories more than 165,000 shares in the offering.

         (4) Ownership limitation. Current stockholders of Fidelity Bankshares, Inc. are subject to an additional limitation upon the number of shares that may be purchased in the offering. As previously described, current stockholders of Fidelity Bankshares, Inc. will receive new shares of Fidelity Bankshares, Inc. common stock in exchange for their existing shares of Fidelity Bankshares, Inc common stock. The number of shares that may be purchased in the offering, together with associates or persons acting in concert with such purchaser, when combined with the shares that a stockholder receives in exchange for existing Fidelity Bankshares, Inc. common stock, may not exceed 165,000 shares at the completion of the offering; and


         (5) The maximum number of shares of common stock which may be purchased in all categories of the offering by officers and directors of Fidelity Federal Bank and Trust and their associates, in the aggregate, may not exceed 25% of the shares offered in the offering.

         Depending upon market or financial conditions, the Board of Directors of Fidelity Bankshares, Inc., with the approval of the Office of Thrift Supervision and without further approval of members of Fidelity Bankshares,

MHC, may decrease or further increase the purchase and ownership limitations. Fidelity Federal Bank and Trust may need regulatory approval to increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares in the sole discretion of Fidelity Federal Bank and Trust may be given the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares owned by subscribers who choose to increase their subscriptions. The Board of Directors of Fidelity Bankshares, Inc. may, in its sole discretion, increase the maximum purchase limitation referred to above up to 9.99% of the shares issued in the offering, provided that orders for shares exceeding 5% of the shares being issued shall not exceed, in the aggregate, 10% of the total issued. Requests to purchase additional shares under this provision will be determined by the respective Boards of Directors in their sole discretion.

         In the event of an increase in the total number of shares offered in the offering due to an increase in the offering range of up to 15%, shares will be allocated in the following order of priority in accordance with the plan of conversion:

          (1) to fill the employee stock ownership plan's subscription for 6% of the total number of shares sold;


          (2) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and


          (3) to fill unfulfilled subscriptions in the community offering, with preference given first to Fidelity Bankshares, Inc. stockholders as of _____________, 2001, and then to persons residing in Fidelity Federal Bank and Trust's community.

         The term "associate" of a person is defined to mean:


          (1) any corporation or organization, other than Fidelity Bankshares, Inc., Fidelity Federal Bank and Trust, or a majority-owned subsidiary of Fidelity Federal Bank and Trust, of which the person is an officer, partner or 10% stockholder;

          (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; provided, however, that this term shall not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as director or in a similar fiduciary capacity; and

          (3) any relative or spouse of the persons, or any relative of the spouse, who either has the same home as the person or who is a director or officer of Fidelity Bankshares, Inc., or Fidelity Federal Bank and Trust.


         The term "acting in concert" means:

          (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

          (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

         Directors are not treated as associates of each other solely because of their Board membership. Fidelity Federal Bank and Trust has the right to determine whether prospective purchasers are associates or acting in concert. For a further discussion of limitations on purchases of a converting institution's stock at the time of conversion and subsequent to conversion, see "Certain Restrictions on Purchase or Transfer of Shares after Conversion" and "Restrictions on Acquisition of Fidelity Bankshares, Inc."


Liquidation Rights


         In the unlikely event of a complete liquidation of Fidelity Bankshares, Inc. prior to the conversion, all claims of creditors of Fidelity Bankshares, Inc., including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Fidelity Bankshares, Inc. remaining, these assets would be distributed to stockholders, including Fidelity Bankshares, MHC. Were Fidelity Bankshares, MHC and Fidelity Bankshares, Inc. to liquidate prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Fidelity Bankshares, MHC remaining, members of Fidelity Bankshares, MHC would receive these remaining assets, pro rata, based upon the deposit balances in their deposit account in Fidelity Federal Bank and Trust immediately prior to liquidation. In the unlikely event that Fidelity Federal Bank and Trust were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to Fidelity Bankshares, Inc. as the holder of Fidelity Federal Bank and Trust capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a postconversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

         The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the greater of:


          (1) Fidelity Bankshares, MHC's ownership interest in the surplus and reserves of Fidelity Bankshares, Inc. as of the date of its latest balance sheet contained in this prospectus; or

          (2) the retained earnings of Fidelity Federal Bank and Trust at the time that Fidelity Federal Bank and Trust reorganized into Fidelity Bankshares, MHC in 1994.


         The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Fidelity Federal Bank and Trust after the conversion with a distribution upon complete liquidation of Fidelity Federal Bank and Trust after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at Fidelity Federal Bank and Trust, would be entitled, on a complete liquidation of Fidelity Federal Bank and Trust after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Fidelity Bankshares, Inc. Each Eligible Account Holder and each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Fidelity Federal Bank and Trust on October 31, 1999, or December 31, 2000, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on October 31, 1999, or December 31, 2000, respectively, bore to the balance of all deposit accounts in Fidelity Bankshares, Inc. on such dates.

         If, however, on any December 31 annual closing date commencing after December 31, 2001, the amount in any such deposit account is less than the amount in the deposit account on October 31, 1999, or December 31, 2000, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Fidelity Bankshares, Inc. as the sole stockholder of Fidelity Federal Bank and Trust.

Tax Aspects

         Consummation of the conversion is expressly conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that indicates that the conversion will not be a taxable transaction to Fidelity Bankshares, MHC, Fidelity Bankshares, Inc., Fidelity Federal Bank and Trust, Eligible Account Holders, Supplemental Eligible Account Holders, and/or other members of Fidelity Bankshares, MHC. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the IRS or any state taxing authority, and such authorities could disagree with such opinions. In the event of such disagreement, there can be no assurance that Fidelity Bankshares, Inc. or Fidelity Federal Bank and Trust would prevail in a judicial proceeding.

         Fidelity Bankshares, MHC and Fidelity Bankshares, Inc. have received an opinion of counsel, Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, regarding the federal income tax consequences of the conversion which includes, but is not limited to, the following opinions:

     1. The merger of Fidelity Bankshares, Inc. with and into Fidelity Federal Bank and Trust qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     2. No gain or loss will be recognized by Fidelity Federal Bank and Trust upon the receipt of the assets of Fidelity Bankshares, Inc. in the Mid-Tier Merger.

     3. The merger of Fidelity Bankshares, MHC with and into Fidelity Federal Bank and Trust qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     4. The exchange of the members' equity interests in Fidelity Bankshares, MHC for interests in a liquidation account established in Fidelity Federal Bank and Trust will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations.

     5. Fidelity Bankshares, MHC will not recognize any gain or loss on the transfer of its assets to Fidelity Federal Bank and Trust in exchange for an interest in a liquidation account established in Fidelity Federal Bank and Trust for the benefit of Fidelity Bankshares, MHC members who remain depositors of Fidelity Federal Bank and Trust.

     6. No gain or loss will be recognized by Fidelity Federal Bank and Trust upon the receipt of the assets of Fidelity Bankshares, MHC in exchange for the transfer to the members of Fidelity Bankshares, MHC of an interest in the liquidation account in Fidelity Federal Bank and Trust.

     7. Members of Fidelity Bankshares, MHC will recognize no gain or loss upon the receipt of an interest in the liquidation account in Fidelity Federal Bank and Trust in exchange for their interests in Fidelity Bankshares, MHC.

     8. Current stockholders of Fidelity Bankshares, Inc. will not recognize any gain or loss upon their exchange of Fidelity Bankshares, Inc. common stock solely for new shares of Fidelity Bankshares, Inc. common stock.

     9. Cash received by any current stockholder of Fidelity Bankshares, Inc. in lieu of a fractional share interest in new shares of Fidelity Bankshares, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of new Fidelity Bankshares, Inc. common stock, which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss, assuming common stock of Fidelity Bankshares, Inc. surrendered in exchange therefor was held as a capital asset by such stockholder at the Effective Time.

     10. Each stockholder's aggregate basis in new shares of Fidelity Bankshares, Inc. common stock received in the exchange will be the same as the aggregate basis of Fidelity Bankshares, Inc. common stock surrendered in exchange therefor.

     11. Each stockholder's holding period in his or her Fidelity Bankshares, Inc. common stock received in the exchange will include the period during which Fidelity Bankshares, Inc. common stock surrendered was held, provided that the Fidelity Bankshares, Inc. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

     12. No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or other members upon distribution to them of subscription rights to purchase shares of Fidelity Bankshares, Inc. common stock, provided that the amount to be paid for Fidelity Bankshares, Inc. common stock is equal to the fair market value of Fidelity Bankshares, Inc. common stock.

     13. No gain or loss will be recognized by Fidelity Bankshares, Inc. on the receipt of money in exchange for Fidelity Bankshares, Inc. common stock sold in the offering.

         In the view of RP Financial, LC, which view is not binding on the Internal Revenue Service, the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the unsubscribed shares of common stock. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who exercise the subscription rights in an amount equal to the value and Fidelity Bankshares, Inc. could recognize gain on a distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value. Unlike private rulings, an opinion of RP Financial, LC is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.


         The form of federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Fidelity Bankshares, Inc.'s registration statement. An opinion on the Florida state income tax consequences which will be consistent with the federal tax opinion will be issued by Deloitte & Touche, LLP, tax advisors to Fidelity Bankshares, MHC and Fidelity Bankshares, Inc.


Certain Restrictions on Purchase or Transfer of Shares after Conversion

         All shares purchased in the offering by a director or an executive officer of Fidelity Federal Bank and Trust generally may not be sold for a period of one year following the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Fidelity Federal Bank and Trust also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.


         Purchases of shares of common stock of Fidelity Bankshares, Inc. by directors, executive officers, or any person who was an executive officer after adoption of the plan of conversion, and their associates, during the three- year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Fidelity Bankshares, Inc.'s outstanding common stock or to the purchase of stock pursuant to a stock option plan or any tax-qualified employee stock benefit plan or nontax-qualified employee stock benefit plan of Fidelity Federal Bank and Trust or Fidelity Bankshares, Inc., including any employee plans, recognition plans or restricted stock plans.

         Office of Thrift Supervision regulations applicable to Fidelity Bankshares, Inc. as a result of the conversion prohibit Fidelity Bankshares, Inc. from repurchasing more than 5% of its outstanding shares of its common stock during the first year following conversion. After one year the OTS does not impose any repurchase restriction.

                              STOCKHOLDERS' RIGHTS

         General. Both before and after the conversion, stockholders rights will be governed by Delaware General Corporation Law, since Fidelity Bankshares, Inc.,is and will remain a Delaware chartered corporation.


         The following discussion summarizes the material rights of Fidelity Bankshares, Inc. stockholders both before and after the conversion. The discussion is qualified in its entirety by reference to the certificate of incorporation and bylaws of Fidelity Bankshares, Inc. and the Delaware General Corporation Law. See "Additional Information" for procedures for obtaining a copy of Fidelity Bankshares, Inc.'s certificate of incorporation and bylaws.

        Authorized Capital Stock. The authorized capital stock of Fidelity Bankshares, Inc. currently consists of 8.2 million shares of common stock, par value $0.10 per share, and $2 million shares of preferred stock, par value $0.10 per share. Following the completion of the conversion, the authorized capital stock of Fidelity Bankshares, Inc. will consist of 30 million shares of common stock par value of $0.10 per share and 2 million shares of preferred stock, par value $0.10 per share. The authorized shares of common stock and preferred stock exceed that to be issued in the conversion to provide Fidelity Bankshares, Inc. with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, the additional authorized shares may also be used by the Board of Directors, consistent with its fiduciary duty to deter future attempts to gain control of Fidelity Bankshares, Inc. The Board of Directors of Fidelity Bankshares, Inc. also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control. The Board of Directors of Fidelity Bankshares, Inc. currently has no plans to issue additional shares, other than to issue additional shares to fund stock benefit plans.


         Issuance of Capital Stock. While in the mutual holding company structure, Fidelity Bankshares, MHC was required to own at least a majority of the outstanding Fidelity Bankshares, Inc. common stock. This requirement will no longer apply following completion of the conversion.

         The certificate of incorporation of Fidelity Bankshares, Inc. does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons of Fidelity Bankshares, Inc. Thus, stock-based compensation plans, such as stock option plans, could be adopted by Fidelity Bankshares, Inc. without stockholder approval and shares of Fidelity Bankshares, Inc. capital stock could be issued directly to directors or officers without stockholder approval. However, corporations such as of Fidelity Bankshares, Inc., that have their securities quoted on the Nasdaq National Market System generally must obtain stockholder approval of most stock compensation plans for directors, officers and key employees. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

         Voting Rights. The certificate of incorporation and bylaws of Fidelity Bankshares, Inc. do not provide for cumulative voting in the elections of directors. For additional information regarding voting rights, see "--Limitations on Acquisitions of Voting Stock and Voting Rights" below.

         Payment of Dividends. The ability of Fidelity Bankshares, Inc. to pay dividends on its capital stock is restricted indirectly by Office of Thrift Supervision regulations and by federal income tax considerations related to savings institutions because dividends from Fidelity Federal Bank and Trust will be a primary source of funds of Fidelity Bankshares, Inc. for the payment of dividends to stockholders of Fidelity Bankshares, Inc.

         Certain restrictions generally imposed on Delaware corporations may also have an impact on Fidelity Bankshares, Inc.'s ability to pay dividends. Delaware law generally provides that a Delaware chartered corporation is limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, equal to its net profits for the current year and/or the immediately preceding fiscal year.

         Board  of  Directors.   Fidelity  Bankshares,   Inc.'s  certificate  of
incorporation and bylaws each require the Board of Directors of Fidelity Bankshares, Inc., to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

         Under each of Fidelity Bankshares, Inc.'s certificate of incorporation, any vacancy occurring in the Board of Directors of Fidelity Bankshares, Inc. including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

         Fidelity Bankshares, Inc.'s and Fidelity Bankshares, Inc.'s certificate of incorporation both provide that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of the respective corporation.

         Limitations on Liability. Fidelity Bankshares, Inc's certificate of incorporation each provides that their directors shall not be personally liable for monetary damages to Fidelity Bankshares, Inc. for certain actions as directors, except for liabilities that involve intentional misconduct or a knowing violation of law by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their positions as directors. This provision might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited Fidelity Bankshares, Inc.


         Indemnification of Directors, Officers, Employees and Agents. The officers, directors, agents and employees of Fidelity Bankshares, Inc. are indemnified with respect to certain actions pursuant to their respective certificates of incorporation, which complies with Delaware law regarding indemnification. Delaware law allows Fidelity Bankshares, Inc. to indemnify the aforementioned persons for expenses, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was an agent of Fidelity Bankshares, Inc. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.


         Special Meetings of Stockholders. Each of Fidelity Bankshares, Inc.'s certificate of incorporation provides that special meetings of the stockholders of Fidelity Bankshares, Inc. may be called only by the board of directors.

         Stockholder Nominations and Proposals. Fidelity Bankshares, Inc.'s bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice at least 90 days in advance of the meeting, together with certain information relating to the nomination or new business. However, if less than 100 days notice or prior disclosure of the date of the meeting is given, stockholders must submit such written notice no later than the tenth day following the date on which notice of the meeting is mailed to stockholders or such public disclosure was made. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. The advance notice requirement gives management time to disclose to stockholders information about a dissident slate of nominations for directors and to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

         Stockholder  Action  Without a  Meeting.  Fidelity  Bankshares,  Inc.'s
certificate  of  incorporation   each  specifically   denies  the  authority  of
stockholders to act without a meeting.

         Stockholder's Right to Examine Books and Records. Delaware law provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

         Limitations on Acquisitions of Voting Stock and Voting Rights. Fidelity Bankshares, Inc.'s certificate of incorporation each provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock be entitled or permitted to any vote in respect of the shares held in excess of such limit.

         Mergers, Consolidations and Sales of Assets. Fidelity Bankshares, Inc.'s certificate of incorporation each requires the approval of the holders of at least 80% of the outstanding shares of voting stock to approve certain "Business Combinations" involving an "Interested Stockholder" except in cases where the proposed transaction has been approved in advance by two-thirds of those members of the Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity, other than Fidelity Bankshares, Inc., or their subsidiary, which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Fidelity Bankshares, Inc., or an affiliate of such person or entity. This provision of the certificate of incorporation applies to any "Business Combination," which is defined to include, among other things:


         (1) any merger or consolidation of Fidelity Bankshares, Inc. with or into any Interested Stockholder;

         (2) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of Fidelity Bankshares, Inc., and its subsidiaries to an Interested Stockholder;

         (3) the issuance or transfer of any securities of Fidelity Bankshares, Inc., or a subsidiary of Fidelity Bankshares, Inc. to an Interested Stockholder having a value exceeding 25% of the combined fair market value of the outstanding sections of Fidelity Bankshares, Inc.; or

         (4) any reclassification of common stock of Fidelity Bankshares, Inc., or any recapitalization involving the common stock of Fidelity Bankshares, Inc.

         Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of Fidelity Bankshares, Inc., and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years. Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of Fidelity Bankshares, Inc. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.


         Fidelity Bankshares, Inc.'s certificate of incorporation each requires the Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include the social and economic effects of the transaction on its customers and employees and the communities served by Fidelity Bank and Trust.


         Dissenters' Rights of Appraisal. Under Delaware law, stockholders of Fidelity Bankshares, Inc. generally do not have dissenters' appraisal rights in connection with a plan of merger or consolidation to which either Fidelity Bankshares, Inc. is a party because the common stock is expected to be listed on the Nasdaq National System.

         Amendment of Governing Instruments. Fidelity Bankshares, Inc.'s certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of common stock, except that the provisions of the certificate of incorporation governing the calling of meeting of stockholders, stockholders' nominations and proposals, authorized capital stock, denial of preemptive rights, the number and staggered terms of directors, removal of directors, approval of certain business combinations, the evaluation of certain business combinations, elimination of directors' liability, indemnification of officers and directors, and the manner of amending the certificate of incorporation and bylaws, each may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of Fidelity Bankshares, Inc. This provision is intended to prevent the holders of a lesser percentage of the outstanding common stock from circumventing any of the foregoing provisions by amending the certificate of incorporation to delete or modify one of such provisions.


         The bylaws of Fidelity Bankshares, Inc. may only be amended by a two-thirds vote of the Board of Directors or by the holders of at least 80% of the outstanding stock of Fidelity Bankshares, Inc.


         Purpose and Takeover Defensive Effects of Fidelity Bankshares, Inc.'s Certificate of Incorporation and Bylaws. The Board of Directors of Fidelity Bankshares, Inc. believes that the provisions described above are prudent and will reduce Fidelity Bankshares, Inc. vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist Fidelity Bankshares, Inc. in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of Fidelity Bankshares, Inc. and its stockholders. In the judgment of the Board of Directors, Fidelity Bankshares, Inc.'s Board will be in the best position to determine the true value of Fidelity Bankshares, Inc. and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of Fidelity Bankshares, Inc. and its stockholders to encourage potential acquirer to negotiate directly with the Board of Directors of Fidelity Bankshares, Inc. and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Fidelity Bankshares, Inc. and that is in the best interests of all stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Fidelity Bankshares, Inc. for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Fidelity Bankshares, Inc.'s assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive
Fidelity Bankshares, Inc.'s remaining stockholders of benefits of certain protective provisions of the Securities Exchange Act of 1934, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Securities Exchange Act of 1934.


         Despite the belief of Fidelity Bankshares, Inc. as to the benefits to stockholders of these provisions of Fidelity Bankshares, Inc.'s certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by Fidelity Bankshares, Inc.'s Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of Fidelity Bankshares, Inc.'s Board of Directors and of management more difficult. The Board of Directors of Fidelity Bankshares, Inc., however, has concluded that the potential benefits outweigh the possible disadvantages.


         Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, Fidelity Bankshares, Inc. may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation.

         The cumulative effect of the restriction on acquisition of Fidelity Bankshares, Inc. contained in the certificate of incorporation and bylaws of Fidelity Bankshares, Inc. and in federal and Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Fidelity Bankshares, Inc. may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

            RESTRICTIONS ON ACQUISITION OF FIDELITY BANKSHARES, INC.

         The following discussion is a summary of certain provisions of federal law and regulations and Delaware corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

Conversion Regulations


         Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company, for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association or its holding company, or an underwriter or member of a selling group acting on the converting institution's or its holding company's behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 9.9% of the outstanding shares or voting rights of a converting or converted institution or its holding company.


Change of Control Regulations


         Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings association without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.


         Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 9.9% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 9.9% of any class of a savings association's voting stock, if the acquiror is also subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 9.9% or more of any class of a savings association's stock must file with the Office of Thrift Supervision a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group"acting in concert" exists, including presumed action in concert among members of an "immediate family."


         The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

         (1) the acquisition would result in a monopoly or substantially lessen competition;

         (2) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

         (3) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

            DESCRIPTION OF CAPITAL STOCK OF FIDELITY BANKSHARES, INC.
                            FOLLOWING THE CONVERSION

General


         At the effective date, Fidelity Bankshares, Inc. will be authorized to issue 30 million shares of common stock having a par value of $0.10 per share and 2 million shares of preferred stock. Fidelity Bankshares, Inc. currently expects to issue in the conversion up to 8,898,034, subject to adjustment, shares of common stock in the offering, and up to 7,201,966 shares, subject to adjustment, in exchange for the publicly held shares of Fidelity Bankshares, Inc. does not intend to issue shares of preferred stock in the conversion. Each share of Fidelity Bankshares, Inc. common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the common stock will be duly authorized, fully paid and nonassessable.


         The common stock of Fidelity Bankshares, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

         Dividends. Fidelity Bankshares, Inc. can pay dividends out of statutory surplus or from net profits if, as and when declared by its Board of Directors. The payment of dividends by Fidelity Bankshares, Inc. is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Fidelity Bankshares, Inc. will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Fidelity Bankshares, Inc. out of funds legally available therefor. If Fidelity Bankshares, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.


         Voting Rights. Upon the conversion, the holders of common stock of Fidelity Bankshares, Inc. will possess exclusive voting rights in Fidelity Bankshares, Inc. They will elect Fidelity Bankshares, Inc.'s Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Fidelity Bankshares, Inc. issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

         As a federal stock savings association, corporate powers and control of Fidelity Federal Bank and Trust are vested in its Board of Directors, who elect the officers of Fidelity Federal Bank and Trust and who fill any vacancies on the Board of Directors as it exists upon the conversion. Voting rights of Fidelity Federal Bank and Trust are vested exclusively in the owners of the shares of capital stock of Fidelity Federal Bank and Trust, which will be Fidelity Bankshares, Inc., and voted at the direction of Fidelity Bankshares, Inc.'s Board of Directors. Consequently, the holders of the common stock will not have direct control of Fidelity Federal Bank and Trust.

         Liquidation. In the event of any liquidation, dissolution or winding up of Fidelity Bankshares, Inc., as holder of Fidelity Federal Bank and Trust's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Fidelity Federal Bank and Trust, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of Fidelity Federal Bank and Trust available for distribution. In the event of liquidation, dissolution or winding up of Fidelity Bankshares, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Fidelity Bankshares, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.


         Preemptive Rights. Holders of the common stock of Fidelity Bankshares, Inc. will not be entitled to preemptive rights with respect to any shares which may be issued. The common stock is not subject to redemption.

Preferred Stock


         None of the shares of Fidelity Bankshares, Inc.'s authorized preferred stock will be issued in the conversion. Preferred stock may be issued with preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.


                                 TRANSFER AGENT


         The transfer agent and registrar for Fidelity Bankshares, Inc. common stock is American Stock Transfer and Trust, New York, New York.


                                     EXPERTS


         The consolidated financial statements as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000, included in this prospectus and elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and has been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

         RP Financial, LC has consented to the publication herein of the summary of its report to Fidelity Bankshares, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon stock offering and its letter with respect to subscription rights.

                                  LEGAL MATTERS


         The legality of the common stock will be opined upon for Fidelity Bankshares, Inc. by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to Fidelity Bankshares, Inc. Certain legal matters will be passed upon for Ryan, Beck & Co., LLC by Nixon Peabody, LLP, Washington, D.C.



                             ADDITIONAL INFORMATION


         Fidelity Bankshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Fidelity Bankshares, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.


         Fidelity Bankshares, MHC has filed an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the Application. The Application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

         In connection with the stock offering, Fidelity Bankshares, Inc. will register its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon such registration, Fidelity Bankshares, Inc. and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the stock issuance plan, Fidelity Bankshares, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the stock offering.

                            Fidelity Bankshares, Inc.
                                 and Subsidiary
                        Consolidated Financial Statements


                                    Contents



Independent Auditors' Report                                                 F-2

Consolidated Statements of Financial Position                                F-3
as of December 31, 1999 and 2000

Consolidated Statements of Operations                                         26
for the years ended December 31, 1998, 1999 and 2000

Consolidated Statements of Comprehensive Operations                          F-4
for the years ended December 31, 1998, 1999 and 2000

Consolidated Statements of Changes in Stockholders' Equity                   F-5
for the years ended December 31, 1998, 1999 and 2000

Consolidated Statements of Cash Flows                                        F-6
for the years ended December 31, 1998, 1999 and 2000

Notes to Consolidated Financial Statements                                   F-7



     All  schedules  are  omitted  because  the  required   information  is  not
applicable or is included in the Consolidated Financial Statements and Related Notes.

Independent Auditors' Report




Board of Directors of
Fidelity Bankshares, Inc.:




We have audited the accompanying consolidated statements of financial position of Fidelity Bankshares, Inc. subsidiaries, (collectively the "Company"), as of December 31, 1999 and 2000, and the related consolidated statements of operations (included elsewhere herein), comprehensive operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Fidelity Bankshares, Inc. and subsidiaries as of December 31, 1999 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.





/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants


West Palm Beach, FL
February 9, 2001

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AT DECEMBER 31, 1999 AND 2000
--------------------------------------------------------------------------------

                                                            1999        2000
                                                         ----------  ----------
                                                             (In Thousands,
                                                           except share data)
ASSETS
CASH AND CASH EQUIVALENTS:
  Cash and amounts due from depository institutions .... $   41,736  $   43,986
  Interest-bearing deposits ............................     19,065      56,323
                                                         ----------  ----------
      Total cash and cash equivalents ..................     60,801     100,309
                                                         ----------  ----------
ASSETS AVAILABLE FOR SALE (At Fair Value):
  Municipal bonds and government and agency securities .     29,059      34,122
  Mortgage-backed securities ...........................    336,212     283,993
  Corporate debt securities ............................     38,959      38,230
                                                         ----------  ----------
      Total assets available for sale ..................    404,230     356,345
LOANS RECEIVABLE, Net of allowance for loan losses -
  1999 $3,609; 2000 $4,905 .............................  1,164,421   1,361,232
OFFICE PROPERTIES AND EQUIPMENT ........................     44,982      53,969
FEDERAL HOME LOAN BANK STOCK, At cost ..................     13,354      14,718
REAL ESTATE OWNED, Net .................................        775          27
ACCRUED INTEREST RECEIVABLE ............................      8,330      10,244
DEFERRED INCOME TAX ASSET ..............................      4,924       5,454
OTHER ASSETS ...........................................     17,116      20,599
                                                         ----------  ----------
TOTAL ASSETS ........................................... $1,718,933  $1,922,897
                                                         ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
DEPOSITS ............................................... $1,321,510  $1,497,818
OTHER BORROWED FUNDS ...................................     14,656       6,890
ADVANCES FROM FEDERAL HOME LOAN BANK ...................    247,073     274,365
ADVANCES BY BORROWERS FOR TAXES AND INSURANCE ..........      4,010       3,493
DRAFTS PAYABLE .........................................      6,533       4,335
GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S
  DEBENTURES ...........................................     28,750      28,750
OTHER LIABILITIES ......................................     13,097      15,595
                                                         ----------  ----------
  TOTAL LIABILITIES ....................................  1,635,629   1,831,246
                                                         ----------  ----------
COMMITMENTS AND CONTINGENCIES (Note 16)

STOCKHOLDERS' EQUITY:
PREFERRED STOCK, 2,000,000 shares authorized,
  none issued ..........................................         --          --
COMMON STOCK ($.10 par value) 8,200,000 authorized
  shares: outstanding 6,834,463 and 6,851,084 at
  December 31, 1999 and 2000, respectively .............        683         685
ADDITIONAL PAID IN CAPITAL .............................     40,937      41,101
RETAINED EARNINGS - substantially restricted ...........     57,343      62,925
TREASURY STOCK - at cost
  488,806 and 478,957 shares at December 31, 1999
  and 2000, respectively ...............................     (9,232)     (9,041)
COMMON STOCK PURCHASED BY:
  Employee stock ownership plan ........................       (329)         --
ACCUMULATED OTHER COMPREHENSIVE LOSS
  (Net of applicable income taxes) .....................     (6,098)     (4,019)
                                                         ----------  ----------
  TOTAL STOCKHOLDERS' EQUITY ...........................     83,304      91,651
                                                         ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............. $1,718,933  $1,922,897
                                                         ==========  ==========


See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
--------------------------------------------------------------------------------

                                                                  1998      1999      2000
                                                                -------   -------   -------
                                                                       (In Thousands)
Net income ...................................................  $ 7,412   $ 9,114   $ 8,521
Other comprehensive income, net of tax:
  Unrealized gains (losses) on assets available for sale:
    Unrealized holding gains (losses) arising during period ..     (910)   (5,689)    2,204
    Reclassification adjustment for gains realized in
      net income .............................................     (813)      (91)     (125)
                                                                -------   -------   -------
      Subtotal ...............................................   (1,723)   (5,780)    2,079
                                                                -------   -------   -------
Comprehensive income .........................................  $ 5,689   $ 3,334   $10,600
                                                                =======   =======   =======



See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
--------------------------------------------------------------------------------

                                                                                                           Accumulated
                                                                      Retained                  Employee      Other
                                                       Additional     Earnings-                  Stock      Comprehen-
                                              Common     Paid In    Substantially   Treasury   Ownership   sive Income
                                               Stock     Capital      Restricted      Stock       Plan        (Loss)      Total
                                              ------   ----------   -------------   --------   ---------   -----------   -------
                                                                                        (In Thousands)
Balance - December 31, 1997 ................   $678      $38,347       $47,943      $    --      $(986)      $ 1,405     $87,387
Net income for the year ended
  December 31, 1998 ........................     --           --         7,412           --         --            --       7,412
Stock Options exercised ....................      2          323            --           --         --            --         325
Common Stock retired .......................     --         (115)           --           --         --            --        (115)
Purchase of treasury stock .................     --           --            --       (5,752)        --            --      (5,752)
Reclassification of common stock held
  by SMPIAP and related obligation .........     --        1,506            --       (1,506)        --            --          --
Recognition of unrealized decrease in fair
  value of assets available for sale, net
  of income taxes ..........................     --           --            --           --         --        (1,723)     (1,723)
Amortization of deferred compensation -
  Employee Stock Ownership Plan and
  Recognition and Retention Plan ...........     --          474            --           --        328            --         802
Cash dividends declared ($0.95 per share) ..     --           --        (3,337)          --         --            --      (3,337)
                                               ----      -------       -------      -------      -----       -------     -------
Balance - December 31, 1998 ................    680       40,535        52,018       (7,258)      (658)         (318)     84,999
Net Income for the year ended
  December 31, 1999 ........................     --           --         9,114           --         --            --       9,114
Stock Options exercised ....................      3          190            --           --         --            --         193
Common Stock retired .......................     --          (22)           --           --         --            --         (22)
Purchase of treasury stock .................     --           --            --       (1,906)        --            --      (1,906)
Reclassification of common stock held
  by SMPIAP and related obligation .........     --           68            --          (68)        --            --          --
Recognition of unrealized decrease in fair
  value of assets available for sale, net
  of income taxes ..........................     --           --            --           --         --        (5,780)     (5,780)
Amortization of deferred compensation -
  Employee Stock Ownership Plan ............     --          166            --           --        329            --         495
Cash dividends declared ($1.00 per share) ..     --           --        (3,789)          --         --            --      (3,789)
                                               ----      -------       -------      -------      -----       -------     -------
Balance - December 31, 1999 ................   $683      $40,937       $57,343      $(9,232)     $(329)      $(6,098)    $83,304
Net income for the year ended
  December 31, 2000 ........................     --           --         8,521           --         --            --       8,521
Stock Options exercised ....................      2          167            --           --         --            --         169
Reclassification of common stock held
  by SMPIAP and related obligation .........     --         (191)           --          191         --            --          --
Recognition of unrealized decrease in fair
  value of assets available for sale, net
  of income taxes ..........................     --           --            --           --         --         2,079       2,079
Amortization of deferred compensation -
  Employee Stock Ownership Plan ............     --          188            --           --        329            --         517
Cash dividends declared ($1.00 per share) ..     --           --        (2,939)          --         --            --      (2,939)
                                               ----      -------       -------      -------      -----       -------     -------
Balance - December 31, 2000 ................   $685      $41,101       $62,925      $(9,041)     $  --       $(4,019)    $91,651
                                               ====      =======       =======      =======      =====       =======     =======



See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
--------------------------------------------------------------------------------

                                                                   1998        1999        2000
                                                                ---------   ---------   ---------
                                                                          (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ...................................................  $   7,412   $   9,114   $   8,521
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation .............................................      1,796       2,301       2,962
    ESOP compensation expense ................................        803         487         526
    Accretion of discounts, amortization of premiums and
      goodwill, and other deferred yield items ...............      1,405       1,558      (1,644)
    Provision for loan losses ................................         77         463       1,328
    Provisions for losses and net (gains) losses on sales
      of real estate owned ...................................        (48)       (230)       (169)
    Gain on securities received from insurance carriers
      demutualization ........................................         --          --      (2,503)
    Net (gain) loss on sale of:
      Loans ..................................................     (1,147)       (274)        (49)
      Corporate debt securities ..............................       (109)         (5)         --
      Municipal bonds and government and agency securities ...         --          --          (6)
      Mortgage-backed securities .............................     (1,246)       (141)       (203)
      Equity securities ......................................         --          --      (1,183)
      Office properties and equipment ........................         43      (5,053)         77
Increase in accrued interest receivable ......................     (1,145)       (780)     (1,914)
(Increase) decrease in other assets ..........................     (1,654)     (2,942)        111
Increase (decrease) in drafts payable ........................      4,256      (3,072)     (2,198)
Increase (decrease) in deferred income taxes .................        673         (41)     (1,698)
Increase in other liabilities ................................        566       2,918       2,510
                                                                ---------   ---------   ---------
      Net cash provided by operating activities ..............     11,682       4,303       4,468
                                                                ---------   ---------   ---------
CASH FLOW PROVIDED FROM (FOR) INVESTING ACTIVITIES:
Loan originations and principal payments on loans ............   (125,997)   (175,275)   (192,191)
Principal payments received on mortgage-backed securities ....    125,105      89,810      37,634
Purchases of:
  Loans ......................................................    (45,157)    (28,401)    (27,164)
  Mortgage-backed securities .................................   (310,581)    (57,285)         --
  Corporate debt securities ..................................    (55,343)         --          --
  Federal Home Loan Bank stock ...............................     (5,347)       (687)     (4,638)
  Investment securities ......................................     (4,974)    (40,837)    (64,406)
  Office properties and equipment ............................    (18,277)    (11,335)    (12,726)
Proceeds from sales of:
  Loans ......................................................     54,850      16,006      22,949
  Federal Home Loan Bank stock ...............................      1,271       2,991       3,274
  Corporate debt securities ..................................      9,843       4,958          --
  Real estate acquired in settlement of loans and held
    for investment ...........................................      1,470       2,127         894
  Mortgage-backed securities available for sale ..............     27,290      10,054      17,599
  Office properties and equipment ............................         --       6,675         500
Proceeds from maturities of investment securities ............      2,660      29,890      60,500
Other ........................................................      1,465        (115)        273
                                                                ---------   ---------   ---------
      Net cash used for investing activities .................   (341,722)   (151,424)   (157,502)
                                                                ---------   ---------   ---------
CASH FLOW FROM FINANCING ACTIVITIES:
Gross proceeds from the sale of common stock .................         79         274         152
Purchase of treasury stock ...................................     (5,752)     (1,906)         --
Sale of subordinated debentures, net .........................     27,277          --          --
Cash dividends paid ..........................................     (3,316)     (3,773)     (2,927)
Net increase (decrease) in:
   NOW accounts, demand deposits and savings accounts ........     58,568     109,143     157,939
   Certificates of deposit ...................................    189,838      91,621      18,369
   Advances from Federal Home Loan Bank ......................     64,049     (56,067)     27,292
   Other borrowed funds ......................................      3,201       7,675      (7,766)
   Advances by borrowers for taxes and insurance .............        298         929        (517)
                                                                ---------   ---------   ---------
      Net cash provided by financing activities ..............    334,242     147,896     192,542
                                                                ---------   ---------   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS ....................      4,202         775      39,508
CASH AND CASH EQUIVALENTS, Beginning of year .................     55,824      60,026      60,801
                                                                ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, End of year .......................  $  60,026   $  60,801   $ 100,309
                                                                =========   =========   =========



See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fidelity Bankshares, Inc. (the "Company") became the parent of Fidelity Federal Bank & Trust (the "Bank") on January 29, 1997, as a result of a tax-free reorganization, accounted for in the same manner as a pooling of interests merger. Consequently, the Bank is now a wholly-owned subsidiary of the Company.

The Bank's lending markets are primarily concentrated in Palm Beach, Martin and St. Lucie counties in Southeast Florida.

The accounting and reporting policies of the Company and its subsidiary conform, in all material respects, to generally accepted accounting principles. The following summarizes the more significant of these policies:


Principles of Consolidation - The consolidated financial statements include the accounts of the Company, Fidelity Capital Trust I, the Bank and the Bank's wholly-owned subsidiaries, Fidelity Realty and Appraisal Services, Inc. ("FRAS") and Florida Consolidated Agency, Inc. ("Fidelity Insurance"). All significant intercompany balances and transactions have been eliminated. Neither the Bank nor its subsidiaries are or have been involved in any joint ventures during any periods presented.


FRAS, principally, performs appraisals for and sells real estate owned by the Bank. Fidelity Insurance, an insurance agency, sells a full line of insurance products.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents - For presentation purposes in both the consolidated statements of financial position and the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.


Securities - Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.


Interest Rate Risk - The Bank is engaged principally in providing first mortgage loans (both adjustable rate and fixed rate mortgage loans) to individuals (See
Note 5 for the composition of the mortgage loan portfolio). Mortgage loans and investment securities are funded primarily with short-term liabilities which have interest rates that vary with market rates over time. Net interest income and the market value of net interest-earning assets will fluctuate based on changes in interest rates and changes in the levels of interest-sensitive assets and liabilities. The actual duration of interest-earning assets and interest-bearing liabilities may differ significantly from the stated duration as a result of prepayment, early withdrawals, and similar factors.


Allowance for Loan Losses - The Company maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan portfolio. The allowance is increased by the provision for loan losses, which is charged against current period operating results and decreased by the amount of charge-offs, net of recoveries. The Company's methodology for assessing the appropriateness of the allowance consists of several key elements, which include a formula allowance and specific allowances.

The formula allowance is calculated by applying loss factors to outstanding loans based on an internal risk grade of such loans or pools of loans. Changes in risk grades of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based primarily on the Company's historical loss experience and may be adjusted for other significant factors that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date.


Pooled loan loss factors (not individually graded loans) are derived from a model that tracks five years of historical loss experience. Pooled loans are loans that are homogeneous in nature, such as consumer installment and residential mortgage loans.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a loan that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.


The allowance also incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." These accounting standards prescribe the measurement methods, income recognition and disclosures related to impaired loans. A loan is considered impaired when management determines that it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount) and the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for loan losses.


Uncollected Interest - The Bank reverses all accrued interest against interest income when a loan is more than 90 days delinquent and ceases accruing interest thereafter. Such interest ultimately collected is credited to income in the period of recovery.

Real Estate Owned - Properties acquired through foreclosure, or a deed in lieu of foreclosure are carried at the lower of fair value less estimated costs to sell, or cost. If the fair value less the estimated cost to sell an individual property declines below the cost of such property, a provision for losses is charged to operations.

Subsequent costs relating to the improvement of property are capitalized in amounts not to exceed the property's fair value. Costs relating to holding the property are charged to expense when incurred.

The amounts the Bank could ultimately recover from property acquired by foreclosure or deed in lieu of foreclosure, could differ materially from the amounts used in arriving at the net carrying value of the assets because of future market factors beyond the Bank's control or changes in the Bank's strategy for recovering its investment.

Office Properties and Equipment - Office properties and equipment are carried at cost less accumulated depreciation. Land is carried at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from three to fifty years for buildings and improvements and three to ten years for furniture and equipment.


Goodwill and Core Deposit Intangibles - Core deposit intangibles resulting from the acquisition of deposits from the Resolution Trust Corporation ("RTC") is being amortized on a straight-line basis over five years. Goodwill resulting from the acquisition of BankBoynton in 1997 is being amortized on a straight-line basis over fifteen years, while goodwill arising for the acquisition of Dunn & Noel in 1999, which became Fidelity Insurance, is being amortized on a straight-line basis over ten years. The balance of goodwill and core deposit intangibles included in other assets at December 31, 1999 and 2000 was $ 2,758,000 and $ 2,504,000, respectively.


Long-Lived Assets - Long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis.

Drafts Payable - Drafts payable represent checks drawn by the Bank on a third party payer, for savings account withdrawals and payment of the Bank's expenses. Under the agreement between the Bank and its third party payer, the Bank funds the checks written on the day following their issuance.


Loan Origination Fees and Costs - Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Deferred loan fees and costs are amortized to income over the contractual life of the loans using the interest method.


Unearned discounts on consumer loans are amortized to income using the interest method.

Commitment Fees - Non-refundable fees received for commitments to make or purchase loans in the future, net of direct costs of underwriting the commitments, are deferred and, if the commitment is exercised, recognized over the life of the loan as an adjustment of yield. If the commitment expires unexercised, income is recognized upon expiration of the commitment. Direct loan origination costs incurred to make a commitment to originate a loan are offset against any related commitment fee and the net amount recognized.

Pension and Retirement Plans - Benefits are accounted for in accordance with SFAS No. 87, entitled "Employers' Accounting for Pensions." Net periodic pension costs (income) are actuarially determined.


Income Taxes - The Company and its subsidiaries file consolidated federal and state income tax returns (See Note 12).


Deferred income taxes are provided on items recognized for financial reporting purposes in periods different than such items are recognized for income tax purposes.

Earnings Per Common Share - Basic earnings per common share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period less the weighted average unallocated ESOP shares of common stock.

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.


Impact of New Accounting Issues - In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities, (as, subsequently amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities)," which establishes accounting and reporting standards for derivative instruments and for hedging activities. The Statement requires that an entity recognize all derivatives (including certain derivative instruments embedded in other contracts) as either assets or liabilities in the balance sheet at fair value. If certain conditions are met, a derivative may be specifically designated as a fair value hedge, a cash flow hedge, or a foreign currency hedge. Entities may reclassify securities from the held-to-maturity category to the available-for-sale category at the time adopting SFAS No. 133. In June of 1999, FASB issued SFAS No. 137 "Deferral of the Effective Date of FASB Statement No. 133," which makes SFAS 133 effective for all fiscal quarters of fiscal years beginning after June 15, 2000 and, accordingly, would apply to the Company beginning on January 1, 2001. The Company plans to adopt the standard at that time and does not presently intend to reclassify securities between categories. Management does not believe that the Company is a party to any transactions involving derivatives as defined by SFAS No. 133.


In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces the accounting and reporting standards of SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on a financial-components approach that focuses on control. The statement also requires reclassification of financial assets pledged as collateral in the statement of financial position separately from other assets not so encumbered or disclosure of such assets in footnotes to the financial statements based on certain criteria. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company does not expect adoption of this standard to have a material effect on the Company's consolidated financial statements.

Reclassifications - Certain amounts in the consolidated financial statements have been reclassified to be consistent with the current year's presentation.

2.  MUNICIPAL BONDS AND GOVERNMENT AND AGENCY SECURITIES AVAILABLE FOR SALE

Securities available for sale are summarized as follows:


                                                  Gross       Gross    Estimated
                                    Amortized  Unrealized  Unrealized     Fair
                                       Cost       Gains      Losses      Value
                                    ---------  ----------  ----------  ---------
                                               (Dollars in Thousands)
December 31, 1999:
  Municipal Bonds .................  $ 2,786      $ --        $ 44      $ 2,742
  United States Government
    and agency securities .........   26,832        --         515       26,317
                                     -------      ----        ----      -------
  Total ...........................  $29,618      $ --        $559      $29,059
                                     =======      ====        ====      =======
  Weighted average interest rate ..     5.94%
                                     =======

December 31, 2000:
  Municipal Bonds .................  $ 2,118      $ --        $ 16      $ 2,102
  United States Government
    and agency securities .........   32,115        27         122       32,020
                                     -------      ----        ----      -------
  Total ...........................  $34,233      $ 27        $138      $34,122
                                     =======      ====        ====      =======
  Weighted average interest rate ..     6.32%
                                     =======

The following table sets forth the contractual maturity of the Bank's securities availabe for sale at December 31, 1999 and 2000.

                                    December 31, 1999        December 31, 2000
                                 ----------------------   ----------------------
                                 Amortized    Estimated   Amortized    Estimated
                                    Cost     Fair Value      Cost     Fair Value
                                 ---------   ----------   ---------   ----------
                                                 (In Thousands)
Due in one year or less ........  $ 2,666      $ 2,665     $ 2,781      $ 2,765
Due in one year to five years ..   26,952       26,394      21,102       20,986
Due five years to ten years ....       --           --      10,350       10,371
                                  -------      -------     -------      -------
  Total ........................  $29,618      $29,059     $34,233      $34,122
                                  =======      =======     =======      =======

The Bank had total Government and Agency securities available for sale pledged at December 31, 1999 and 2000 of $19.0 million and $31.2 million, respectively. Of the $31.2 million of securities pledged at December 31, 2000, $12.6 million was pledged for customer accounts that exceeded $300,000, $1.5 million was pledged as collateral for Treasury Tax and Loan ("TT&L") accounts held for the benefit of the federal government, $1.1 million was pledged as collateral for trust accounts and $16.0 million was pledged as collateral for other borrowed funds.


There were no sales of government and agency securities during the years ended December 31, 1999 and 2000.

3.   MORTGAGE-BACKED SECURITIES AVAILABE FOR SALE


Mortgage-backed securities available for sale at December 31, 1999 and 2000 are summarized as follows:

                                                  Gross       Gross    Estimated
                                    Amortized  Unrealized  Unrealized     Fair
                                       Cost       Gains      Losses      Value
                                    ---------  ----------  ----------  ---------
                                               (Dollars in Thousands)
December 31, 1999:
  FHLMC-fixed rate ................  $ 44,540     $   15     $1,252    $ 43,303
  FNMA-fixed rate .................    52,312          8      1,542      50,778
  GNMA-fixed rate .................    14,371         --        486      13,885
  FHLMC CMO-fixed rate ............    70,522         --      3,081      67,441
  FHLMC-adjustable rate ...........     4,147          2         35       4,114
  FNMA-adjustable rate ............     4,565         --        105       4,460
  GNMA-adjustable rate ............    11,187         --        104      11,083
  FNMA CMO-fixed rate .............    35,083         --      1,261      33,822
  FHLMC CMO-adjustable rate .......    69,167        776        340      69,603
  FNMA CMO-adjustable rate ........    37,636        319        232      37,723
                                     --------     ------     ------    --------
    Total .........................  $343,530     $1,120     $8,438    $336,212
                                     ========     ======     ======    ========

December 31, 2000:
  FHLMC-fixed rate ................  $ 37,353     $   24     $  310    $ 37,067
  FNMA-fixed rate .................    45,939         42        151      45,830
  GNMA-fixed rate .................    11,927          -        100      11,827
  FHLMC CMO-fixed rate ............    61,004         93      1,800      59,297
  FHLMC-adjustable rate ...........     3,417         23         15       3,425
  FNMA-adjustable rate ............     4,026          -         68       3,958
  FNMA CMO-fixed rate .............    25,187          -        585      24,602
  FHLMC CMO-adjustable rate .......    74,478        198      1,036      73,640
  FNMA CMO-adjustable rate ........    24,628         18        299      24,347
                                     --------     ------     ------    --------
    Total .........................  $287,959     $  398     $4,364    $283,993
                                     ========     ======     ======    ========

There were $26.0 million in sales of mortgage-backed securities classified as available for sale during the year ended December 31, 1998 resulting in proceeds of $27.3 million, gross realized gains of $1.2 million and no gross realized losses. There were $9.9 million in sales of mortgage-backed securities classified as available for sale during the year ended December 31, 1999 resulting in proceeds of $10.0 million, gross realized gains of $142,000 and gross realized losses of $2,000. There were $17.4 million in sales of mortgage-backed securities classified as available for sale during the year ended December 31, 2000, resulting in proceeds of $17.6 million, gross realized gains of $203,000 and no gross realized losses.

The Bank had total mortgage-backed securities available for sale pledged at December 31, 1999 and 2000 of $108.3 million and $63.3 million, respectively. Of the $63.3 million of securities pledged at December 31, 2000, $1.9 million was pledged for customer accounts that exceeded $300,000, $30.0 million was pledged to the State of Florida as collateral for certificates of deposit and $31.4 million was pledged as collateral for other borrowed funds.


4.   CORPORATE DEBT SECURITIES AVAILABLE FOR SALE


Investment grade, adjustable rate and trust preferred securities of other financial institutions at December 31, 1999 and 2000 are summarized as follows:


                                                  Gross       Gross    Estimated
                                    Amortized  Unrealized  Unrealized     Fair
                                       Cost       Gains      Losses      Value
                                    ---------  ----------  ----------  ---------
                                               (Dollars in Thousands)
December 31, 1999:
  Total ..........................   $40,741      $ --       $1,782     $38,959
                                     =======      ====       ======     =======
  Weighted average interest rate .      6.83%
                                     =======

                                                  Gross       Gross    Estimated
                                    Amortized  Unrealized  Unrealized     Fair
                                       Cost       Gains      Losses      Value
                                    ---------  ----------  ----------  ---------
                                               (Dollars in Thousands)
December 31, 2000:
  Total ..........................   $40,742      $ --       $2,512     $38,230
                                     =======      ====       ======     =======
  Weighted average interest rate .      7.37%
                                     =======



All of the corporate debt securities available for sale contractually mature in the years 2027 or 2028.


During 1998 there were $9.7 million in sales of corporate debt securities classified as available for sale resulting in gross proceeds of $9.8 million, gross realized gains of $109,000 and no gross realized losses.

During 1999 there were $5.0 million in sales of corporate debt securities classified as available for sale resulting in gross proceeds of $5.0 million, gross realized gains of $5,000 and no gross realized losses.


During 2000, there were no sales of corporate debt securities.

During 1998, the Bank began to diversify its investments in mortgage-backed securities by purchasing investment grade rated, floating rate trust preferred securities of other financial institutions. In doing so, the Bank was relying on regulations which permit an investment of up to 35% of its assets in "commercial paper and corporate debt securities." In November of 1998, the Office of Thrift Supervision ("OTS") issued TB-73, which among other matters stated concerns over institutions' investment in trust preferred securities, citing increased interest rate risks as a result of the predominant fixed rate nature of such securities and that some of these securities could have their maturities extended at the issuer's option. As a result, the OTS adopted limitations on the investment of such securities to 15% of a regulated institution's equity, but adopted a method by which an institution could appeal the limitation. At December 31, 2000, the Bank's investment in trust preferred securities was 2.0% of its assets and 31.8% of its regulatory capital. The Bank appealed to the OTS to permit it to continue its investment at current levels. The OTS has approved the Bank maintaining its current investment in these securities but not to increase its investment.

5.   LOANS RECEIVABLE


Loans receivable at December 31, 1999 and 2000 consist of the following:

                                                           1999         2000
                                                        ----------   ----------
                                                             (In Thousands)
One-to-four single family, residential real
  estate mortgages ...................................  $  925,384   $1,008,306
Commercial and multi-family real estate mortgages ....     118,262      143,987
Real estate construction-primarily residential .......      63,589       86,901
Land loans-primarily residential .....................       9,763       14,421
                                                        ----------   ----------
Total first mortgage loans ...........................   1,116,998    1,253,615
Consumer Loans .......................................      60,281       85,407
Commercial business loans ............................      94,157      152,524
                                                        ----------   ----------
Total gross loans ....................................   1,271,436    1,491,546
Less:
  Undisbursed portion of loans in process ............     106,232      128,116
  Unearned discounts, premiums and deferred loan
    fees (costs), net ................................      (2,826)      (2,707)
     Allowance for loan losses .......................       3,609        4,905
                                                        ----------   ----------
Loans receivable-net .................................  $1,164,421   $1,361,232
                                                        ==========   ==========

The amount of loans on which the Bank has ceased accruing interest or does not charge interest aggregated approximately $4,243,000 and $4,928,000, net of specific valuation allowances of $101,000 and $56,000, at December 31, 1999 and 2000, respectively. The amount of interest not accrued relating to non accrual loans was approximately $203,000, $123,000 and $144,000 at December 31, 1998, 1999 and 2000, respectively. The allowance for loan losses is maintained at a level that represents management's best estimate of losses in the loan portfolio at the balance sheet date that were both probable and reasonably estimable.

An analysis of the changes in the allowance for loan losses is as follows:

                                                        1998     1999     2000
                                                       ------   ------   ------
                                                             (In Thousands)
Balance at beginning of period .....................   $3,294   $3,226   $3,609
Current provision ..................................       77      463    1,328
Charge-offs.........................................     (162)    (107)    (142)
Recoveries..........................................       17       27      110
                                                       ------   ------   ------
Ending balance .....................................   $3,226   $3,609   $4,905
                                                       ======   ======   ======

The Bank originates both adjustable and fixed rate mortgage loans. The Bank had no loans held for sale at December 31, 1999 or 2000.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. An analysis of the recorded investment in impaired loans owned by the Bank at December 31, 1998, 1999 and 2000 and the related allowance for those loans is as follows:

                                                            1998                  1999                  2000
                                                    -------------------   -------------------   -------------------
                                                                             (In Thousands)
                                                      Loan     Related      Loan     Related      Loan     Related
                                                    Balance   Allowance   Balance   Allowance   Balance   Allowance
                                                    -------   ---------   -------   ---------   -------   ---------
 Impaired loan balances and related allowances:
 Loans with related allowance for loan losses .....  $  324     $ 162      $  569     $ 101      $  207     $ 151
 Loans without related allowance for loan losses ..   3,685        --       3,726        --       4,844        --
                                                     ------     -----      ------     -----      ------     -----
                                                     $4,009     $ 162      $4,295     $ 101      $5,051     $ 151
                                                     ======     =====      ======     =====      ======     =====
 Average balance of impaired loans ................  $3,620                $4,152                $4,673
                                                     ======                ======                ======


No interest income was recorded on impaired loans during the impairment periods shown.

The Bank's policy on interest income on impaired loans is to reverse all accrued interest against interest income if a loan becomes more than 90 days delinquent and cease accruing interest thereafter. Any interest ultimately collected is credited to income in the period of recovery.


At December 31, 2000, the composition and maturity or repricing of the loan portfolio, net of the undisbursed portion of loans in process is presented below:

 .............Fixed Rate.............        ...........Adjustable Rate..........
Term of Maturity          Book Value        Term to Rate Adjustment   Book Value
                      (In Thousands)                              (In Thousands)

1 year or less              $  9,990        1 year or less              $440,657
1 year-3 years                25,646        1 year-3 years                65,026
3 years-5 years               44,539        3 years-5 years              103,993
5 years-10 years              62,645        5 years-10 years             165,253
10 years-20 years            188,683        10 years-20 years                 --
Over 20 years                256,998        Over 20 years                     --
                            --------                                    --------
Total                       $588,501        Total                       $774,929
                            ========                                    ========

Commercial Real Estate Lending - The Bank originates and purchases commercial real estate loans, which are considered by management to be of somewhat greater risk of uncollectibility due to the dependency on income production or future development of the real estate. Accordingly, Bank management establishes greater provisions for probable but not yet identified losses on these loans than on less risky residential mortgage loans. The composition of commercial real estate loans and its primary collateral are approximately as follows:


                                                        1999         2000
                                                      --------     --------
                                                          (In Thousands)
     Office buildings .............................   $ 15,477     $ 33,994
     Retail buildings .............................      7,898        8,248
     Warehouses ...................................      7,338       10,710
     Multi family .................................     23,772       21,254
     Hotels and motels ............................      2,077        1,437
     Land .........................................     17,713       10,723
     Other property improvements ..................     43,987       57,621
                                                      --------     --------
     Total ........................................   $118,262     $143,987
                                                      ========     ========

Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), a federally chartered savings and loan association's aggregate commercial real estate loans may not exceed 400% of its capital as determined under the capital standards provisions of FIRREA. The Bank is federally chartered and subject to this limitation. FIRREA does not require divestiture of any loan that was lawful when it was originated. At December 31, 2000 the Bank estimates that, while complying with this limitation, it could originate an additional $337 million, of commercial real estate loans, though the Bank's current business plan indicates no intentions to do so.

Loans to One Borrower Limitation - The Bank may not make real estate loans to one borrower in excess of 15% of its unimpaired capital and surplus. This 15% limitation results in a dollar limitation of approximately $18.0 million at December 31, 2000. At December 31, 2000, the Bank was in compliance with the loans to one borrower limitation under currently existing regulations.

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial position. The unpaid balances of these loans at December 31, 1998, 1999 and 2000 were $72.1 million, $74.1 million and $85.8 million, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing were $339,800, $395,600 and $270,300 at December 31, 1998, 1999 and 2000, respectively.


The Bank offers loans to its employees, including Directors and Senior Management at prevailing market interest rates. These loans are made in the ordinary course of business and on substantially the same terms and collateral requirements as those of comparable transactions prevailing at the time.


The loans to  Directors,  Executive  Officers,  and  associates  of such persons
amounted  to  $3,064,000   and   $2,362,000  at  December  31,  1999  and  2000,
respectively, which did not exceed 5% of stockholders' equity.


Collateral for Advances from the Federal Home Loan Bank - The terms of a security agreement with the FHLB include a blanket floating lien that requires the Bank to maintain qualifying first mortgage loans as pledged collateral in an amount equal to the advances, when discounted at 75% of the unpaid principal balances (See Note 10).

6.   OFFICE PROPERTIES AND EQUIPMENT


Office properties and equipment at December 31, 1999 and 2000 are summarized as follows:

                                                          1999        2000
                                                        -------     -------
                                                           (In Thousands)
     Land .........................................     $ 9,624     $13,277
     Buildings and improvements ...................      34,043      39,549
     Furniture and equipment ......................      13,371      15,793
                                                        -------     -------
     Total ........................................      57,038      68,619
     Less accumulated depreciation ................      12,056      14,650
                                                        -------     -------
     Office properties and equipment - net ........     $44,982     $53,969
                                                        =======     =======



During the year ended December 31, 1999 the Bank sold its downtown West Palm Beach property with a carrying value of $1.6 million, for a sale price, net of selling cost, of $6.7 million resulting in a gain of $5.1 million.


7.  REAL ESTATE OWNED


Real estate owned at December 31, 1999 and 2000 consists of the following:

                                                          1999        2000
                                                        -------     -------
                                                           (In Thousands)
     Real estate owned ............................     $   775     $    27
     Valuation allowance ..........................          --          --
                                                        -------     -------
     Real estate owned - net ......................     $   775     $    27
                                                        =======     =======


8.   ACCRUED INTEREST RECEIVABLE


Accrued interest receivable at December 31, 1999 and 2000 consists of the following:

                                                          1999        2000
                                                        -------     -------
                                                           (In Thousands)
     Loans ........................................     $ 5,444     $ 7,395
     Investments ..................................         804         988
     Mortgage-backed securities ...................       2,082       1,861
                                                        -------     -------
     Accrued interest receivable ..................     $ 8,330     $10,244
                                                        =======     =======

9.   DEPOSITS


The weighted-average interest rates on deposits at December 31, 1999 and 2000 were 4.30% and 4.77%, respectively. Deposit accounts, by type and range of rates at December 31, 1999 and 2000 consist of the following:

                Account Type and Rate                       1999         2000
                ---------------------                    ----------   ----------
                                                             (In Thousands)
Non-interest-bearing NOW accounts ....................   $   65,203   $  127,213
NOW, Super NOW and funds transfer accounts
  1999 and 2000, 0.87 % and 0.79 %, respectively .....      129,468      152,704
Passbook and statement accounts
  1999 and 2000, 3.27 % and 3.03 %, respectively .....      144,430      149,050
Variable-rate money market accounts
  1999 and 2000, 2.87 % and 5.43 %, respectively .....       93,867      161,940
                                                         ----------   ----------
Total non-certificate accounts .......................      432,968      590,907
                                                         ----------   ----------
Certificates:
  1.01% - 2.00% ......................................          663          486
  2.01% - 3.00% ......................................           --           --
  3.01% - 4.00% ......................................           --       22,637
  4.01% - 5.00% ......................................      199,817       18,164
  5.01% - 6.00% ......................................      573,903      175,796
  6.01% - 7.00% ......................................      114,007      688,678
  7.01% - 8.00% ......................................          152        1,150
                                                         ----------   ----------
Total certificates ...................................      888,542      906,911
                                                         ----------   ----------
Total ................................................   $1,321,510   $1,497,818
                                                         ==========   ==========

Individual deposits greater than $100,000 at December 31, 1999 and 2000 aggregated approximately $255.5 million and $407.1 million, respectively. Deposit balances up to $100,000 are FDIC insured.

Interest on deposit accounts, presented in the consolidated statements of operations, is net of interest forfeited by depositors on early withdrawal of certificate accounts of approximately $160,000, $133,000 and $162,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

Scheduled maturities of certificate accounts are as follows:


                                                     December 31,
                                      ------------------------------------------
                                              1999                   2000
                                      -------------------    -------------------
                                       Amount     Percent     Amount     Percent
                                      --------    -------    --------    -------
Maturity                                        (Dollars in Thousands)

Less than 1 year .................    $698,415     78.60%    $725,314     79.98%
1 year-2 years ...................     115,848     13.04      139,511     15.38
2 years-3 years ..................      52,333      5.89       33,640      3.71
3 years-4 years ..................      15,500      1.74        4,296       .47
4 years-5 years ..................       5,321       .60        3,495       .39
Thereafter .......................       1,125       .13          655       .07
                                      --------    ------     --------    ------
Total ............................    $888,542    100.00%    $906,911    100.00%
                                      ========    ======     ========    ======

Under FIRREA, any insured depository institution that does not meet its applicable minimum capital requirements may not accept brokered deposits after December 7, 1992. This prohibition includes renewals and rollovers of existing brokered deposits and deposit solicitations at higher than prevailing interest rates paid by institutions in the Bank's normal market area. Even though the Bank meets all of the applicable minimum capital requirements at December 31, 2000, the Bank had no brokered deposits.

Interest expense on deposits consists of the following during the years ended December 31, 1998, 1999 and 2000:

                                              1998        1999        2000
                                            -------     -------     -------
                                                     (In Thousands)
     Passbook accounts ................     $ 4,195     $ 4,080     $ 4,371
     NOW accounts .....................         714         542       1,002
     Money market accounts ............       1,346       2,190       6,763
     Certificate accounts .............      38,873      44,766      51,754
                                            -------     -------     -------
     Total ............................     $45,128     $51,578     $63,890
                                            =======     =======     =======


10.  ADVANCES FROM FEDERAL HOME LOAN BANK


The Bank had outstanding advances from the FHLB of $247,073,000 with interest rates ranging from 5.01% to 7.37%, $274,365,000 with interest rates ranging from 5.01% to 7.37% at December 31, 1999 and 2000 respectively. The advances at the dates specified are repayable as follows:

           Years Ending       At December 31,       At December 31,
           December 31,            1999                  2000
           ------------       ---------------       ---------------
                               (In Thousands)

               2000               $ 65,008              $     --
               2001                  3,368                 2,383
               2002                112,500                57,500
               2003                  5,111                 3,635
               2004                 11,086                10,847
               2005                     --               150,000
            Thereafter              50,000                50,000
                                  --------              --------
               Total              $247,073              $274,365
                                  ========              ========


11.  GUARANTEED PREFERRED BENEFICIAL INTEREST IN COMPANY DEBENTURES


On January 21, 1998 the Company issued $28.75 million of mandatorily redeemable, Preferred Securities out of a grantor trust, Fidelity Capital Trust I, a Delaware statutory trust, which was created by the Company for this sole purpose. As its only asset, the trust owns $28.75 million of Guaranteed Preferred Beneficial Interests in the Company's Debentures due January 31, 2028, purchased with the proceeds of the preferred securities issuance. Interest from the Company's debentures is payable quarterly at a rate of 8.375%, annually. Interest expense is recorded as advances from Federal Home Loan Bank and other borrowings on the

Consolidated Statements of Operations. The interest will be used to fund distributions on the preferred securities. As a result of the above, the Preferred Securities of the trust are considered fully and unconditionally guaranteed by the Company.

Distributions on the preferred securities are cumulative and are payable at the same rate as the Company's debentures described above. The Company's debentures are redeemable in whole at the Company's discretion, in the event the Company's mutual holding company parent converts to stock form beginning January 31, 2000 at 107% of principal amount and in any event the debentures are redeemable at 100% of principal amount in whole or in part, commencing January 31, 2003. The preferred securities are subject to mandatory redemption, in whole or in part as applicable, upon the repayment of the debentures. The proceeds from the securities, to the extent invested in common stock of the Bank, are considered to be Tier 1 capital for regulatory purposes. Of the net proceeds of $ 27.3 million from the sale of the preferred securities, the Company invested $ 25 million in common stock of the Bank. The preferred securities are traded on the Nasdaq National Market system under the symbol "FFFLP."

12.  INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.


The components of the provisions for income taxes for the years ended December 31, 1998, 1999 and 2000 are as follows:

                                              1998        1999        2000
                                            -------     -------     -------
                                                     (In Thousands)
     Current - federal ................     $ 4,902     $ 5,103     $ 5,777
     Current - state ..................         677         501         984
                                            -------     -------     -------
     Total current ....................       5,579       5,604       6,761

     Deferred - federal and state .....        (737)         62      (1,698)
                                            -------     -------     -------
     Total ............................     $ 4,842     $ 5,666     $ 5,063
                                            =======     =======     =======


The Company's provision for income taxes differs from the amounts determined by applying the statutory federal income tax rate to income before income taxes for the following reasons:


                                                 Years Ended December 31,
                                     ------------------------------------------------
                                          1998            1999              2000
                                     --------------  ---------------   --------------
                                     Amount     %     Amount     %     Amount     %
                                     ------   -----   ------   -----   ------   -----
                                                  (Dollars in Thousands)
Tax at federal tax rate ..........   $4,289   35.0%   $5,173   35.0%   $4,754   35.0%
State income taxes, net of federal
  income tax benefits ............      350    2.9       331    2.2       482    3.6
Benefit of graduated rates .......      (92)  (0.8)      (87)  (0.6)      (73)  (0.5)
Employee stock ownership plan ....      184    1.5        74    0.5        87    0.6
Other ............................      111    0.9       175    1.2      (187)  (1.4)
                                     ------   ----    ------   ----    ------   ----
Total provision and effective tax
  rate ...........................   $4,842   39.5%   $5,666   38.3%   $5,063   37.3%
                                     ======   ====    ======   ====    ======   ====

The tax effect of temporary differences which give rise to deferred tax assets and deferred tax liabilities are presented below:


                                                             December 31,
                                                           ----------------
                                                            1999      2000
                                                           ------    ------
                                                            (In Thousands)
     Deferred tax liabilities:
     Depreciation ......................................   $1,007    $1,130
     Loan fee income ...................................    1,565     1,852
     FHLB stock dividends ..............................      952       797
     Deferred state taxes ..............................       84       144
                                                           ------    ------
     Gross deferred tax liabilities ....................    3,608     3,923
                                                           ------    ------

     Deferred tax assets:
     Excess of tax bad debt reserve over book reserve ..      184       983
     Executive death benefit ...........................      430       178
     Amortization ......................................      388       347
     Retirement plan ...................................    2,368     3,425
     Deferred compensation .............................    1,178     1,349
     Unrealized depreciation in securities .............    3,738     2,570
     Other .............................................      246       525
                                                           ------    ------
     Gross deferred tax assets .........................    8,532     9,377
     Less valuation allowances for deferred tax assets .      --         --
                                                           ------    ------
     Gross deferred tax assets .........................    8,532     9,337
                                                           ------    ------
     Net deferred tax assets ...........................   $4,924    $5,454
                                                           ======    ======

During 1996, a law was enacted that repealed Section 593 of the Internal Revenue Code for taxable years beginning after December 31, 1995. Section 593 allowed thrift institutions, including the Bank, to use the percentage-of-taxable income bad debt accounting method, if more favorable than the specific charge-off method, for Federal income tax purposes. The excess reserves (deduction based on the percentage-of-taxable income less the deduction based on the specific charge-off method) accumulated post-1987 are required to be recaptured ratably over a six year period beginning in 1996. The recapture has no effect on the Company's statement of operations as taxes were provided for in prior years in accordance with SFAS No. 109, "Accounting for Income Taxes." The timing of this recapture may be delayed for a one or two year period to the extent that the Bank originates more residential loans than the average originations in the past six years. The Bank met the origination requirement for 1996 and 1997 and, therefore, delayed the recapture until the six year period beginning in 1998. The recapture amount of $3.7 million will result in payments to the IRS totaling $1.4 million which has been previously accrued. As of December 31, 2000, the Company had a remaining recapture amount of $1.9 million, which will result in payments to the IRS totaling $732,000. The same legislation forgave the tax liability on pre-1987 accumulated bad debt reserves which would have penalized any thrift choosing to adopt a bank charter because the tax would have become due and payable. The unrecorded potential liability that was forgiven approximated $2.9 million.


13.  PENSION AND EMPLOYEE BENEFIT PLANS

Savings Plan - Effective January 1, 1988, the Board of Directors approved a 401(k) deferred savings plan for all Bank employees who are 21 years of age with one or more years of service. The 401(k) deferred savings plan allows qualified employees to save from 1% to 15% of their income. Presently, one-half of an employee's contribution is matched by the Bank, up to 3% of the employee's salary. The Bank's matching percentage will be determined annually by the Board of Directors after taking into consideration such factors as profit performance and ability to meet capital requirements. The Bank's contribution to the plan totaled $210,000, $291,000 and $409,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

Pension Plan - The Bank's employees hired prior to January 1, 2001 participate in the Bank's qualified defined benefit pension plan covering substantially all of these employees. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Bank and compensation rates during those years. The Bank's policy is to fund the qualified retirement plan in an amount that falls between the minimum contribution required by the Employee Retirement Income Security Act and the maximum tax deductible contribution. Plan assets consist primarily of common stock, U.S. Government obligations and certificates of deposit.

The Bank's employees hired after December 31, 2000 will be eligible to participate in a qualified defined contribution plan in addition to the Bank's Savings Plan 401(k). The Bank will provide these employees with an additional Pension Account within the 401(k) plan. To be eligible for participation, an employee must be 21 years of age. Fidelity Federal will contribute 3% of the employee's base salary to the Pension Account for each year that the employee works 1,000 hours. If the employee has completed at least seven years of service, the contribution percentage will increase to 4% annually and after 14 years of service the percentage will increase to 5% annually.


Components of the Bank's Pension Plan are as follows:


                                                               1999       2000
                                                             -------    -------
                                                                (In Thousands)
CHANGE IN BENEFIT OBLIGATIONS
  Benefit obligation, beginning of period ..............     $10,140    $11,660
  Service cost .........................................         795        978
  Interest cost ........................................         720        900
  Actuarial loss .......................................         564        310
  Benefit paid .........................................        (559)      (411)
                                                             -------    -------
  Benefit obligation, end of period ....................     $11,660    $13,437
                                                             =======    =======
CHANGE IN PLAN ASSETS
  Fair value of plan assets, beginning of period .......     $ 9,672    $11,144
  Actual return on plan assets .........................         590        529
  Employer's contribution ..............................       1,441      1,306
  Benefits paid ........................................        (559)      (411)
                                                             -------    -------
  Fair value of plan assets, end of period .............     $11,144    $12,568
                                                             =======    =======
FUNDED STATUS
  Funded status ........................................     $  (516)   $  (869)
  Unrecognized net actuarial loss ......................       1,568      2,335
  Unrecognized prior service cost ......................        (154)      (124)
                                                             -------    -------
  Net amount recognized-prepaid pension cost ...........     $   898    $ 1,342
                                                             =======    =======


Components of net periodic benefit cost are as follows:


                                               For the Years Ended December 31,
                                               --------------------------------
                                                1998         1999         2000
                                               -----        -----        -----
                                                        (In Thousands)
Service cost .............................     $ 552        $ 795        $ 979
Interest cost ............................       582          720          900
Return on assets .........................      (978)        (590)        (529)
Amortization of prior service cost .......       (30)         (30)         (30)
Recognition of net actuarial loss/(gain) .       345         (267)        (458)
                                               -----        -----        -----
Net periodic benefit cost ................     $ 471        $ 628        $ 862
                                               =====        =====        =====

For the years ended December 31, 1998, 1999 and 2000, pension expense amounts were based upon actuarial computations.


The assumptions used in computing the present value of the projected benefit obligation and the net periodic pension expense are as follows:


                                                     1998      1999       2000
                                                     ----      ----       ----
Discount rate in determining benefit obligation . 6.75% 7.75% 7.50% Rate of increase in future compensation
 levels for determining benefit obligations .....    4.50%     5.50%      5.25%
Expected return on plan assets ..................    8.00%     9.00%      9.00%


The Bank funded  $983,000,  $1,441,000  and $1,306,000 as required for the 1998,
1999 and 2000 plan years.

Retirement Plans - During 1989, the Bank established non-qualified defined benefit plans for certain officers and directors. The director's plan became effective on January 1, 1991. For the years ended December 31, 1998, 1999 and 2000, the net periodic pension expense for the Supplemental Executive Retirement Plan for Officers totaled $1,090,000, $1,104,000 and $1,197,000, respectively. The projected benefit obligation as of December 31, 1999 and 2000, was estimated at $7,113,000 and $9,691,000, respectively. For 1998, 1999 and 2000, respectively, the discount rates used to measure the projected benefit obligation were 6.75%, 7.75% and 7.50%. The rate of increase in future compensation levels in 1998 was 4.50%, in 1999 was 5.50% and 2000 was 5.25%.

For the years ended December 31, 1998, 1999 and 2000, the net periodic pension expense for the Retirement Plan for the Directors totaled $171,000, $106,000 and $100,000, respectively. The projected benefit obligation for the Retirement Plan for Directors as of December 31, 1999 and 2000 was estimated at $1,525,000 and $1,232,000, respectively. For 1998, 1999 and 2000, the discount rates used to measure that projected benefit obligation were 6.75%, 7.75% and 7.50%, respectively. For the years ended December 31, 1998, 1999 and 2000, the rate of increase in future compensation levels for the Retirement Plan for Directors was 4.50%, 5.50% and 0.00%, respectively. The provisions of SFAS No. 87 require recognition in the statement of financial position of the additional minimum liability and related intangible asset for a retirement plan with accumulated benefits in excess of plan assets. At December 31, 1999 and 2000 the Bank had no additional liability or intangible asset.

Incentive Program - The Bank also has a Senior Management Performance Incentive Award Program ("SMPIAP") to provide the opportunity for those executives to be rewarded in future earnings growth. A designated percentage of income at December 31 of each year is used to determine the award fund contribution. This percentage will be determined annually by the Board of Directors after taking into consideration such factors as profit performance and ability to meet capital requirements. Awards amounting to $252,000, $310,000 and $577,000, were made during the years 1998, 1999 and 2000, respectively, for distribution in subsequent years. The assets of the SMPIAP are held in a Rabbi trust for the benefit of senior management. The SMPIAP participants may elect to invest their awards in either Company stock or other third party investment options. Pursuant to the provisions of Emerging Issues Task Force Issue No. 97-14 ("EITF 97-14") which became effective during 1998, the assets of the Rabbi trust are included in the accompanying financial statements and are accounted as follows: (1) Assets, other than Company stock, (primarily trading securities) are included in other assets at fair value ($1.1 million at December 31, 2000) with the corresponding obligation to the employees of a like amount included in other liabilities. Changes in the fair value of the assets and changes in the amount of the liability are included in earnings; and (2) Company stock (138,957 shares at December 31, 2000) is carried at cost ($1.4 million at December 31, 2000) and included in treasury stock with the corresponding obligation to the employees (which can only be settled through delivery of the shares) of a like amount included in additional paid-in capital. Prior to the adoption of EITF 97-14, the assets of the Rabbi trust and the corresponding obligations were carried at cost and included in other assets and other liabilities, respectively. The changes in accounting as a result of the adoption of EITF 97-14 had no effect on net income or earnings per share.

Employee Stock Ownership Plan - On January 7, 1994, in connection with the Bank's Plan of Reorganization into a Mutual Holding Company, the Bank adopted a tax qualified Employee Stock Ownership Plan ("ESOP") for all eligible employees. The ESOP purchased 193,200 shares of the Bank's stock at the date of the Reorganization. The funds used to purchase the shares were borrowed from a third party lender. Effective June 30, 1997, the loan was purchased and was held by Fidelity Bankshares, Inc. and therefore has been eliminated in consolidation at December 31, 1999. As of December 31, 2000 the loan had been paid in full. Benefits generally become 100% vested after five years of credited service. The Bank recognized $802,000, $495,000 and $526,000, by a charge against income in 1998, 1999 and 2000, respectively, under this plan.



14.  STOCK OPTION PLAN


The Bank has adopted stock option plans which granted options with an exercise price equal to the market value of the stock at the date of grant, to Directors and officers. The Directors may exercise their options at any time up to ten years, while officer's options are exercisable at a rate of twenty percent per year, not to exceed ten years. Under these plans the Bank reserved 303,600 shares of authorized but unissued common stock for future issuance. All options outstanding were exercisable at December 31, 1998, 1999 and 2000. The weighted average remaining contractual life of the outstanding options was 4.0 years at December 31, 1999 and 3.00 years at December 31, 2000. The following table shows a summary of transactions.

                                                    Options Price
                                       ----------------------------------------
                                                        Average
                                        Number of       Exercise
                                         Options       Price Per      Aggregate
Options Outstanding                    Outstanding       Share          Price
-------------------                    -----------     ---------     ----------
Balance - December 31, 1997 .......      173,837         $9.09       $1,580,177
                                         -------         -----       ----------
  Granted .........................           --            --               --
  Exercised .......................      (21,414)         9.09         (194,653)
  Canceled ........................         (440)         9.09           (4,000)
                                         -------         -----       ----------
Balance - December 31, 1998 .......      151,983          9.09        1,381,524
                                         -------         -----       ----------
  Granted .........................           --            --               --
  Exercised .......................      (32,576)         9.09         (296,116)
  Canceled ........................           --            --               --
                                         -------         -----       ----------
Balance - December 31, 1999 .......      119,407          9.09        1,085,408
                                         -------         -----       ----------
  Granted .........................           --            --               --
  Exercised .......................      (16,621)         9.09         (151,085)
  Canceled ........................           --            --               --
                                         -------         -----       ----------
Balance - December 31, 2000 .......      102,786          9.09       $  934,323
                                         =======         =====       ==========


15.  REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the Office of Thrift Supervision ("OTS"). Failure to meet minimum capital requirements can initiate certain mandatory and possible discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk-weighting and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Tangible capital of not less than 1.5% of adjusted total assets, Total capital to risk-weighted assets of not less than 8%, Tier I capital of not less than 3.0% of adjusted total assets, and Tier I capital to risk-weighted assets of 4.0% (as defined in the regulations). At December 31, 1999 and 2000, the Bank met all capital adequacy requirements to which it was subject.

As of December 31, 2000, the most recent notification from the OTS categorized the Bank as "Well Capitalized" under the framework for prompt corrective action. To be considered well capitalized under Prompt Corrective Action Provisions, the Bank must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's categorization.


As reported in the Company's 1998 Annual Report, in November of 1988 the OTS issued TB-73, which among other matters, stated concerns over institution's investment in trust preferred securities, citing increased interest rate risks due to the fixed rate nature of such securities and that some of these securities could have their maturities extended at the option of the issuer. The OTS adopted limitations on the investment of such securities to 15% of a regulated institution's equity, but adopted a method by which an institution could appeal the limitation. The Bank appealed to the OTS to permit it to continue its investment at current levels and noted in its appeal that its investments had floating rates and the issuer did not have the option to extend the maturities. The OTS has approved the Bank maintaining its current investment in these securities but not to increase its investment. These securities are shown on the Company's Consolidated Statements of Financial Position as corporate debt securities.

The Bank's actual capital amounts and ratios are presented in the following table:

                                                                                               To be Considered
                                                                           Minimum for         Well Capitalized
                                                                         Capital Adequacy   for Prompt Corrective
                                                      Actual                 Purposes         Action Provisions
                                             -------------------------- -------------------- ---------------------
                                                Ratio         Amount     Ratio     Amount     Ratio     Amount
                                             ----------   ------------- ------- ------------ ------- -------------
                                                                        (Dollars in Thousands)
As of December 31, 1999 Stockholders'
     Equity and ratio to total assets ..         6.5%    $   110,972
Unrealized decrease in market value
     of assets available for sale
     (net of applicable income taxes) ..                       6,098
Goodwill ...............................                      (2,758)
Disallowed servicing assets ............                         (52)
Tangible capital and ratio to
     adjusted total assets .............         6.6%    $   114,260     1.5% $    25,867
Tier I (core) capital and ratio to
     adjusted total assets .............         6.6%    $   114,260     3.0% $    51,734      5.0% $    86,224
Tier I (core) capital and ratio to
     risk-weighted total assets ........        11.9%    $   114,260     4.0% $    38,397      6.0% $    57,595

Allowable Tier 2 capital:
General loan valuation allowances ......                       2,797
Total risk-based capital and ratio to
     risk-weighted total assets ........        12.2%    $   117,057     8.0% $    76,794     10.0% $    95,992
Total assets ...........................                 $ 1,717,452
Adjusted total assets ..................                 $ 1,724,478
Risk-weighted assets ...................                 $   959,923

As of December 31, 2000 Stockholders'
     Equity and ratio to total assets ..         6.3%    $   120,322
Unrealized decrease in market value
     of assets available for sale
     (net of applicable income taxes)...                       4,019
Goodwill ...............................                      (2,504)
Disallowed servicing assets ............                         (37)
Tangible capital and ratio to
     adjusted total assets .............         6.3%    $   121,800     1.5% $    28,922
Tier I (core) capital and ratio to
     adjusted total assets .............         6.3%    $   121,800     3.0% $    57,844      5.0% $    96,406
Tier I (core) capital and ratio to
     risk-weighted total assets ........        10.6%    $   121,800     4.0% $    45,773      6.0% $    68,660

Allowable Tier 2 capital:
General loan valuation allowances ......                       4,433

Total risk-based capital and ratio to
     risk-weighted total assets ........        11.0%    $   126,233     8.0% $    91,546     10.0% $   114,433
Total assets ...........................                 $ 1,923,633
Adjusted total assets ..................                 $ 1,928,129
Risk-weighted assets ...................                 $ 1,144,330

At periodic intervals, both the OTS and the FDIC routinely examine the Company's and the Bank's financial statements as part of their legally proscribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct that the financial statements be adjusted in accordance with their findings.


During the year ended December 31, 2000, an OTS examination resulted in no significant adjustments to the consolidated financial statements.



16. COMMITMENTS AND CONTINGENCIES


In the normal course of business, the Bank makes commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The interest rates on both fixed and variable rate mortgage loans are generally based on the market rates in effect on the date the loan application is taken. Commitments generally have fixed expiration dates of no longer than 60 days and other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but may include single-family homes, marketable securities and income-producing residential and commercial properties. Credit losses may occur when one of the parties fails to perform in accordance with the terms of the contract. The Bank's exposure to credit risk is represented by the contractual amount of the commitments to extend credit. Allowances for probable estimated future losses on commitments to extend credit are based on management's ongoing quarterly assessments of outstanding commitments. If an allowance is deemed necessary, management would record such in other liabilities. At December 31, 1999 and 2000, the Bank provided no such allowances for losses on commitments to extend credit. At December 31, 2000, the Bank had commitments to extend credit for or purchase loans of $ 96.6 million ($ 11.6 million in fixed rate commitments with interest rates ranging from 6.5% to 14.5%, and the balance of commitments in either variable rate or for which rates had not yet been set). At December 31, 2000, the Bank also has a pre-approval program which commits dollar amounts to potential loan customers based on their credit history. This program, however, does not commit to locked in rates. No fees are received in connection with such commitments.

The Bank leases various property for original periods ranging from one to fifty-one years. Rent expense for the years ended December 31, 1998, 1999 and 2000, was approximately $ 658,000, $ 830,000 and $ 1,078,000, respectively. At
December 31, 2000, future minimum lease payments under these operating leases are as follows:



         Years Ending December 31,                         Amount
----------------------------------------------------------------------
                                                      (In Thousands)

                    2001                               $       886
                    2002                                       833
                    2003                                       831
                    2004                                       672
                    2005                                       527
                 Thereafter                                  1,568
                                                       -----------

                    Total                              $     5,317
                                                       ===========


The Bank has entered into a three year employment agreement with its Chief Executive Officer. This agreement, among other matters, would provide for severance payments of up to three years salary in the event of termination for reasons other than cause. In addition, the Bank has entered into severance agreements with four of its executive officers. The severance agreements would provide for payments of up to three years salary for these executives, but only in the event of change of control of the Bank.

17. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

                                                                 For the Years Ended December 31,
                                                             --------------------------------------------
                                                               1998              1999             2000
                                                             ============================================
                                                                           (In Thousands)
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes................................. $  5,916          $  3,508          $  6,546
Cash paid for interest on deposits and other borrowings.... $ 63,196          $ 72,686          $ 84,278
Supplemental Schedule of Noncash Investing
and FinancingActivities:
Real estate acquired in settlement of loans................ $  1,542          $  1,678          $    308


18. EARNINGS PER SHARE

The weighted-average number of shares used to calculate basic and diluted earnings per share, including the adjustments for the Bank's ESOP and stock options for the years ended December 31, 1998, 1999 and 2000, are as follows:

                                  For the Year Ended December    For the Year Ended December     For the Year Ended December
                                           31, 1998                        31, 1999                        31, 2000
                                 ------------------------------ ------------------------------- ----------------------------------
                                 Income       Shares  Per-Share   Income      Shares   Per-Share   Income      Shares    Per-Share
                                   (1)         (2)     Amount       (1)        (2)      Amount      (1)          (2)      Amount
                                 -------------------------------------------------------------------------------------------------
                                                             (In Thousands, except per share data)
 Net income.................   $ 7,412,000                      $ 9,114,000                      $ 8,521,000
 Basic EPS:
 Mortgage loans.............
 Income available to
      common stockholders...   $ 7,412,000   6,644,096   $1.12  $ 9,114,000  6,435,357   $1.42   $ 8,521,000  6,481,950    $1.31
 Effect of diluted shares:
      Common stock options..                    91,881                          56,451                           46,848
 Diluted EPS:
 Income available to
      common stockholders...   $ 7,412,000    6,735,977  $1.10  $ 9,114,000  6,491,808   $1.40   $ 8,521,000  6,528,798    $1.31

 (1) Numerator
 (2) Denominator

Weighted average shares outstanding for the year ended December 31, 2000 were reduced for treasury shares held by the Bank's SMPIAP and increased for the corresponding liability for settlement to the Bank's employees. (See Note 13).


19. OTHER COMPREHENSIVE INCOME


An analysis of the changes in Accumulated Other Comprehensive Income for the years ended December 31, 1998, 1999 and 2000 is as follows:

                                                    December 31,
                                     1998               1999            2000
                                ---------------- ----------------- -------------
                                                    Unrealized
                                                  Gains (Losses)
                                                   on Securities
                                ================================================
                                                  (In Thousands)


  Beginning Balance.............$   1,405         $    (318)         $  (6,098)
  Current-period change.........   (1,723)           (5,780)             2,079
                                ---------         ---------          ---------
  Ending balance................$    (318)        $  (6,098)         $  (4,019)
                                =========         =========          =========




An analysis of the related tax effects allocated to Other Comprehensive Income is as follows:

                                    December 31, 1998                  December 31, 1999                 December 31, 2000
                              -------------------------------  --------------------------------  ---------------------------------
                                           Tax                                Tax                               Tax
                             Before-tax (Expense) Net-of-Tax   Before-tax  (Expense)  Net-of-Tax  Before-tax  (Expense) Net-of-Tax
                               Amount    Benefit    Amount       Amount     Benefit     Amount      Amount     Benefit    Amount
                             ========== ========= ===========  ========== ========== ==========  ========== ========== ===========
                                                                   (In Thousands)
Unrealized gain (loss) on assets
 available for sale:
 Unrealized holding gains
     (losses) arising
     during period............$(1,539)   $   629   $  (910)    $(9,176)   $ 3,487    $(5,689)    $ 3,452    $(1,248)   $ 2,204
 Reclassification
     adjustment for gains
     realized in net income...  1,355       (542)      813         147        (56)        91         205        (80)       125
                                -----       ----       ---         ---        ---         --         ---        ---        ---
Other comprehensive income....$(2,894)   $ 1,171   $(1,723)    $(9,323)   $ 3,543    $(5,780)    $ 3,247    $(1,168)   $ 2,079
                               =======   =======   =======     =======    =======    =======     =======    ========   =======


20. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS


Fair Value of Financial Instruments - The fair value of the Company's financial instruments at December 31, 1999 and 2000 is as follows:

                                                                  December 31, 1999                December 31, 2000
                                                             ----------------------------     ----------------------------
                                                              Carrying           Fair          Carrying           Fair
                                                               Amount           Value           Amount           Value
                                                             ============================     ============================
                                                                                    (In Thousands)
Assets:
  Cash and amounts due from depository institutions.        $  41,736         $ 41,736         $  43,986       $ 43,986
  Interest-bearing deposits.........................           19,065           19,065            56,323         56,323
  Assets available for sale.........................          404,230          404,230           356,345        356,345
  Loans receivable (net)............................        1,164,421        1,128,620         1,361,232      1,377,294
Liabilities:
  Deposits..........................................        1,321,510        1,315,118         1,497,818      1,500,115
  Other borrowed funds..............................           14,656           14,647             6,890          6,890
  Advances from the Federal Home Loan Bank..........          247,073          243,315           274,365        287,058
  Guaranteed Preferred Beneficial Interests
     in Company's Debentures........................           28,750           26,995            28,750         26,632



The following methods and assumptions were used to estimate fair value of each major class of financial instrument at December 31, 1999 and 2000.


Cash and Amounts due from Depository Institutions and Interest-Bearing  Deposits
- The carrying amount of these assets is a reasonable estimate of their fair value.

Assets Available for Sale - The fair value of these securities are based on quoted market prices.

Loans Receivable - The fair value of fixed and variable rate loans is estimated by discounting the future cash flows of the loans using the current rates at which similar loans would be made to borrowers with similar credit rating for the same remaining maturities.

Deposits - The fair value of demand deposits, savings accounts and money market accounts are equal to the amount payable on demand at the reporting date. The fair values of fixed maturity certificate accounts are estimated by discounting the future cash flows of the certificates using the current rates for advances from the Federal Home Loan Bank with similar maturities.

Other Borrowed Funds - Fair value is estimated using rates currently offered for advances from the Federal Home Loan Bank with similar maturities.

Advances from the Federal Home Loan Bank - The fair value of these advances is estimated by discounting the future cash flows of these advances using the current rates at which similar term advances could be obtained.

Guaranteed Preferred Beneficial Interests in Company's Debentures - The fair value is estimated by discounting the future cash flows of these debentures using the yield for 30 year Treasury Bond plus 250 basis points.

Commitments to Extend Credit and Standby Letters of Credit - The fair value of these commitments is insignificant.

Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Bank could realize in a current transaction.

21. CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

The following condensed statements of financial position as of December 31, 1999, and 2000 and the condensed statement of operations and statement of cash flows for the periods then ended should be read in conjunction with the consolidated financial statements and related notes. Since the organization of the parent company was accounted for in a manner similar to a pooling of interests, these statements have been presented as if the parent company was in existence for all periods covered by the consolidated financial statements.

                                                          December 31,
                                                    -------------------------
                                                        1999           2000
                                                    ==========    ===========
                                                          (In Thousands)
STATEMENT OF FINANCIAL CONDITION
   Assets:
      Cash and cash equivalents...................... $    141     $     806
      ESOP loan receivable...........................      276             -
      Investment in and advances to Bank.............  110,972       120,322
      Other assets...................................    1,884         2,671
                                                      --------     ---------
   Total assets                                       $113,273     $ 123,799
                                                       =======     =========
   Liabilities....................................... $ 29,969     $  32,148
   Stockholders' equity..............................   83,304        91,651
                                                       -------     ---------
   Total liabilities and stockholders' equity........ $113,273     $ 123,799
                                                       =======     =========

                                                                                 Years Ended December 31,
                                                             -----------------------------------------------------------------
                                                                        1998                  1999                  2000
                                                             =================================================================
                                                                                      (In Thousands)
STATEMENT OF OPERATIONS
   Income:
      Income...........................................           $       173           $        85           $        43
      Expenses.........................................                 2,753                 2,896                 2,893
                                                                  -----------           -----------           -----------
      Loss before income taxes and equity in
        earnings of Bank                                               (2,580)               (2,811)               (2,850)
      Income tax benefit...............................                   983                 1,068                 1,100
                                                                  -----------           -----------           -----------
      Loss before equity in earnings of Bank...........                (1,597)               (1,743)               (1,750)
      Equity in earnings of Bank.......................                 9,009                10,857                10,271
                                                                  -----------           -----------           -----------
      Net income.......................................           $     7,412           $     9,114           $     8,521
                                                                  ===========           ===========           ===========
STATEMENT OF CASH FLOWS
   Cash flow from (for) operating activities:
   Net income..........................................           $     7,412           $     9,114           $     8,521
   Adjustments to reconcile net income to
      net cash used for operating activities
         Equity in earnings of Bank....................                (9,009)              (10,857)              (10,271)
   Other...............................................                 1,024                   301                 1,294
                                                                  -----------           -----------           -----------
   Net cash used for operating activities..............                  (573)               (1,442)                 (456)
                                                                  -----------           -----------           -----------
   Cash flow from (for) investing activities:
   Dividends received from Bank........................                11,600                   350                 3,000
   Principal payments on ESOP loan.....................                   319                   233                   276
   Investment in subsidiary............................               (25,000)                    -                     -
   Other...............................................                 1,077                   283                   620
                                                                  -----------           -----------           -----------
   Net cash provided by (used for) investing activities               (12,004)                  866                 3,896
                                                                  -----------           -----------           -----------
   Cash flow from (for) financing activities:
   Proceeds from the sale of stock.....................                    79                   274                   152
   Purchase of treasury stock..........................                (5,752)               (1,906)                    -
   Sale of Guaranteed Preferred Beneficial
      Interests in Company's Debentures (net)..........                27,277                     -                     -
   Cash dividends paid.................................                (3,316)               (3,773)               (2,927)
                                                                  -----------           -----------           -----------
   Net cash provided by (used for) financing activities                18,288                (5,405)               (2,775)
                                                                  -----------           -----------           -----------
   Net increase (decrease) in cash and cash equivalents                 5,711                (5,981)                  665
   Cash and cash equivalents, Beginning of year........                   411                 6,122                   141
                                                                  -----------           -----------           -----------
   Cash and cash equivalents, End of year..............           $     6,122           $       141           $       806
                                                                  ===========           ===========           ===========

22. QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                First          Second             Third           Fourth
                                                               Quarter         Quarter           Quarter          Quarter
                                                            ============ ================  ================= ================
                                                                                     (In Thousands)
Year ended December 31, 1999:
     Interest income...............................         $  26,054         $ 26,970          $  28,622        $ 29,279
     Interest expense..............................            17,426           17,597             18,515          18,717
                                                            ---------         --------          ---------        --------
         Net interest income.......................             8,628            9,373             10,107          10,562
                                                            ---------         --------          ---------        --------

     Provision for loan losses.....................                34                73               161             195
     Non-interest income...........................             1,811            1,900              1,912           7,304
     Non-interest expenses.........................             8,418            8,706              9,199          10,031
     Income taxes..................................               770              957              1,019           2,920
                                                            ---------         --------          ---------        --------

         Net Income................................         $   1,217         $  1,537          $   1,640        $  4,720
                                                            =========         ========          =========        ========
     Earnings per share............................
         Basic.....................................         $    0.19         $   0.24          $    0.25        $   0.73
                                                            =========         ========          =========        ========
         Diluted...................................         $    0.19         $   0.24          $    0.25        $   0.73
                                                            =========         ========          =========        ========


                                                                First          Second             Third           Fourth
                                                               Quarter         Quarter           Quarter          Quarter
                                                            ============ ================  ================= ================
                                                                                     (In Thousands)
Year ended December 31, 2000:
     Interest income...............................         $  30,476         $ 32,601          $  34,446        $ 35,057
     Interest expense..............................            19,089           20,768             22,639          23,175
                                                            ---------         --------          ---------        --------
         Net interest income.......................            11,387           11,833             11,807          11,882
                                                            ---------         --------          ---------        --------

     Provision for loan losses.....................               201               364               363             400
     Non-interest income...........................             4,312            2,346              2,983           3,274
     Non-interest expenses.........................            10,681           10,943             11,464          11,825
     Income taxes..................................             1,842            1,139              1,116             965
                                                            ---------         --------          ---------        --------

         Net Income................................         $   2,975         $  1,733          $   1,847        $  1,966
                                                            =========         ========          =========        ========
     Earnings per share............................
         Basic.....................................         $    0.46         $   0.27          $    0.28        $   0.30
                                                            =========         ========          =========        ========
         Diluted...................................         $    0.46         $   0.27          $    0.28        $   0.30
                                                            =========         ========          =========        ========



23. SUBSEQUENT EVENTS


In February, 2001, Fidelity Federal Bank & Trust entered into contracts with service providers to substantially upgrade the Bank's data processing services. As a result, the Bank plans to expand and enhance its depository and lending product offerings for individuals and businesses, including the establishment of a full service internet delivery channel. In this regard, the Bank expects to incur $ 2.4 million in costs during the year 2001. Of this amount, the Bank will incur a one-time charge in the first quarter of 2001 of approximately $ 1.1 million. The remaining $ 1.3 million, consisting principally of hardware and software, will be incurred throughout 2001 and will be capitalized and expensed over the estimated useful lives of the related assets, in conformity with generally accepted accounting principles.

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                                  1998             1999              2000
                                                                              ==========      ===========       ===========
                                                                                       (In Thousands, except share data)
Interest income:
     Loans.............................................................       $  71,996       $   81,290        $  100,650
     Investment securities.............................................           1,048            2,215             3,953
     Other investments.................................................           3,482            3,109             3,331
     Mortgage-backed and corporate debt securities.....................          21,794           24,311            24,646
                                                                              ---------       ----------        ----------
         Total interest income.........................................          98,320          110,925           132,580
                                                                              ---------       ----------        ----------
Interest expense:
     Deposits..........................................................          45,128           51,578            63,890
     Advances from Federal Home Loan Bank and
         other borrowings..............................................          19,864           20,677            21,781
                                                                              ---------       ----------        ----------
         Total interest expense........................................          64,992           72,255            85,671
                                                                              ---------       ----------        ----------

Net interest income....................................................          33,328           38,670            46,909

Provision for loan losses..............................................              77              463             1,328
                                                                              ---------       ----------        ----------

Net interest income after provision for loan losses....................          33,251           38,207            45,581
                                                                              ---------       ----------        ----------
Other income:
     Service charges on deposit accounts...............................           2,519            3,222             4,012
     Fees for other banking services...................................           2,220            2,722             4,043
     Net gain on sale of loans, mortgage-backed securities and                    2,502              420             1,441
investments
     Gain on sale of property..........................................               -            5,100                 -
     Miscellaneous.....................................................           1,449            1,463             3,419
                                                                              ---------       ----------        ----------
         Total other income............................................           8,690           12,927            12,915
                                                                              ---------       ----------        ----------
Operating expense:
     Employee compensation and benefits................................          16,422           21,214            26,645
     Occupancy and equipment...........................................           6,231            7,256             8,913
     Gain on real estate owned.........................................             (72)            (234)             (142)
     Marketing.........................................................             767              916             1,281
     Federal deposit insurance premium.................................             556              672               277
     Miscellaneous.....................................................           5,783            6,530             7,938
                                                                              ---------       ----------        ----------
         Total operating expense.......................................          29,687           36,354            44,912
                                                                              ---------       ----------        ----------

Income before provision for income taxes...............................          12,254           14,780            13,584
                                                                              ---------       ----------        ----------
Provision (benefit) for income taxes:
     Current...........................................................           5,579            5,604             6,761
     Deferred..........................................................            (737)              62            (1,698)
                                                                              ---------       ----------        -----------
         Total provision for income taxes..............................           4,842            5,666             5,063
                                                                              ---------       ----------        ----------

              Net income...............................................       $   7,412       $    9,114        $    8,521
                                                                              =========       ==========        ==========

Earnings per share:

     Basic.............................................................       $    1.12       $     1.42        $     1.31
                                                                              =========       ==========        ==========
     Diluted...........................................................       $    1.10       $     1.40        $     1.31
                                                                              =========       ==========        ==========


See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

No person has been authorized to give any information or to make any representation other than as contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Fidelity Bankshares, Inc., or Fidelity Federal Bank and Trust. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Fidelity Bankshares, Inc. or Fidelity Federal Bank and Trust since any of the dates as of which information is furnished herein or since the date hereof.


                             Up to _________ Shares
                              (Anticipated Maximum)


                            Fidelity Bankshares, Inc.

                              (Holding Company for
                        Fidelity Federal Bank and Trust)


                                  COMMON STOCK
                            Par Value $0.10 per share

                               ------------------
                                   PROSPECTUS
                               ------------------


                                 Ryan Beck & Co.


                               ____________, 2001

                                ----------------

       These securities are not deposits or accounts and are not federally insured or guaranteed.
                                ----------------

Until _______, 2001 or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.
--------------------------------------------------------------------------------


PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution
                                                                                                        Amount
                                                                                                        ------
         *        Legal Fees and Expenses............................................             $      250,000
         *        Printing, Postage and Mailing......................................                    400,000
         *        Appraisal and Business Plan Fees and Expenses......................                     87,500
         *        Accounting Fees and Expenses.......................................                    200,000
         *        Conversion Data Processing.........................................                     15,000
         **       Marketing Fees and Expenses........................................                    925,000
         *        Filing Fees (NASD, OTS and SEC)....................................                     75,000
         *        Other Expenses.....................................................                     30,000
                                                                                                  --------------
         *        Total .............................................................             $    1,982,500
                                                                                                  ==============

-------------
*    Estimated
** Fidelity Federal Bank & Trust and Fidelity Bankshares, Inc. have retained Ryan Beck & Co.("Ryan Beck") to assist in the sale of common stock on a best efforts basis in the Subscription and Community Offerings. For purposes of computing estimated expenses, it has been assumed that Ryan Beck will receive fees of approximately $800,000, exclusive of attorneys' fees of $60,000. Ryan Beck estimates that its other expenses shall not exceed $65,000.

Item 14. Indemnification of Directors and Officers

Indemnification of Directors and Officers of Fidelity Bankshares, Inc., and Fidelity Bankshares II, Inc.

         Article TENTH of the Certificate of Incorporation of Fidelity Bankshares, Inc. and Fidelity Bankshares II, Inc. (collectively the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         TENTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation

Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 15. Recent Sales of Unregistered Securities.

                  Not Applicable.

Item 16. Exhibits and Financial Statement Schedules:

         The exhibits and financial statement schedules filed as part of this registration statement are as follows:

         (a) List of Exhibits


                                 EXHIBIT INDEX

1.1 Engagement Letter between Fidelity Bankshares, Inc. and Ryan, Beck & Co., Inc.*

1.2 Form of Agency Agreement among Fidelity Bankshares, Inc., Fidelity Federal Bank & Trust and Ryan, Beck & Co., Inc.*

2      Plan of Conversion and Reorganization*

3.1    Certificate of Incorporation of Fidelity Bankshares, Inc.***

3.2    Bylaws of Fidelity Bankshares, Inc.***

3.3    Certificate of Incorporation of Fidelity Bankshares II, Inc.

3.4    Bylaws of Fidelity Bankshares II, Inc.*

4      Form of Common Stock Certificate of Fidelity Bankshares, Inc.*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1    Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

8.2    Letter from RP Financial, LC with respect to Subscription Rights*

8.3    State Tax Opinion of Deloitte & Touche, LLP

10.1   Employment Agreement with Vince A. Elhilow***

10.2   Severance Agreement with Richard D. Alfred***

10.3   Severance Agreement with Robert Fugate ***

10.4   Severance Agreement with Joseph Bova***

10.5   1994 Stock Option Plan for Outside Directors***

10.6   1994 Incentive Stock Option Plan***

10.7   Recognition and Retention Plan for Employees***

10.8   Recognition Plan for Outside Directors***

10.9   Senior Management Performance Incentive Award Program

21     Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)*

23.2   Consent of Deloitte & Touche, LLP*

23.3   Consent of RP Financial, LC*

24     Power of Attorney (set forth on Signature Page)

27     EDGAR Financial Data Schedule****

99.1   Appraisal Agreement between Fidelity  Bankshares,  Inc. and RP Financial,
       LC*

99.2   Appraisal Report of RP Financial, LC**

99.3   Marketing Materials

99.4   Order and Acknowledgment Form

99.5   Proxy Statement

99.6   Prospectus Supplement for 401(k) Plan

99.7 Prospectus Supplement for Senior Management Performance Incentive Award Program

99.8   Appraisal Report update**
---------

*      Previously filed

** Complete report previously filed pursuant to Rule 202 of Regulation S-T. Numeric information continues to be filed pursuant to Rule 202 of Regulation S-T. This amendment includes the narrative information.

*** Filed as exhibits to the Company's Registration Statement on Form S-4 under the Securities Act of 1933, filed with the Securities and Exchange Commission on December 12, 1996 (Registration No. 333-17737). All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

**** Filed as an exhibit to Fidelity Bankshares, Inc.'s Form 10-Q filed under the Securities and Exchange Act of 1934, as filed with the Securities and Exchange Commission on November 11, 2000. Such previously incorporated document is incorporated herein by reference with Rule 12(b)-32 of the Securities and Exchange Act of 1934 and Item 601 of Regulation S-K.


         (b) Financial Statement Schedules

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Palm Beach, State of Florida on February 27, 2001.


                                      FIDELITY BANKSHARES, INC.


                                      By:  /s/ Vince A. Elhilow
                                           -------------------------------------
                                           Vince A. Elhilow
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Fidelity Bankshares, Inc. (the "Company") hereby severally constitute and appoint Vince A. Elhilow as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Vince A. Elhilow may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Vince A. Elhilow shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.


Signatures                        Title                                   Date
----------                        -----                                   ----

/s/ Vince A. Elhilow              President, Chief Executive Officer      February 27, 2001
---------------------------------
Vince A. Elhilow                  and Director (Principal Executive
                                  Officer)

/s/ Richard D. Aldred             Executive Vice President and            February 27, 2001
---------------------------------
Richard D. Aldred                 Chief Financial Officer (Principal
                                  Financial and Accounting Officer)

/s/ Joseph B. Shearhouse, Jr.     Chairman of the Board                   February 27, 2001
---------------------------------
Joseph B. Shearhouse, Jr.

/s/ Keith D. Beaty                Director                                February 27, 2001
---------------------------------
Keith D. Beaty

/s/ Paul C. Bremer                Director                                February 27, 2001
---------------------------------
Paul C. Bremer
/s/ F. Ted Brown, Jr.             Director                                February 27, 2001
---------------------------------
F. Ted Brown, Jr.

/s/ Donald E. Warren, M.D.        Director                                February 27, 2001
---------------------------------
Donald E. Warren, M.D.

/s/ Karl H. Watson                Director                                February 27, 2001
---------------------------------
Karl H. Watson

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Palm Beach, State of Florida on February 27, 2001.


                                      FIDELITY BANKSHARES II, INC.


                                      By:  /s/ Vince A. Elhilow
                                           -------------------------------------
                                           Vince A. Elhilow
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Fidelity Bankshares II, Inc. (the "Company") hereby severally constitute and appoint Vince A. Elhilow as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Vince A. Elhilow may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Vince A. Elhilow shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.


Signatures                         Title                                   Date
----------                         -----                                   ----

/s/ Vince A. Elhilow               President, Chief Executive Officer      February 27, 2001
-----------------------------------
Vince A. Elhilow                   and Director (Principal Executive
                                   Officer)

/s/ Richard D. Aldred              Executive Vice President and            February 27, 2001
-----------------------------------
Richard D. Aldred                  Chief Financial Officer (Principal
                                   Financial and Accounting Officer)

/s/ Joseph B. Shearhouse, Jr.      Chairman of the Board                   February 27, 2001
-----------------------------------
Joseph B. Shearhouse, Jr.

/s/ Keith D. Beaty                 Director                                February 27, 2001
-----------------------------------
Keith D. Beaty

/s/ Paul C. Bremer                 Director                                February 27, 2001
-----------------------------------
Paul C. Bremer

/s/ F. Ted Brown, Jr.              Director                                February 27, 2001
-----------------------------------
F. Ted Brown, Jr.

/s/ Donald E. Warren, M.D.         Director                                February 27, 2001
-----------------------------------
Donald E. Warren, M.D.

/s/ Karl H. Watson                 Director                                February 27, 2001
-----------------------------------
Karl H. Watson

     As filed with the Securities and Exchange Commission on March 1, 2001
                                                      Registration No. 333-53216
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549








                                   ----------




                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1




                                   ----------







                            FIDELITY BANKSHARES, INC.

                          FIDELITY BANKSHARES II, INC.







================================================================================

                                  EXHIBIT INDEX


1.1 Engagement Letter between Fidelity Bankshares, Inc. and Ryan, Beck & Co., Inc.*

1.2 Form of Agency Agreement among Fidelity Bankshares, Inc., Fidelity Federal Bank & Trust and Ryan, Beck & Co., Inc.*

2      Plan of Conversion and Reorganization*

3.1    Certificate of Incorporation of Fidelity Bankshares, Inc.***

3.2    Bylaws of Fidelity Bankshares, Inc.***

3.3    Certificate of Incorporation of Fidelity Bankshares II, Inc.*

3.4    Bylaws of Fidelity Bankshares II, Inc.*

4      Form of Common Stock Certificate of Fidelity Bankshares, Inc.*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1    Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

8.2    Letter from RP Financial, LC with respect to Subscription Rights*

8.3    State Tax Opinion of Deloitte & Touche, LLP

10.1   Employment Agreement with Vince A. Elhilow***

10.2   Severance Agreement with Richard D. Alfred***

10.3   Severance Agreement with Robert Fugate ***

10.4   Severance Agreement with Joseph Bova***

10.5   1994 Stock Option Plan for Outside Directors***

10.6   1994 Incentive Stock Option Plan***

10.7   Recognition and Retention Plan for Employees***

10.8   Recognition Plan for Outside Directors***

10.9   Senior Management Performance Incentive Award Program

21     Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)*

23.2   Consent of Deloitte & Touche, LLP

23.3   Consent of RP Financial, LC

99.2   Appraisal Report of RP Financial, LC**

99.3   Marketing Materials*

99.4   Order and Acknowledgment Form

99.5   Proxy Statement

99.6   Prospectus Supplement for 401(k) Plan

99.7 Prospectus Supplement for Senior Management Performance Incentive Award Program

99.8   Appraisal Report update**

-----------

*      Previously filed

** Complete report previously filed pursuant to Rule 202 of Regulation S-T. Numeric information continues to be filed pursuant to Rule 202 of Regulation S-T. This amendment includes the narrative information.

*** Filed as exhibits to the Company's Registration Statement on Form S-4 under the Securities Act of 1933, filed with the Securities and Exchange Commission on December 12, 1996 (Registration No. 333-17737). All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

**** Filed as an exhibit to Fidelity Bankshares, Inc.'s Form 10-Q filed under the Securities and Exchange Act of 1934, as filed with the Securities and Exchange Commission on November 11, 2000. Such previously incorporated document is incorporated herein by reference with Rule 12(b)-32 of the Securities and Exchange Act of 1934 and Item 601 of Regulation S-K.